Exhibit 4.66

Private & Confidential                                                                                                                                     Conformed Copy

DATED 29 JUNE 2006
as amended and restated by a
Deed of Amendment and Restatement No.1
Dated 1 September, 2006

REVOLVING CREDIT FACILITY AGREEMENT
of up to US$850,000,000

to

BLUEWATER HOLDING B.V.
BLUEWATER ENERGY SERVICES B.V.
BLUEWATER (AOKA MIZU) N.V.

provided by
the banks and financial
institutions named herein

arranged by

ING BANK N.V.

Facility Agent: ING BANK N.V.

Contents

Clause		Page

1	Purpose, definitions and interpretation	1

2	The Commitments and the Credit	3

3	Interest and Interest Periods	10

4	Repayment, reduction rollover and acceleration	13

5	Fees, commitment commission and losses	15

6	Payments and taxes; accounts and calculations	17

7	Representations and warranties	20

8	Covenants	25

9	Conditions	31

10	Events of Default	33

11	Indemnities	36

12	Further indemnity	37

13	Unlawfulness, increased costs, mitigation	38

14	Pro-rata payments	40

15	Technical Consultant and FPSO Valuer	41

16	Transfer and lending office	43

17	Notices	48

18	Law and Jurisdiction	48

19	Miscellaneous	48

20	Further assurance	51

21	Borrowers’ obligations and liabilities	51

22	Facility Agent	55

23	Security Trustee	63

24	Notes	63

THIS AGREEMENT is dated 29 JUNE 2006 and made BETWEEN:

(1)           BLUEWATER HOLDING B.V., BLUEWATER ENERGY SERVICES B.V. and BLUEWATER (AOKA MIZU) N.V., as borrowers;

(2)           ING BANK N.V., as arranger;

(3)           THE BANKS AND FINANCIAL INSTITUTIONS whose names and addresses are set out in schedule 1, as banks;

(4)           ING BANK N.V., as facility agent;

(5)           ING BANK N.V., as security trustee; and

(6)           BLUEWATER ENERGY SERVICES B.V., as Bluewater agent.

IT IS AGREED as follows:

1             Purpose, definitions and interpretation

1             This Agreement sets out the terms and conditions upon and subject to which the Banks agree, according to their several obligations, to make available to the Borrowers a revolving credit facility of up to $850,000,000, to be used for the purposes of refinancing the Existing RCF Agreement, financing the Ettrick Project and the Unit Projects and for the general corporate purposes of the Bluewater Group Members.

1.1          Words and expressions used in this Agreement shall, unless the context otherwise requires, bear the meanings ascribed to them in schedule 9.

1.2          Heading and Table of Contents

Clause headings and the table of contents are inserted for convenience of reference only and shall be ignored in the interpretation of this Agreement.

1.3          Interpretations

In this Agreement, unless the context otherwise requires:

1.3.1       references to clauses and schedules shall be construed as references to clauses of and schedules to this Agreement and references to this Agreement include its schedules;

1.3.2       references to (or to any specified provision of) this Agreement or any other document shall be construed as references to this Agreement, that provision or that document as in force for the time being and as amended in accordance with the terms thereof with the consent of all relevant parties pursuant to any relevant provision of this Agreement and clause 13.2 of the Deed of Proceeds and Priorities;

1.3.3       references to a “regulation” include any regulation, rule, directive, requirement, request or guideline (whether or not having the force of law) of any Government Entity;

1.3.4       words importing the plural include the singular and vice versa;

1.3.5       references to a time of day are to the time in Amsterdam, The Netherlands on the relevant day;

1.3.6       references to a statutory provision shall be construed as references to that provision as from time to time replaced, amended and re-enacted;

1.3.7       references to a Default being “continuing” shall be construed as a reference to a Default which has not been cured or remedied or waived in writing; and

1.3.8       references to any person shall be construed so as to include its successors in title, permitted assigns and permitted transferees.

1.4          Decisions

1.4.1       Notwithstanding anything to the contrary in this Agreement or any other Facility Document, where this Agreement or any other Facility Document provides for (i) any matter to be determined by reference to the opinion of the Majority Banks, the Qualified Majority Banks or, as the case may be, all of the Banks, (ii) any matter to be subject to the consent or request of the Majority Banks, the Qualified Majority Banks or, as the case may be, all of the Banks, or (iii) any action to be taken on the instructions of the Majority Banks, the Qualified Majority Banks or, as the case may be, all of the Banks, that opinion, consent, request or instructions shall (as between the Banks) only be regarded as having been validly given or issued by the Majority Banks, the Qualified Majority Banks or, as the case may be, all of the Banks if all of the Banks shall have received prior notice of the matter or action in respect of which that opinion, consent, request or instructions is or are required and the Majority Banks, the Qualified Majority Banks or, as the case may be, all of the Banks shall have given or issued (or, if expressly contemplated by the relevant provision of this Agreement or any other Facility Document, be deemed to have been given or issued) that opinion, consent, request or instructions, but so that each party hereto other than the Facility Agent shall be entitled (and bound) to assume that that notice shall have been duly received by all of the Banks and that the relevant number shall have been obtained to constitute Majority Banks, the Qualified Majority Banks or, as the case may be, all of the Banks whether or not this is in fact the case unless the Facility Agent shall have notified that party that that relevant number has not been obtained.

1.4.2       Where this Agreement or any other Facility Document provides for any action to be taken by the Security Trustee on the instructions of the Facility Agent, each party hereto other than the Facility Agent or, as the case may be, the Security Trustee shall be entitled (and bound) to assume that those instructions have been validly given or issued whether or not this is in fact the case unless the Facility Agent or, as the case may be, the Security Trustee shall have notified that party that those instructions have not been given or issued.

1.5          Bluewater Agent

1.5.1       Each Borrower by its execution of this Agreement or a Credit Agreement Supplemental Agreement irrevocably appoints the Bluewater Agent to act on its behalf as its agent in relation to the Facility Documents and irrevocably authorises:

(a)     the Bluewater Agent on its behalf to supply all information concerning itself contemplated by any Facility Document to the Facility Beneficiaries and to give all notices and instructions (including Drawdown Notices), to execute on its behalf any DPP Supplemental Deed or other additional Security Document, to make such agreements and to effect the relevant amendments capable of being given, made or effected by any Borrower notwithstanding that they may affect the Borrower, without further reference to or the consent of that Borrower; and

(b)    each Facility Beneficiary to give any notice, demand or other communication to that Borrower pursuant to the Facility Documents to the Bluewater Agent,

and in each case the Borrower shall be bound as though the Borrower itself had given the notices and instruction (including, without limitation, any Drawdown Notice) or executed or made the agreements or effected the amendments, or received the relevant notice, demand or other communication.

1.5.2       Every act, omission, agreement, undertaking, settlement, waiver, amendment, notice or other communication given or made by the Bluewater Agent or given to the Bluewater Agent under any Facility Document on behalf of any Borrower or in connection with any Facility Document (whether or not known to any other Borrower and whether occurring before or after such other Borrower became a Borrower under any Facility Document) shall be binding for all purposes on that Borrower as if that Borrower had expressly made, given or concurred with it.  In the event of any conflict between any notices or other communications of the Bluewater Agent and any Borrower, those of the Bluewater Agent shall prevail.

2             The Commitments and the Credit

2.1          Agreement to lend

2.1.1       The Banks, relying upon each of the representations and warranties in clause 7, agree to make available to the Borrowers, by way of a revolving credit facility, upon and subject to the terms of this Agreement, the principal amount of up to eight hundred and fifty million Dollars ($850,000,000).

2.1.2       The obligations of each Bank under this Agreement shall be to contribute that proportion of each Advance which its Commitment bears to the total of all of the Commitments of all of the Banks and no Bank shall be obliged to contribute anything in excess of that proportion or, as the case may be, its Commitment.

2.1.3       Each Bank’s Commitment shall be reduced on each Repayment Date by that proportion of the Reduction Amount for that Repayment Date which its Commitment bears to the total of all of the Commitments of all of the Banks.

2.2          Obligations and liabilities several

The obligations and liabilities of each Bank under and pursuant to this Agreement and the other Facility Documents are several; any failure by any Bank to perform any such obligation or discharge any such liability shall not relieve any of the other Banks, the Facility Agent, the Security Trustee, the Arranger, the Bluewater Agent or any Borrower of any of their respective obligations and liabilities under and pursuant to this

Agreement and the other Facility Documents nor shall any of the Facility Agent, the Security Trustee or the Arranger be responsible for the obligations and liabilities of any Bank (except for its own obligations and liabilities, if any, as a Bank), nor shall any Bank be responsible for the obligations and liabilities of any other Bank, under and pursuant to this Agreement and the other Facility Documents or any of them.

2.3          Interests several

Notwithstanding any other provision of this Agreement and the other Facility Documents or any of them (but without prejudice to the provisions of this Agreement and the other Facility Documents or any of them relating to or requiring any opinion, request, consent or instructions of or by the Majority Banks or Qualified Majority Banks), the interests of the Facility Agent, the Security Trustee, the Arranger and each of the Banks are several and the amounts due to each of the Facility Agent, the Security Trustee, the Arranger, and each of the Banks is a separate and independent debt.  Each of the Security Trustee and (subject to clause 22.9) the Facility Agent, the Arranger and each of the Banks shall have the right to protect and enforce its rights and interests arising out of, and in connection with, this Agreement and the other Facility Documents and it shall not be necessary for the Arranger, the Security Trustee, the Facility Agent or any Bank (as the case may be) to be joined as an additional party in any legal action or proceeding for this purpose.

2.4          Drawdown

Subject to the terms and conditions of this Agreement, an Advance may be made to a Borrower following the receipt by the Facility Agent from that Borrower (or the Bluewater Agent acting as agent of that Borrower) of a Drawdown Notice not later than 10.00 a.m. on the third Banking Day before the date on which the Advance is to be made (as specified in that Drawdown Notice) which shall be a Banking Day on or prior to the date falling one (1) month prior to the Final Repayment Date and, in the case of any Further Advance, after Closing.  Each Drawdown Notice shall be effective on actual receipt thereof by the Facility Agent and once given, shall, subject as provided in clause 3.5.1, be irrevocable.

2.5          Advances

2.5.1       Initial Advance:

(a)     Initial Advance

Subject to the terms and conditions of this Agreement, BH shall be entitled to draw down one Advance in an amount equal to all amounts which may be due and payable under or pursuant to the Existing RCF Agreement.

(b)    Maximum amount of Initial Advance

The amount of the Initial Advance shall not exceed the Maximum Available Amount as at the date on which the Initial Advance is to be made (as specified in the relevant Drawdown Notice).

2.5.2       Further Advances

Subject to the terms and conditions of this Agreement, any Borrower shall be entitled from time to time to draw down Advances for the purpose of financing the general corporate purposes (including, without limitation, the financing of all or any part of the Project Cost in relation to the Ettrick Project or any Unit Project or financing the cost of Construction of any New Unit) of the Bluewater Group Members (“Further Advances”).  Each Further Advance shall be in an amount no greater than the Maximum Available Amount as at the Drawdown Date specified in the relevant Drawdown Notice, less the amount of the Credit on that Drawdown Date and taking into account all other Advances to be made or, as the case may be, repaid on that Drawdown Date.

2.5.3       Minimum amount of any Further Advance

Each Further Advance shall be in an amount which is not less than the lesser of (i) two million five hundred thousand Dollars ($2,500,000), and (ii) the Maximum Available Amount as at the Drawdown Date specified in the relevant Drawdown Notice (less the amount of the Credit on that Drawdown Date and taking into account all other Advances to be made or, as the case may be, repaid on that Drawdown Date).

2.5.4       Number of Advances

No Advance may be drawn down by any Borrower at any time when ten (10) or more Advances have been drawn down and have not been repaid in full, and for this purpose all Advances to which the same Interest Period applies shall be treated as one (1) Advance.

2.6          Adjustments to Maximum Available Amount

2.6.1       Total Loss and disposal

(a)     If any Equipment becomes a Total Loss the Maximum Available Amount shall be reduced by an amount equal to the Maximum Available Amount applicable immediately prior to that reduction, multiplied by a fraction, the numerator of which is the Fair Market Value of that Equipment, and the denominator of which is the Aggregate Fair Market Value, in each case applicable immediately prior to the Total Loss Date for the affected Equipment.

(b)    Any such reduction referred to in paragraph (a) above shall become effective on the earlier of:

(i)         the first Banking Day which falls after the date which is one hundred and eighty (180) days from the Total Loss Date for the affected Equipment; and
(ii)        the date on which the Total Loss Proceeds for that Equipment are paid.

(c)     If a disposal of any Equipment shall occur, the Maximum Available Amount shall be reduced by an amount equal to the Maximum Available Amount immediately prior to that reduction multiplied by a fraction, the numerator of which is the Fair Market Value of that Equipment at the time of that disposal, and the denominator of which is the Aggregate Fair Market Value at the time of that disposal, such reduction to occur on the date that disposal takes place.

2.6.2       Construction Over-Runs

(a)     If during any Construction Period the Facility Agent, in consultation with the Technical Consultant, determines (the date of such determination being the “Determination Date”) that:

(i)         the Project Cost in relation to the Ettrick Project has increased by more than one hundred million Dollars ($100,000,000) above what was projected in the Initial Budget relating thereto as the Project Cost of the Ettrick Project, or
(ii)        the Project Cost in relation to any Unit Project has increased by an amount more than sixty six point six six per cent (66.66%) of what was projected in the Initial Budget relating thereto as the Project Cost of that Unit Project, or
(iii)       the aggregate of the Project Costs in relation to all Unit Projects has increased by more than the sum of one hundred million Dollars ($100,000,000) and the Ettrick Allowance (if any) above the aggregate of what was projected in the Initial Budgets relating thereto as the Project Costs of all the Unit Projects,

(the amount of that increase, in each case, the “Cost Over-Run”);

the Facility Agent shall, together with the Technical Consultant, consult with the Bluewater Agent with a view to agreeing between them a plan (the “Recovery Plan”) to deal with the operational and financial impact of the relevant Cost Over-Run which will be acceptable to the Banks, acting reasonably.  Whether or not such agreement is reached, a Recovery Plan shall be submitted to the Facility Agent by the Bluewater Agent no later than the date falling sixty (60) days after the Determination Date and the Facility Agent shall submit that Recovery Plan to each of the Banks.  If, on or prior to the date falling seventy (70) days after the Determination Date the Qualified Majority Banks have not approved the Recovery Plan, the Facility Agent may, on or prior to the date falling ninety (90) days after the Determination Date, declare that an Event of Default has occurred if the Facility Agent determines (acting on the instructions of the Qualified Majority Banks, acting reasonably) that the Cost Over-Run and/or the effects or consequences of the Recovery Plan, either:
(i)         constitutes a Material Adverse Effect, or
(iv)       materially and adversely changes the risk profile of the financing under this Agreement.

(b)    During the period (“Determination Period”) commencing on the Determination Date and ending on the earliest of (i) the date upon which the Facility Agent receives the approval of the Qualified Majority Banks to any Recovery Plan, (ii) the date the Facility Agent declares an Event of Default pursuant to clause 2.6.2(a), and (iii) the date falling ninety one (91) days after the Determination Date, no Further Advances shall be drawn or applied by any

Borrower for the purpose of financing all or any part of the Project Cost in relation to the Ettrick Project or, as the case may be, the Unit Project the subject of the relevant Cost Over-Run (the “Over-Run Project”) provided that the Borrowers shall be entitled to draw (A) Roll Over Advances, and (B) additional Further Advances up to an aggregate amount of thirty million Dollars ($30,000,000) but provided further that no part of any such additional Advance shall be applied in or towards any part of the Project Cost of the Over-Run Project which was not included in the last Forecast delivered to the Facility Agent prior to the Forecast which showed that the relevant project was an Over-Run Project (or, if the first Forecast in relation to such project showed that such project was an Over-Run Project, which was not included in the Initial Budget relating to such project).

2.7          Prepayments

2.7.1       Application of prepayments, reductions and cancellations

Any prepayment, reduction or cancellation of the Facility Amount under this Agreement shall be applied pro rata to the amounts by which the Facility Amount is required to be reduced on each subsequent Repayment Date as set out in schedule 4.

2.7.2       Voluntary prepayment

Provided that no Default has occurred and is continuing, the Borrowers may, by not less than three (3) Banking Days prior written notice from the Bluewater Agent to the Facility Agent (which notice is to be given for the benefit of the Banks), prepay, without premium or penalty, but without prejudice to the Borrowers’ obligations under clauses 3.5, 5, 6.7, 11 and 13.2:

(a)     the Contribution of any Bank to which the Borrowers shall have become obliged to pay additional amounts under clause 6.7 or clause 13.2; or

(b)    the Contribution of any Bank to which a Substitute Basis applies by virtue of clause 3.5.2.

Upon any such notice of prepayment being given, the Commitment of the relevant Bank shall be reduced to zero and the Borrowers shall prepay the Contribution of that Bank, together with accrued interest and commitment commission and all other amounts expressed to be due and payable by the Borrowers (or any of them) to that Bank under and pursuant to the Facility Documents.

2.7.3       Mandatory prepayment; Total Loss, disposal, insurance proceeds, Facility Amount and Maximum Available Amount

(a)        On the earlier of (A) the first Banking Day which falls after the date which falls one hundred and eighty (180) days after the Total Loss Date in relation to any Equipment, and (B) the date on which the Total Loss Proceeds in relation to that Equipment are paid, the Borrowers shall prepay (without premium or penalty, but without prejudice to the Borrowers’ obligations under clauses 3.5, 5, 6.7, 11 and 13.2) the amount by which the Credit as at that date exceeds the

Maximum Available Amount as at that date (taking into account, for the avoidance of doubt, the provisions of clause 2.6.1).

(b)       On the date upon which a disposal occurs in relation to any Equipment, the Borrowers shall prepay (without premium or penalty, but without prejudice to the Borrowers’ obligations under clauses 3.5, 5, 6.7, 11 and 13.2) the amount by which the Credit as at that date exceeds the Maximum Available Amount as at that date (taking into account, for the avoidance of doubt, the provisions of clause 2.6.1).

(c)        If, pursuant to clause 10.2.2(b) of the Deed of Proceeds and Priorities, any amount of the proceeds of, or any other monies payable under, the Insurances are required to be applied in prepayment of the Credit, the Borrowers shall, on the date on which the proceeds of, or any other monies payable under, those Insurances are received, prepay (without premium or penalty, but without prejudice to the Borrower’s obligations under clauses 3.5, 5, 6.7, 11 and 13.2) the Credit in an amount equal to the amount of those proceeds or other moneys.

(d)       Without prejudice to the other provisions of this clause 2.7.3, if on any date the amount of the Credit exceeds the lesser of the Facility Amount and the Maximum Available Amount, the Borrower shall, on the earlier to occur of the date falling ten (10) Banking Days after that date and the next Repayment Date, prepay (without premium or penalty but without prejudice to the Borrowers’ obligations under clauses 3.5, 5, 6.7, 11 and 13.2) the Credit in an amount equal to the amount of that excess.

2.7.4       Mandatory Facility Amount reduction

With effect from any prepayment by the Borrowers pursuant to clause 2.7.2 or clause 13.1, the Facility Amount shall be reduced by the amount of the Commitment of each Bank whose Contribution is so prepaid.

2.7.5       Voluntary Facility Amount cancellation

Provided that no Default has occurred and is continuing and subject to the following proviso, the Borrowers may, by not less than three (3) Banking Days notice from the Bluewater Agent to the Facility Agent, elect to reduce the Facility Amount by an amount (“reduction amount”) (as specified in that notice) of not less than five million Dollars ($5,000,000), and each Bank’s Commitment shall be reduced by that proportion of the reduction amount which its Commitment bears to the total of all of the Commitments of all of the Banks provided that such reduction shall not result in the Facility Amount being less than the Credit.

2.7.6       Other voluntary prepayment

Subject to the following proviso to this clause 2.7.6, the Borrowers may, by not less than three (3) Banking Days prior written notice from the Bluewater Agent to the Facility Agent, prepay, without premium or penalty, but without prejudice to the Borrowers’ obligations under clauses 3.5, 5, 6.7, 11 and 13.2, any amount (as specified in that notice, the “prepayment amount”) of the Credit, provided that:

(a)     no more than six (6) prepayments may be made by the Borrowers pursuant to this clause 2.7.6 during any Repayment Period, and

(b)    the minimum amount of any prepayment pursuant to this clause 2.7.6 shall be five million Dollars ($5,000,000).

2.7.7       Mandatory prepayment: control of Aurelia Energy

(a)     If, on any date (“Cessation Date”) during the Facility Security Period, (i) Aurelia Energy or, after the Implementation Date, Aurelia Holding, ceases to be effectively ultimately owned by the Hugo Heerema family or related trust arrangements, and/or (ii) after the Implementation Date, the whole of the issued share capital of Aurelia Energy ceases to be owned and controlled by Aurelia Holding, the Bluewater Agent and the Facility Agent shall promptly have discussions in good faith with a view to reaching agreement on the arrangements and conditions acceptable to the Facility Agent (acting on the instructions of the Qualified Majority Banks) pursuant to which the Banks will agree not to require the prepayment in full of the Credit.  If no such agreement is reached on or prior to the date falling forty-five (45) days after the Cessation Date, the Facility Agent may, on or prior to the date falling seventy-five (75) days after the Cessation Date, declare that an Acceleration Event has occurred.

(b)    The arrangements or conditions referred to in clause 2.7.7(a) may include, without limitation, the provision of additional security and/or the amendment of any of the terms and conditions of the Facility Documents.

(c)     During the period (“Cessation Period”) commencing on the Cessation Date and ending on the earliest of (i) the date upon which the Facility Agent confirms the agreement of the Qualified Majority Banks to the arrangements or conditions proposed or accepted by the Bluewater Agent (acting on behalf of the Obligors) pursuant to which the Banks agree not to require prepayment of the Credit, (ii) the date the Facility Agent declares an Acceleration Event pursuant to clause 2.7.7(a), and (iii) the date falling seventy six (76) days after the Cessation Date, no Advances shall be made by the Banks, other than (A) Roll Over Advances; and (B) additional Further Advances up to an aggregate amount of thirty million Dollars ($30,000,000).

2.8          Availability

Upon receipt of a Drawdown Notice complying with the terms of this Agreement, the Facility Agent shall promptly notify each of the Banks of that Drawdown Notice and of the date on which the Advance to which that Drawdown Notice relates is to be made (being the date specified in that Drawdown Notice) and, subject to the provisions of clause 9, on that date each Bank shall make available to the Facility Agent its proportion (calculated in accordance with clause 2.1.2) of that Advance in accordance with clause 6.2.

2.9          Termination of the Commitments

Any part of the Commitments remaining undrawn on the Final Repayment Date shall be automatically reduced to zero.

2.10       Application of proceeds

None of the Facility Agent, the Security Trustee, the Arranger or any Bank shall have any responsibility for the application of the proceeds of any Advance by any Borrower.

3             Interest and Interest Periods

3.1          Interest rate and due date

3.1.1       Interest rate

The Borrowers shall pay interest on each Advance for each Interest Period relating thereto at the rate per annum determined by the Facility Agent to be the aggregate of the applicable (i) Margin and (ii) LIBOR, but subject always to clause 3.5.2 and (iii) Mandatory Cost, if any.

3.1.2       Due date

The due date for the payment by the Borrowers of interest in relation to the Credit (or, as the context may require, each part thereof) and each Advance (or, as the context may require, each part thereof) shall be, at any time, the Interest Payment Date in relation to the Interest Period which at that time applies to the Credit (or, as the case may be, the relevant part thereof) or, as the case may be, that Advance (or, as the case may be, the relevant part thereof) pursuant to clause 3.2.

3.1.3       Notifications

The Facility Agent shall notify the Bluewater Agent promptly of each rate of interest determined by it under this clause 3.1.

3.2          Determination of Interest Periods

Subject always to clause 3.5.2, the Interest Period in respect of each Advance (including any Advance referred to in clause 2.5.4) shall commence on the date on which that Advance is made and shall be of seven (7) or fourteen (14) days or one (1), two (2) or three (3) months duration (as elected in the Drawdown Notice relating to that Advance) but so that:

3.2.1       if any Interest Period would otherwise overrun the Final Repayment Date, that Interest Period shall end on the Final Repayment Date;

3.2.2       if any Interest Period would otherwise overrun any Repayment Date other than the Final Repayment Date and all or part of that part (which may be all) of the Credit or, as the case may be, the Advance to which that Interest Period relates is to be repaid on that Repayment Date pursuant to clause 4.1.1, that Interest Period shall end on that Repayment Date; and

3.2.3       if the last day of an Interest Period would otherwise fall on a day which is not a Banking Day, the last day of that Interest Period shall instead fall on the next following Banking Day unless that Banking Day falls in the next calendar month in which case it shall fall on the immediately preceding Banking Day.

3.3          Default interest

3.3.1       If any Borrower fails to pay any amount payable by it under or pursuant to any provision of this Agreement and the other Facility Documents (including, without limitation, any amount payable pursuant to this clause 3.3) on its due date for payment, that Borrower shall, on demand by the Facility Agent, pay to the Facility Agent interest on that amount from the due date to the date of actual payment (after as well as before judgment) at (except to the extent expressly otherwise provided in this Agreement or the relevant Facility Document) the Default Rate. For the avoidance of doubt, a Borrower shall be deemed to have discharged its obligation to pay any amount payable by it under or pursuant to any provision of this Agreement and the other Facility Documents if and to the extent that it effects payment to the Facility Agent in the manner required by clause 6.1 (and such payment is actually received by the Facility Agent in the account to which such payment is, pursuant to clause 6.1, required to be effected).

3.3.2       Interest payable pursuant to clause 3.3.1 shall be due and payable on the last day of each period (which shall not exceed three (3) months) determined by the Facility Agent for this purpose (and each such day shall, for the purposes of this Agreement, be an Interest Payment Date).

The Facility Agent shall notify the Bluewater Agent promptly of the duration of each period and rate of interest determined by it under this clause 3.3.

3.4          Reference Bank quotations

If LIBOR falls to be calculated pursuant to paragraph (b) of the definition of “LIBOR” and any Reference Bank is unable or otherwise fails to quote a rate for the purpose of calculating LIBOR, LIBOR shall be determined, subject to clause 3.5, on the basis of the rates quoted by the other Reference Banks.

3.5          Market disruption; non-availability

3.5.1       If and whenever, at any time prior to the commencement of any Interest Period:

(a)     the Facility Agent shall have determined (which determination shall, in the absence of manifest error, be conclusive) that adequate and fair means do not exist for calculating LIBOR in relation to that Interest Period; or

(b)    no offered rate for deposits of the relevant currency is displayed as contemplated in paragraph (a) of the definition of “LIBOR” and none or only one of the Reference Banks quotes a rate to the Facility Agent for the purpose of calculating LIBOR pursuant to paragraph (b) of the definition of “LIBOR”; or

(c)     the Facility Agent shall have received notification from one or more Banks the aggregate of whose Contributions at that time exceeds thirty three point three three per cent (33.33%) of the total of the Credit at that time (the “affected Banks”) that deposits in Dollars are not available to that Bank in the London Interbank Market in the ordinary course of business in sufficient amounts to fund its Contribution for that Interest Period or that the offered rate for deposits of the relevant currency displayed as contemplated in paragraph (a) of the definition of “LIBOR” or, as the case may be, the rates quoted by the Reference Banks for the purpose of calculating LIBOR pursuant to paragraph (b) of the definition of “LIBOR” do not accurately reflect the cost to that Bank of obtaining those deposits, the Facility Agent shall forthwith give notice (a “Determination Notice”) thereof to the Bluewater Agent and to each of the Banks.  Each Determination Notice shall contain particulars of the relevant circumstance giving rise to its issue.  After the giving of any Determination Notice (i) no Borrower shall be entitled to draw down any Advance other than Roll Over Advances unless and until notice to the contrary is given to the Bluewater Agent by the Facility Agent, and (ii) clauses 3.1 and 3.2 shall cease to apply and the rate of interest payable by the Borrowers and the interest periods in relation thereto shall instead be determined in accordance with clause 3.5.2.

3.5.2       During the period of ten (10) days after any Determination Notice has been given by the Facility Agent pursuant to clause 3.5.1, each affected Bank shall certify in good faith an alternative basis (the “Substitute Basis”) for maintaining its Contribution.  The Substitute Basis may (without limitation) include alternative interest periods, alternative currencies and/or alternative rates of interest and shall include a margin above the cost to that affected Bank of maintaining its Contribution equivalent to the Margin applicable at that time in relation to that affected Bank’s Contribution and any Mandatory Cost applicable at that time in relation to that affected Bank’s Contribution.  Each Substitute Basis so certified shall be binding upon each of the Borrowers and shall take effect in accordance with its terms from the date on which that Determination Notice is given by the Facility Agent until, in relation to each affected Bank and its Contribution, the date on which that affected Bank notifies the Facility Agent and the Bluewater Agent that none of the circumstances specified in clause 3.5.1 continues to exist or, if later, the date on which the then current interest period in relation to the Substitute Basis expires, whereupon clauses 3.1 and 3.2 shall once again apply.

3.6          Margin

The Margin applicable at any time and in relation to any amount shall be calculated as follows:

3.6.1       subject as hereinafter provided in this clause 3.6, at any time when the Credit is less than seventy five per cent. (75%) of the Facility Amount, the Margin shall be sixty (60) basis points per annum;

3.6.2       subject as hereinafter provided in this clause 3.6, at any time when the Credit is equal to or exceeds seventy five per cent. (75%) of the Facility Amount, the Margin shall be seventy (70) basis points per annum; and

3.6.3       subject as otherwise provided in this clause 3.6, at any time when the Credit is equal to or exceeds eighty seven point five per cent. (87.5%) of the Facility Amount, the Margin shall be eighty five (85) basis points per annum.

4             Repayment, reduction rollover and acceleration

4.1.1       Repayment

(a)     the Borrowers will repay each Advance on the last day of its Interest Period;

(b)    any amount of the Credit outstanding on the Final Repayment Date shall be repaid on the Final Repayment Date.

4.1.2       Reduction

on a Repayment Date the Facility Amount shall be reduced by the Reduction Amount applicable to such Repayment Date.

4.1.3       Roll-Over

(a)     This clause 4.1.3 applies if any Advance is to be drawn by a Borrower on a day when another Advance drawn by that Borrower is due to be repaid.

(b)    The maturing Advance will be deemed to be repaid on the last day of its Interest Period, either in whole (if the new Advance is equal to or greater than the maturing Advance) or in part (if the new Advance is less than the maturing Advance).

(c)     To the extent that the maturing Advance is deemed to be repaid under paragraph (b) above, the principal amount of the new Advance will be deemed to be credited to the account of the Borrower which drew down such maturing Advance by the Facility Agent on behalf of the Banks without any need for a Drawdown Notice to be given by that Borrower.

(d)    If the new Advance is less than the maturing Advance, the Borrower which drew down the maturing Advance will repay the difference.

(e)     If the new Advance is greater than the maturing Advance, the Banks will make the difference available to the relevant Borrower in accordance with the terms set out in clause 2.5.

(f)     Unless a contrary indication appears in this Agreement, any part of the Facility Amount which is repaid pursuant to this clause 4.1 may be reborrowed in accordance with the terms of this Agreement.

4.2          Allocation

Subject to any express provision to the contrary in the Deed of Proceeds and Priorities, all amounts received by the Facility Agent from or on behalf of the Borrowers or any of them prior to the occurrence of an Enforcement Event shall be applied upon receipt by the Facility Agent as follows:

4.2.1       first, in or towards payment, on a pro-rata basis, of any unpaid fees and Losses in relation to or against which any of the Facility Agent, the Arranger and the Security

Trustee is entitled to be paid, reimbursed or indemnified under or pursuant to any Facility Document;

4.2.2       second, in or towards payment to the Banks, on a pro-rata basis, of any unpaid Losses in relation to or against which the Banks (or any of them) are entitled to be paid, reimbursed or indemnified under or pursuant to any Facility Document and of any amount due but unpaid under clauses 5.2, 5.3, 5.4, 6.7, 6.8, 11, 12 or 13 of this Agreement;

4.2.3       third, in or towards payment to the Banks, on a pro-rata basis, of any commitment commission payable pursuant to clause 5.1.2 which shall have become due but remains unpaid;

4.2.4       fourth, in or towards payment to the Banks, on a pro-rata basis, of any interest payable pursuant to clause 3.1, clause 3.3 and/or clause 3.5.2 which shall have become due but remains unpaid;

4.2.5       fifth, in or towards repayment to the Banks, on a pro-rata basis, of the Credit which shall be applied in or towards the discharge of all outstanding Advances in such order of priority as the Bluewater Agent may from time to time elect by written notice to the Facility Agent (or, failing such election, as the Facility Agent may in its absolute discretion determine);

4.2.6       sixth, in or towards payment of any other amount which shall have become due to the Facility Beneficiaries or any of them under or pursuant to any Facility Document but remains unpaid (and, if more than one such amount remains so unpaid, on a pro-rata basis); and

4.2.7       lastly, the balance (if any) shall be returned to the Borrower from or on behalf of whom it was received.

Subject to any express provision to the contrary in the Deed of Proceeds and Priorities, all amounts received by the Facility Agent from or on behalf of the Borrowers or any of them on or after the occurrence of an Enforcement Event shall be applied in accordance with clause 9 of the Deed of Proceeds and Priorities.

4.3          Acceleration Events

There shall be an Acceleration Event if:

4.3.1       it is or becomes impossible or illegal for any Borrower or any other Obligor to perform, satisfy or discharge any of its material (in the opinion of the Facility Agent acting reasonably) obligations and liabilities under and pursuant to the Facility Documents, or for any Facility Beneficiary to exercise all or any of the material powers, remedies and rights vested in it, or otherwise available to it, under and pursuant to the Facility Documents; and/or

4.3.2       any consent, licence, approval or authorisation required for the validity, legality, enforceability, priority or admissibility in evidence of any Facility Document or for the performance by the Borrowers and the other Obligors of their respective obligations thereunder (other than any which may be required in respect of any Facility Beneficiary)

has not been or is not duly obtained or made or is withdrawn or ceases, for any reason, to be in full force and effect or is not renewed when required and, in the opinion of the Facility Agent acting reasonably, the same constitutes a Material Adverse Effect; and/or

4.3.3       any Facility Document ceases to be in full force and effect (otherwise than in accordance with its terms) or any of the rights, interests, powers and remedies of the Facility Beneficiaries under and pursuant to the Facility Documents is or becomes invalid or unenforceable for any reason, or the Encumbrances constituted over the Assigned Property and the Equipment by the Facility Documents, or the Secured Obligations, or any of them or any part thereof (i) are or become deemed under any applicable law discharged, varied or deferred, or (ii) lose any stated or applicable priority, and either (A) the same constitutes a Material Adverse Effect, or (B) such alternative arrangements as the Facility Agent may require shall not have been concluded within the period determined for that purpose by the Facility Agent, acting reasonably; and/or

4.3.4       a Material Adverse Change occurs which is not remedied to the satisfaction of the Facility Agent (acting on the instructions of the Qualified Majority Banks, each acting reasonably) within thirty (30) Banking Days of its occurrence; and/or

4.3.5       the Facility Agent declares an Acceleration Event pursuant to clause 2.7.7.

4.4          Acceleration

Subject always to clause 13.4, upon the occurrence of any Acceleration Event and at any time thereafter, if any Acceleration Event is then continuing, the Facility Agent may, and if so requested by the Qualified Majority Banks shall, by written notice to the Bluewater Agent:

4.4.1       declare that the obligations of the Banks to make any further Advance shall immediately cease, whereupon the same shall immediately cease and all of the Commitments of all of the Banks shall be reduced to zero forthwith; and/or

4.4.2       declare that the Credit shall become immediately repayable in full, whereupon the same shall become immediately due and repayable, together with accrued interest and commitment commission and all other amounts expressed to be due and payable under and pursuant to the Facility Documents.

Any such written notice may be revoked, in whole or in part, by the Facility Agent on the instructions of the Qualified Majority Banks and, if so revoked, the relevant foregoing provisions of this clause 4.4 shall, upon and in accordance with the terms of such revocation, cease to apply, but without prejudice to the rights of the Facility Agent to issue further written notices pursuant to and in accordance with this clause 4.4.

5             Fees, commitment commission and losses

5.1          Fees and commitment commission

5.1.1       The Borrowers shall pay to:

(a)     the Facility Agent for the account of the Facility Agent, on each anniversary of the date of this Agreement, an agency fee in the amount agreed between the

Bluewater Agent and the Facility Agent in a letter dated on or about the date hereof relating thereto;

(b)    the Facility Agent for the account of the Arranger and the Banks, on or prior to the Closing Date, fees in the amounts agreed between the Bluewater Agent and the Arranger in a letter dated on or about the date hereof relating thereto.

5.1.2       The Borrowers shall pay to the Facility Agent for the account of each Bank (for so long as such Bank’s Commitment has not been reduced to zero), on the date falling three (3) months after the date of this Agreement and on each date falling three (3) months thereafter up to and including the first such date falling after the date on which all of the Commitments of all the Banks are reduced to zero, commitment commission computed from the date of this Agreement on the daily undrawn amount of each Bank’s Commitment at the rate which is forty per cent (40%) of the applicable Margin at such time.

The commitment commission referred to in this clause 5.1.2 shall be payable by the Borrowers to the Facility Agent whether or not any Advance is ever made.

5.2          Losses

The Borrowers shall pay to the Facility Agent, on a full indemnity basis, on demand by the Facility Agent, all Losses (which shall be supported by appropriate written invoices or other evidence):

5.2.1       paid, suffered or incurred by the Facility Agent, the Security Trustee and the Arranger or any of them in connection with the negotiation, preparation, execution, completion and, where relevant, registration of the Facility Documents (subject to any agreed caps) and of any amendment of, or the granting of any waiver or consent under or pursuant to, any Facility Document, together with interest on those Losses, if the relevant Losses are not paid by the Borrowers or any of them within five (5) Banking Days of the date of demand by the Facility Agent, at the Default Rate from the date of demand by the Facility Agent to the date of payment (after as well as before judgment); and

5.2.2       paid, suffered or incurred by the Facility Agent, the Security Trustee, the Arranger and the Banks or any of them in connection with the exercise, enforcement or preservation of all or any rights, interests, powers and remedies of any Facility Beneficiary under any of the Facility Documents, or otherwise in connection with any monies owing under or pursuant to the Facility Documents, the Assigned Property, the Equipment and the Secured Obligations or any of them or any part thereof, together with interest on those Losses (i) (if the relevant Losses are paid by the Borrowers or any of them within five (5) Banking Days of the date of demand by the Facility Agent) at the rate of interest then applicable pursuant to clause 3.1, or (ii) (in all other circumstances) at the Default Rate, in each case, from the date of demand by the Facility Agent to the date of payment (after as well as before judgment).

5.3          Value added tax

All amounts payable pursuant to this clause 5 or pursuant to clause 12.1 shall be paid together with any Value Added Tax (if any) properly chargeable thereon.

5.4          Stamp and other duties

The Borrowers shall pay all stamp, documentary, registration or other like Taxes (including any Taxes payable by any Facility Beneficiary) imposed on or in connection with the Facility Documents and the Assigned Documents or any of them and shall indemnify each of the Facility Beneficiaries against any Losses paid, suffered or incurred by any of them by reason of any delay or omission by the Borrowers to pay such duties or Taxes.

6             Payments and taxes; accounts and calculations

6.1          No set-off or counterclaim; distribution to the Banks

Each Borrower acknowledges that each Bank will, in performing its obligations under this Agreement, be incurring liabilities to third parties, such liabilities corresponding to the liabilities of the Borrowers to the Banks, and that it is reasonable for the Banks to be entitled to receive payments from the Borrowers gross on the due date in order that the Banks are put in a position to discharge their corresponding liabilities to those third parties.  Accordingly all amounts payable by the Borrowers (or any of them) under or pursuant to the Facility Documents shall be made in full, without any set-off or counterclaim whatsoever, and, subject as provided in clause 6.7, free and clear of any deduction or withholding, in Dollars (except for Losses which shall be payable in the currency in which they are incurred) on the due date to the Facility Agent Account or to such other account of the Facility Agent as the Facility Agent may from time to time specify for this purpose.  Save as otherwise provided by any Facility Document, each payment relating to the Credit shall be for the account of all of the Banks and the Facility Agent shall forthwith distribute each such payment in like funds as are received by the Facility Agent to the Banks rateably in accordance with their respective Commitments or Contributions as the case may be.

6.2          Payments by the Banks

All amounts to be advanced by the Banks to the Borrowers or any of them under this Agreement shall be remitted in Dollars on the date specified in the relevant Drawdown Notice to such account of the Facility Agent as the Facility Agent may from time to time notify the Banks and shall be paid by the Facility Agent on the same date in like funds as are received by the Facility Agent to the account specified in that Drawdown Notice.

6.3          Facility Agent may assume receipt

If and whenever any amount is to be paid under or pursuant to any Facility Document to the Facility Agent for the account of another person, the Facility Agent may assume that that amount will be paid when due and the Facility Agent may (but shall not be obliged to) make that amount available to the person for whose account it is to be paid.  If that amount is not paid to the Facility Agent when due, the person to whom that amount was so made available shall on request refund that amount to the Facility Agent together with interest thereon sufficient to compensate the Facility Agent for the cost of making available that amount up to the date of such refund and the person by whom that amount was payable shall indemnify each of the Facility Agent and the person to whom that amount was made available by the Facility Agent against all Losses paid, suffered or incurred by the Facility Agent or that person as a consequence of that amount not having been paid when due.

6.4          Non-Banking Days

If any amount payable under any Facility Document would otherwise be due on a day which is not a Banking Day, the due date for payment shall be extended to the next following Banking Day unless that Banking Day falls in the next calendar month in which case the due date for payment shall be the immediately preceding Banking Day.

6.5          Calculations

All interest and other payments of an annual nature (including, without limitation, commitment commission payable pursuant to clause 5.1.2) under or pursuant to the Facility Documents shall accrue from day to day and be calculated on the basis of actual days elapsed and a three hundred and sixty (360) day year.

6.6          Statements of account conclusive

Any certificate or determination of any Facility Beneficiary as to any amount payable by the Borrowers or any of them under or pursuant to this Agreement or any other Facility Document shall be prima facie evidence of that amount.

6.7          Grossing up

6.7.1       If at any time any Borrower is required to make any deduction or withholding in respect of Taxes from any amount payable to any Facility Beneficiary (or if the Facility Agent or the Security Trustee is required to make any such deduction or withholding from any amount payable to any other Facility Beneficiary), the amount payable by that Borrower shall be increased to the extent necessary to ensure that, after the making of that deduction or withholding, that Facility Beneficiary receives on the due date for payment of that amount (and retains, free from any liability in respect of that deduction or withholding) a net amount equal to the amount which it would have received had no such deduction or withholding been required to be made and the Borrowers shall indemnify that Facility Beneficiary, on demand by that Facility Beneficiary, against all Losses suffered, incurred or paid by it by reason of any failure of that Borrower to make any such deduction or withholding or by reason of any increased amount not being paid on the due date.  Each Borrower shall promptly deliver to the relevant Facility Beneficiary all receipts, certificates and other proof evidencing the amounts (if any) paid or payable in respect of any deduction or withholding as aforesaid.

6.7.2       No Borrower shall be required to make any increased payment under clause 6.7.1 if, on the date on which the amount from which the relevant deduction or withholding was made fell due, the payment could have been made to the relevant Facility Beneficiary without a deduction or withholding if it was a Qualifying Bank, but on that date that Facility Beneficiary is not, or has ceased to be, a Qualifying Bank, other than as a result of any change after the date it became a Facility Beneficiary under this Agreement in (or in the interpretation, administration or application of) any law or any published practice or concession of any relevant taxing authority.

6.7.3       A Facility Beneficiary making or intending to make a claim under clause 6.7.1 shall promptly notify the Facility Agent of the event which will give, or has given, rise to the claim, following which the Facility Agent shall notify the Bluewater Agent.

6.8          Indemnity payments

If any amount payable by the Borrowers (or any of them) to any Facility Beneficiary under or pursuant to the Facility Documents by way of an indemnity or reimbursement of any Losses (including, without limitation, any amount payable pursuant to clause 13) proves to be insufficient, as a result of Taxation thereon, to indemnify or reimburse in full that Facility Beneficiary for the Losses incurred by it on an after-Tax basis (after taking into account any deduction, credit or other relief obtained by that Facility Beneficiary in respect of those Losses), the Borrowers will pay to the Facility Agent within five (5) Banking Days of demand, for the account of that Facility Beneficiary, an additional amount equal to the amount which (after taking into account any Taxation thereon) shall indemnify or reimburse in full that Facility Beneficiary for those Losses on such after-Tax basis.

6.9          Claw-back of Tax benefit

If, following any deduction or withholding referred to in clause 6.7 or any Taxation referred to in clause 6.8, the relevant Facility Beneficiary shall receive or be granted a credit against or remission for Taxes payable by it, that Facility Beneficiary shall, subject to the relevant Borrower or Borrowers having paid the relevant increased or additional amount in accordance with clause 6.7 or clause 6.8 and to the extent that that Facility Beneficiary can do so without prejudicing the retention of the amount of that credit or remission and without prejudice to the rights of that Facility Beneficiary to obtain any other relief or allowance which may be available to it, reimburse to that Borrower or Borrowers such amount as that Facility Beneficiary shall in its absolute discretion certify to be the proportion of that credit or remission as will leave that Facility Beneficiary (after that reimbursement) in no better and no worse position than it would have been in had there been no such deduction or withholding or Taxation.  Such reimbursement shall be made forthwith upon that Facility Beneficiary certifying that that credit or remission has been received by it.  Nothing contained in this Agreement shall oblige any Facility Beneficiary to rearrange its tax affairs or to disclose any information regarding its tax affairs and computations.  Without prejudice to the generality of the foregoing, no Borrower shall, by virtue of this clause 6.9, be entitled to enquire about the tax affairs of any Facility Beneficiary.  PROVIDED THAT if any Borrower requests in writing that any Facility Beneficiary make an application for relief (whether in whole or in part) in respect of any deduction or withholding required by law pursuant to the provisions of a double tax treaty, that Facility Beneficiary shall (at the cost of the Borrowers) take such action as that Borrower shall reasonably request to make that application to the applicable Tax authority.  If that Facility Beneficiary subsequently obtains a repayment (whether in whole or in part) of that deduction or withholding from that Tax authority in circumstances where that Borrower has paid the relevant increased amount in accordance with clause 6.7 or clause 6.8, that Facility Beneficiary shall, provided that that Facility Beneficiary has received all amounts which are then due and payable by that Borrower under the provisions of this Agreement and the other Facility Documents, pay to that Borrower such amount as will leave that Facility Beneficiary in no better and in no worse position than it would have been in had there been no such deduction or withholding.

6.10       Loan account

Each Bank shall maintain an account or accounts evidencing the amounts from time to time lent by, owing to and paid to it under and pursuant to the Facility Documents.  The Facility Agent shall maintain a control account showing the Credit and other amounts from time to time owing or paid by the Borrowers under and pursuant to the Facility Documents.  The control account shall be prima facie evidence of the amount of the Credit from time to time and the other amounts from time to time owing and paid by the Borrowers under and pursuant to the Facility Documents.

7             Representations and warranties

7.1          Each of the Borrowers represents and warrants to each Facility Beneficiary that:

7.1.1       due incorporation

it is duly incorporated and validly existing in good standing under the laws under which it was incorporated as a limited liability company and has power to carry on its business as it is now being conducted and to own its property and other assets;

7.1.2       corporate power

it has power to execute, deliver and enter into, and perform its obligations under, this Agreement, each other Facility Document to which it is, or is to be, a party and each of the Assigned Documents to which it is, or is to be, a party, and all necessary corporate, shareholder and other action has been taken to authorise such execution, delivery, entry into and performance and no limitation on its powers will be exceeded as a result of such execution, delivery, entry into and performance;

7.1.3       binding obligations

subject to any applicable Reservations, this Agreement, each other Facility Document to which it is, or is to be, a party and each of the Assigned Documents to which it is, or is to be, a party constitutes or will, when executed, constitute its valid and legally binding obligations enforceable in accordance with their respective terms;

7.1.4       no conflict with other obligations

its execution, delivery and entry into of, and the performance of its obligations under, and the compliance by it with the provisions of, this Agreement, each other Facility Document to which it is, or is to be, a party and each of the Assigned Documents to which it is, or is to be, a party has not and will not (i) subject to any applicable Reservations, contravene in any material respect any existing applicable law, statute, rule or regulation, or any judgment, decree or permit, to which it is subject, (ii) conflict with, or result in any breach of any of the terms of, or constitute a default under, any agreement or other instrument to which it is a party or is subject or by which it or any of its assets is bound, which conflict, breach or default would constitute a Material Adverse Effect (iii) contravene or conflict with any provision of its Constitutive Documents, or (iv) result in, or oblige it or any of its Related Companies to create, any Encumbrance (other than a Permitted Encumbrance) over or in relation to any of its assets or any of the assets of its Related Companies;

7.1.5        no Insolvency Event

no Insolvency Event (or other event or circumstance which, with the giving of notice, lapse of time or the satisfaction of any other condition (or any combination thereof), would, or might reasonably be expected to, constitute, or result in, an Insolvency Event) has occurred in relation to it or any other Obligor (or, after the Implementation Date, Aurelia Holding) or any of its or their respective assets;

7.1.6        no filings

subject as hereinafter provided, it is not necessary to ensure the legality, validity, enforceability, priority or admissibility in evidence of this Agreement, any other Facility Document to which it is, or is to be, a party or any of the Assigned Documents to which it is, or is to be, a party that they or any other instrument be notarised, consularised or legalised, or filed, recorded, registered or enrolled, in any court, public office or elsewhere in any Relevant Jurisdiction or that any stamp, registration or similar tax or charge be paid in any Relevant Jurisdiction on or in relation to any of this Agreement, those Facility Documents and those Assigned Documents and this Agreement, each such Facility Document and each such Assigned Document is in proper form for its enforcement in the courts of each Relevant Jurisdiction; the matters to which the foregoing representations and warranties are subject are (A) the registration of certain of the Facility Documents with the Registrar of Companies pursuant to Section 395 of the Companies Act 1985, (B) the registration of each of the Mortgages with The Netherlands Antilles Office of the Registrar of Mortgages and Ship Documents, (C) the deregistration by The Netherlands Antilles Office of the Registrar of Mortgages and Ship Documents of those mortgages which are, at the date hereof, registered with The Netherlands Antilles Office of the Registrar of Mortgages and Ship Documents in respect of each Vessel, (D) the registration and stamp duties payable in The Netherlands Antilles in respect of the Mortgages and any other Facility Document or Assigned Document which is executed in The Netherlands Antilles or is presented before the Courts of The Netherlands Antilles in accordance with The Netherlands Antilles Stamp Regulation and Registration Regulation, (E) the filings required to be made pursuant to the Maltese Companies Act, 1995 in relation to the BOPS Share Pledge, and (F) giving notice to the Dutch Central Bank (De Nederlandsche Bank) pursuant to the Dutch Exemption Regulation;

7.1.7        choice of law

subject to any applicable Reservations, the choice of the laws of England and Wales to govern those of the Facility Documents to which it is, or is to be, a party which are expressed to be governed by the laws of England and Wales and the submission by it under those Facility Documents to the jurisdiction of the English courts are each valid and binding;

7.1.8        no immunity

subject to any applicable Reservations, neither it nor any of its assets is entitled to immunity on the grounds of sovereignty or otherwise from any legal action or proceeding (which shall include, without limitation, suit, attachment prior to judgement, execution or other enforcement);

7.1.9        consents

each consent, authorisation, licence and approval of, and every registration with and declaration to, any Government Entity required by it to authorise, or otherwise in connection with, the execution, delivery, entry into, validity, enforceability, priority or admissibility in evidence of, or the performance by it of its obligations under, this Agreement, each other Facility Document to which it is, or is to be, a party and each of the Assigned Documents to which it is, or is to be, a party has been obtained or made and is in full force and effect and there has been no default in the observance of the conditions and restrictions (if any) imposed in, or in connection with, any of the same which constitutes a Material Adverse Effect;

7.1.10      parent company

as at Closing, it will be an Owned and Controlled Subsidiary of Aurelia Energy;

7.1.11      pari passu

its obligations under this Agreement and each other Facility Document to which it is, or is to be, a party are its direct, general and unconditional obligations and rank at least pari passu with all its other present and future unsecured and unsubordinated Indebtedness with the exception of any Indebtedness the obligations in respect of which are mandatorily preferred by law and not by contract;

7.1.12      information

all information, exhibits and reports furnished by it to all or any of the Facility Beneficiaries in connection with the Information Memorandum and/or the negotiation, preparation and completion of the Facility Documents and the transactions thereby contemplated is true, complete and accurate in all material respects, is not misleading and does not omit material facts, all reasonable enquiries have been made to verify the facts, statements, opinions and assumptions contained therein, all opinions and assumptions contained therein have been made in good faith and on a reasonable basis, and there is no other information, exhibits, reports or facts the omission of which would make any fact, statement, opinion or assumption therein misleading or which is otherwise relevant (as determined by it, acting reasonably) to the Facility Documents and the transactions thereby contemplated;

7.1.13      accounts and financial statements correct and complete

the financial statements of Aurelia Energy most recently delivered to the Facility Agent have been properly prepared and present fairly and accurately the financial position of it as at the date of those financial statements and the results of its operations for the financial year to which those financial statements relate and, as at that date, it had no material liabilities (contingent or otherwise) or unrealised or anticipated losses which are not disclosed by, or reserved against or provided for in, those financial statements;

7.1.14      copies true and complete

the copies of each Facility Document to which it is, or is to be, a party and each of the Assigned Documents to which it is, or is to be, a party delivered or to be delivered to the

Facility Agent and/or the Security Trustee are, or will when delivered be, true and complete copies of those Facility Documents and those Assigned Documents and there have been, or will when delivered have been, no amendments thereto nor any breach or default thereunder which, in the case of the Assigned Documents only, constitutes a Material Adverse Effect;

7.1.15      Equipment documents

there are no material contracts, agreements or arrangements between any Bluewater Group Member and any other person relating to or in connection with the Equipment other than those which constitute Assigned Documents or Economic Documents;

7.1.16      organisation chart

at Closing, the organisation chart and table set out in Parts 1 and 2, respectively, of Schedule 12 will be true, complete and accurate in all material respects, and shows the following information:

(a)     each Bluewater Group Member, including its current name and company registration number, its jurisdiction of incorporation and/or establishment, and whether a company is not a company with limited liability; and

(b)    all minority interests in any Bluewater Group Member.

7.2           Each of the Borrowers further represents and warrants to each Facility Beneficiary that:

7.2.1        no litigation

no litigation, arbitration or administrative proceeding is taking place, pending or, to the knowledge of any of its officers, threatened against it or any of the other Obligors or after the Implementation Date, Aurelia Holding which constitutes a Material Adverse Effect;

7.2.2        no default under other Financial Indebtedness

none of it, any of the other Bluewater Group Members, Aurelia Energy or (after the Implementation Date) Aurelia Holding is (nor would it or any of them, with the giving of notice, lapse of time, determination of materiality or the satisfaction of any other condition (or any combination thereof), be) in breach of or in default under any agreement relating to Financial Indebtedness to which it or any of them is a party or by which it or any of them, or any of its or their respective assets, is bound if the relevant Financial Indebtedness is in an amount in excess of ten million Dollars ($10,000,000) or, when aggregated with any other Financial Indebtedness in relation to which any of the events referred to in the foregoing provisions of this clause 7.2.2 has occurred, is of an amount in excess of forty million Dollars ($40,000,000) (or, in each case, the equivalent thereof in any other currency);

7.2.3        material adverse change

there has been no Material Adverse Change from the financial condition set forth in the financial statements referred to in clause 7.1.13 since the date on which those financial statements were prepared;

7.2.4        no withholding Taxes

no Taxes are imposed by withholding or otherwise on any amount payable by it under or pursuant to this Agreement, each other Facility Document to which it is, or is to be, a party and each of the Assigned Documents to which it is, or is to be, a party (or any of them) or are imposed on or by virtue of its entry into, execution and delivery of, and the performance of its obligations under, this Agreement, those Facility Documents and those Assigned Documents (or any of them) or any other deed, document, agreement or other instrument to be executed or delivered by it under or pursuant to any of the foregoing which constitutes a Material Adverse Effect;

7.2.5        freedom from Encumbrances

it is the legal and beneficial owner of the Assigned Property of it and, with effect from Closing, neither that Assigned Property, nor any part thereof, will be subject to any Encumbrance (other than Permitted Encumbrances); and

7.2.6        environmental matters

except as may already have been disclosed by it in writing to the Facility Agent and (having made due enquiry) to the best of the knowledge and belief of it and its officers:

(a)        all Environmental Laws applicable to the Relevant Equipment have been complied with and all consents, licences and approvals required under such Environmental Laws have been obtained and complied with in all material respects;

(b)       no Environmental Claim has been made or threatened or is pending against it, any member of the Bluewater Group, Aurelia Energy or any Relevant Equipment which has not been fully satisfied; and

(c)        there has been no Environmental Incident,

except to the extent that all actual and potential claims arising out of the relevant non-compliance, Environmental Claim or Environmental Incident, either alone or when aggregated with all other such actual and potential claims against any Bluewater Group Member, Aurelia Energy and/or any Relevant Equipment, are of an amount of less than ten million Dollars ($10,000,000) (or the equivalent thereof in any other currency).

7.3           Subject to clause 7.4, on and as of the date hereof, the date of each Drawdown Notice, the date of each Advance and (except in relation to the representations and warranties in clause 7.2) each Interest Payment Date, each Borrower shall make or, as the case may be, shall be deemed to repeat the representations and warranties made by it in clauses 7.1 and 7.2 (other than 7.1.5, 7.1.6, 7.1.12, 7.2.1, 7.2.2, 7.2.4 and 7.2.5), as the case may be, as if made with reference to the facts and circumstances existing on that date.

7.4          If, prior to the date any representation or warranty (“Repeating Representation”) is made or deemed to be repeated after the Drawdown Date pursuant to clause 7.3, the Bluewater Agent has informed the Facility Agent in writing that any Repeating Representation is no longer correct or accurate and the Facility Agent (acting on the instructions of the Majority Banks acting reasonably) agrees on or prior to the date falling ten (10) Banking Days after the date the Facility Agent receives that information that the relevant Repeating Representation should be varied to the extent necessary so that the relevant incorrectness or inaccuracy shall not constitute a breach of that Repeating Representation, as and from the date of such agreement no breach of that Repeating Representation shall occur, provided however, for the avoidance of doubt, that this clause 7.4 shall not apply to any representation or warranty made or deemed to be made on the date of this Agreement or on the date of the first Drawdown Notice as a consequence of a breach of such representation or warranty made or deemed to be made on the date of this Agreement or the date of the first Drawdown Notice, as the case may be.

7.5          If the Facility Agent fails to respond within ten (10) Banking Days of the date of it receiving the written information from the Bluewater Agent referred to in clause 7.4, the Banks shall be deemed to have agreed, as of the eleventh (11th) Banking Day falling after the date of receipt referred to above, that the relevant Repeating Representation should be varied to the extent necessary so that the relevant incorrectness or inaccuracy shall not constitute a breach of that Repeating Representation.

8             Covenants

8.1          Each of the Borrowers covenants to each Facility Beneficiary that it will:

8.1.1       information

forthwith upon becoming aware of it inform the Facility Agent of (a) the occurrence of any Insolvency Event (or any other event or circumstance which, with the giving of notice, lapse of time or satisfaction of any other condition (or any combination thereof), would, or might reasonably be expected to, constitute, or result in, an Insolvency Event) in relation to any Obligor or (after the Implementation Date) Aurelia Holding, (b) any Default, any Environmental Claim, any litigation, arbitration or administrative proceeding of the nature referred to in clause 7.2.1, (c) any Material Adverse Change, (d) the incurring by any Bluewater Group Member or Aurelia Energy of any Permitted Indebtedness which, either alone or when aggregated with all such other Permitted Indebtedness previously incurred, exceeds twenty million Dollars ($20,000,000), (e) the total projected Project Costs (including, for the avoidance of doubt, any Project Costs actually expended prior to the relevant time) of the Ettrick Project or, as the case may be, any Unit Project having increased by an amount of more than fifteen million Dollars ($15,000,000) over and above the Project Costs specified in the Initial Budget or, as the case may be, the Forecast relating to that project most recently delivered to the Facility Agent at the relevant time, (f) if at any time any amount in excess of five million Dollars ($5,000,000) payable under or pursuant to any Contract has not been paid by the Field Operator who is a party to that Contract for a period in excess of thirty (30) days after the due date (including any applicable grace period), that non-payment and of the reason for such non-payment, (g) any material breach or default under any Assigned Document, and (h) the occurrence of the Implementation Date;

8.1.2       confirmation

if and whenever reasonably requested by the Facility Agent, confirm to the Facility Agent in writing that no Insolvency Event (or other event or circumstance which, with the giving of notice, lapse of time or satisfaction of any other condition (or any combination thereof), would, or might reasonably be expected to, constitute, or result in, an Insolvency Event) in relation to any Obligor or (after the Implementation Date) Aurelia Holding, no Default, no Environmental Claim, no Material Adverse Change and no material divergence from any Initial Budget has occurred and is continuing;

8.1.3       consents and licences

obtain or cause to be obtained or made, maintain in full force and effect and comply in all material respects with the conditions and restrictions (if any) imposed in, or in connection with, each consent, authorisation, licence and approval of, and each registration with and declaration to, any Government Entity and do, or cause to be done, all other acts and things which may from time to time be necessary under applicable law for the continued due performance, satisfaction and discharge by it of all its obligations and liabilities under and pursuant to (a) this Agreement, each other Facility Document to which it is, or is to be, a party and (b) in all material respects, each of the Assigned Documents to which it is, or is to be, a party;

8.1.4       pari passu

ensure that its obligations under this Agreement and each other Facility Document to which it is, or is to be, a party are and remain at all times its direct, general and unconditional obligations and rank and continue to rank at least pari passu with all its other present and future unsecured and unsubordinated Indebtedness with the exception of any Indebtedness the obligations in respect of which are mandatorily preferred by law and not by contract;

8.1.5       financial statements

properly prepare or cause to be properly prepared financial statements of Aurelia Energy in respect of each financial year, and will deliver as many copies of those financial statements as the Facility Agent may reasonably request to the Facility Agent as soon as practicable but in any event not later than one hundred and twenty (120) days after the end of the financial period to which they relate;

8.1.6       delivery of reports

deliver to the Facility Agent as many copies as the Facility Agent may reasonably request of each report, circular, notice and similar document issued by that Borrower to its creditors generally at the same time at which the same is so issued by it to its creditors generally;

8.1.7       provision of further information

without prejudice to its other covenants under this clause 8.1, provide to the Facility Agent such information concerning it, the financial condition, operations and assets of it, the other Obligors and (after the Implementation Date) Aurelia Holding, as the Facility Agent may from time to time reasonably request;

8.1.8       Notes

without prejudice to its other covenants under this clause 8.1, provide to the Facility Agent copies of all notices issued or received by it under or pursuant to the documentation relating to the Notes;

8.1.9       performance of obligations

pay, repay, perform, satisfy and discharge when due all obligations and liabilities (including, without limitation, obligations and liabilities relating to Taxes and Indebtedness) incurred, assumed or undertaken by it to or in favour of any person unless the relevant obligation or liability is being contested in good faith by appropriate proceedings (and for the payment of which adequate reserves have been provided) and those proceedings do not involve any likelihood of the arrest, sale, forfeiture or loss of, or of any interest in, the Equipment or any part thereof or the Assigned Property or any part thereof;

8.1.10     applicable law

comply with all national, international and state laws, rules, regulations, treaties and conventions, and all consents, authorisations, licences and approvals of any Government Entity having the force of law or, if not having the force of law, being of a type with which reputable owners or operators of equipment such as the Equipment customarily comply, applicable to it or to any of its assets;

8.1.11     binding obligations

procure that this Agreement, each other Facility Document to which it is, or is to be, a party and each of the Assigned Documents to which it is, or is to be, a party (subject to any applicable Reservations) constitute and will at all times constitute and continue to constitute its valid and legally binding obligations enforceable in accordance with their respective terms;

8.1.12     corporate existence

maintain in good standing its corporate existence as a limited liability company under the laws under which it was incorporated;

8.1.13     filings

procure that, if it is or becomes necessary to ensure the legality, validity, enforceability, priority or admissibility in evidence of this Agreement, any other Facility Document to which it is, or is to be, a party or any of the Assigned Documents to which it is, or is to be, a party that they or any other instrument be notarised, consularised or legalised, or filed, recorded, registered or enrolled in any court, public office or elsewhere in any Relevant Jurisdiction, or that any stamp, registration or similar tax or charge be paid in any Relevant Jurisdiction on or in relation to any of the foregoing, such notarisation, consularisation, legalisation, filing, recording, registration or enrolling, or such stamp, registration or similar tax or charge, is effected or, as the case may be, paid;

8.1.14     business

maintain the Core Business as its core business and ensure that the non-current assets employed by the Bluewater Group and Aurelia Energy in the Core Business shall at all times represent at least seventy five per cent (75%) of the non-current assets of the Bluewater Group and Aurelia Energy, as evidenced by the most recent consolidated financial statements of Aurelia Energy;

8.1.15     business interruption insurance

procure that, if at any time the Obligors shall receive earnings for the provision of services in respect of three (3) or less complete FPSOs, the Obligors (unless otherwise agreed by the Majority Banks) shall effect and maintain business interruption insurance (satisfactory to the Facility Agent, acting reasonably) in an amount of not less than sixty thousand Dollars ($60,000) per day per Vessel, subject to a maximum total amount of ten million Dollars ($10,000,000) per incident for such sums and on such terms (after application of an excess of ninety (90) days or such other reasonable excess period as may be agreed by the Security Trustee (with the consent of, and after consultation with, the Majority Banks)), having regard to the terms of the Assigned Documents and what is obtainable in the then current insurance market in relation to business interruption insurance in respect of the same risks as those which are covered by the Insurances which are required to be effected pursuant to clause 10.1.1(a) of the General Assignment;

8.1.16     Bluewater Finance

procure that Bluewater Finance will not (a) undertake, or be otherwise involved in, any business whatsoever, (b) undertake, assume or incur any obligation or liability whatsoever, (c) acquire any assets whatsoever, or (d) enter into any deed, document, agreement, instrument, contract or other arrangement whatsoever, in each case, other than as required for the purposes of the Notes, and in accordance with the terms of the Indenture;

8.1.17     financial model

deliver, or procure that there is delivered, to the Facility Agent an updated version of the Financial Model on each anniversary of this Agreement and whenever requested by the Facility Agent, acting reasonably;

8.1.18     construction contracts

forthwith upon becoming aware of it, inform the Facility Agent of the execution of any contract relating to Construction having a value or cost in excess of fifty million Dollars ($50,000,000) entered into by any Bluewater Group Member;

8.1.19     Owners and Operators

procure that no person other than a Bluewater Group Member at any time during the Facility Security Period becomes either an Owner or Operator and that prior to any Bluewater Group Member which previously was not an Owner or Operator becoming an Owner or, as the case may be, an Operator, the requirements of clause 21.9 are satisfied in full;

8.1.20     Netting Arrangements

procure that at all times during the Facility Security Period the Netting Arrangements do not permit the netting or set-off against any Assigned Account of any amount owing to the Account Bank by any person which is not a Borrower or Guarantor or any negative balance on any account of any person which is not a Borrower or Guarantor;

8.1.21     Forecasts and Project Expenditure Certificates

during any Construction Period relating to the Ettrick Project or any Unit Project, (i) at the end of each quarter during that Construction Period, (ii) promptly after any time the forecast Project Cost of the Ettrick Project or, as the case may be, any Unit Project increases by more than fifteen million Dollars ($15,000,000) over the amount of that Project Cost anticipated in the Forecast most recently previously delivered to the Facility Agent relating to the relevant project, and (iii) promptly as soon as the provisions of clause 2.6.2 become applicable to the Ettrick Project or any Unit Project, deliver, or procure that there is delivered, to the Facility Agent:

(a)     a Forecast; and

(b)    a Project Expenditure Certificate,

in each case relating to the relevant project and updated from the date the list thereof was previously delivered to the Facility Agent and in the circumstances referred to in sub-paragraph (iii) thereafter continue to promptly provide such updated Forecasts and Project Expenditure Certificates in relation to the relevant project as may be reasonably requested by the Facility Agent from time to time;

8.1.22     Excluded Subsidiaries

procure that, simultaneously with any company being removed from Schedule 11 by the operation of paragraph 2 of that Schedule, that company shall become an Additional Guarantor and that the obligations and requirements of clause 8.3.2(a) shall be satisfied and fulfilled in relation to that company; and

8.1.23     money laundering

in relation to the borrowing of the Advances, the performance and discharge of its obligations and liabilities under this Credit Agreement or any of the Facility Documents to which it is a party and the transactions and other arrangements effected or contemplated by this Credit Agreement or any of the Facility Documents to which it is a party, act for its own account and the foregoing will not involve or lead to a contravention of any law, official requirement or other regulatory measure or procedure which has been implemented to combat “money laundering” (as defined in Article 1 of the Directive (91/308/EEC) of the Council of the European Communities).

8.2          Each of the Borrowers covenants to each Facility Beneficiary that, no later than the date falling thirty (30) days after the Closing Date and thereafter at all times during the Facility Security Period, Acceptable Hedging Arrangements will be in place.

8.3          Each of the Borrowers covenants to each Facility Beneficiary that it will not:

8.3.1       no merger or transfer

merge or consolidate with, or transfer all of its assets to, any person unless:

(a)     the merged entity or transferee is (i) another Obligor or (ii) (in the opinion of the Majority Banks acting reasonably) another person of at least the same creditworthiness as the relevant Borrower; and

(b)    the merged entity or transferee expressly and unconditionally assumes (in a manner and on terms acceptable to the Majority Banks acting reasonably) all obligations and liabilities of the relevant Borrower under and pursuant to each of the Transaction Documents, and each of the Banks agrees that it will promptly consider any matter notified to it in relation to which its opinion or determination is required pursuant to this clause 8.3.1 and/or clause 7.3.1 of the Facility Guarantee;

8.3.2       Subsidiaries

create or acquire any Subsidiary (other than, in the case of any acquisition, another Obligor) unless:

(a)     if that Subsidiary is not an Excluded Subsidiary or at any time after its creation or acquisition ceases to be an Excluded Subsidiary;

(i)         upon its creation or acquisition or, as the case may be, upon it ceasing to be an Excluded Subsidiary, the provisions of clauses 19.7.3 and 19.7.4 in relation to that Subsidiary are fulfilled, that Subsidiary enters into a Guarantee Accession Deed (and provides all of the documents and other evidence listed in clause 4 of the Guarantee Accession Deed), a DPP Supplemental Deed and such other documents as the Facility Agent (acting reasonably) may require; and
(ii)     the Facility Agent receives an opinion of independent counsel in the jurisdiction in which the Subsidiary is (or, as the case may be, is to be) incorporated and (if different) the jurisdiction in which it has (or, as the case may be, is to have) its principal place of business in a form and on terms in all respects satisfactory to the Majority Banks (which shall include an opinion confirming the effectiveness of the terms of the subordination under the Notes), or

(b)    such Subsidiary is an Excluded Subsidiary; or

(c)     the Facility Agent (acting on the instructions of the Majority Banks) otherwise gives its prior written consent;

8.3.3       disposals

dispose of any of its assets in or over which any Facility Beneficiary holds any Security or which is the subject of any Security Document, whether by one or a series of transactions, related or not, unless the provisions of clause 2.7.3(b) are complied with and provided however that such disposal shall not result in fewer than four (4) Vessels being subject to security in favour or for the benefit of the Facility Beneficiaries, or

8.3.4       negative pledge

create or permit to subsist any Encumbrance (other than Permitted Encumbrances) over, or attempt, purport or agree to any of the same, all or any part of its assets in or over which any Beneficiary holds any Security or which is the subject of any Security Document; or

8.3.5       Indebtedness

incur, assume or undertake any Indebtedness other than Permitted Indebtedness; or

8.3.6       Leases and Contracts

enter into any New Contract in relation to any Assigned Document after the date of this Agreement, unless the Facility Agent has first confirmed (acting on the instructions of the Majority Banks, acting reasonably) that the counterparty thereto and the form and substance thereof is acceptable to the Facility Agent; or

8.3.7       applicable law

not use the proceeds of any Advance for an illegal purpose or otherwise not in compliance with any applicable law.

8.4          Each of the Borrowers covenants to each Facility Beneficiary in the terms of clause 6 of the General Assignment as if the provisions of that clause were set out in full, mutatis mutandis, in this Agreement, but subject always to clause 6.2 of the General Assignment.

9             Conditions

9.1          Documents and evidence

9.1.1       The obligations of the Facility Beneficiaries under and pursuant to this Agreement are subject to the condition that the Facility Agent, or its duly authorised representative, shall have received, not later than Closing, the documents and evidence specified in Part 1 of schedule 3, in form and substance satisfactory to each of the Facility Beneficiaries.

9.1.2       The obligations of the Banks to make available to any Borrower any Further Advance are subject to the conditions that:

(a)     the Facility Agent, or its duly authorised representative, shall have received, on or prior to the date falling five (5) Banking Days before the date on which that

Further Advance is to be made (as specified in the relevant Drawdown Notice), the documents and evidence specified in Part 2 of schedule 3, in form and substance satisfactory to the Facility Agent; and

(b)    in the case of any Further Advance to be drawn or applied by any Borrower for the purpose of financing all or any part of the Project Cost, the Facility Agent, or its duly authorised representative, shall have received on or prior to the date falling five (5) Banking Days before the date on which that Further Advance is to be made (as specified in the relevant Drawdown Notice), the documents and evidence specified in Part 3 of schedule 3, in form and substance satisfactory to the Facility Agent.

Notwithstanding anything to the contrary in this clause 9 or in schedule 3, receipt of fax and/or electronic copies of the documents and evidence referred to in the foregoing provisions of this clause 9.1 shall be deemed to be satisfactory to the Facility Beneficiaries, unless the Facility Agent (acting reasonably) specifies to the contrary.

9.2          General conditions precedent

The obligations of the Banks to make available to the Borrowers (or any of them) any Advance (other than a Roll Over Advance) are subject to the further conditions that, at the time at which the Drawdown Notice relating to that Advance is given, and at the time at which that Advance is made:

9.2.1       each of the representations and warranties in clauses 7.1 and 7.2 is true and correct as if made with respect to the facts and circumstances existing at that time;

9.2.2       no Default shall have occurred and be continuing unremedied or unwaived or would result from the making of that Advance;

9.2.3       unless the relevant Drawdown Notice is for an Advance which a Borrower is entitled, pursuant to clause 2.6.2(b), to draw, no Determination Period shall have commenced and be continuing; and

9.2.4       unless the relevant Drawdown Notice is for an Advance which a Borrower is entitled, pursuant to clause 2.7.7(c), to draw, no Cessation Period shall have commenced and be continuing.

9.3          Waiver of conditions precedent

The conditions specified in this clause 9 are inserted solely for the benefit of the Facility Beneficiaries and may be waived on their behalf in whole or in part and with or without conditions by the Facility Agent acting on the unanimous instructions of the Banks and, in the case of the conditions specified in clause 9.1.2, in respect of any one or more Advances without prejudicing the requirement for fulfilment of those conditions in respect of any other Advance (unless waived in whole or in part and with or without conditions by the Facility Agent acting on the unanimous instructions of the Banks).

9.4          Further conditions precedent

If requested by the Facility Agent (acting reasonably, but so that the Facility Agent shall be deemed to be acting reasonably if it is instructed by the Majority Banks so to request) no later than five (5) Banking Days prior to the date thereof, the Borrowers shall, not later than two (2) Banking Days prior to the date on which an Advance is to be made (as specified in the Drawdown Notice relating to that Advance) or an Interest Payment Date, deliver to the Facility Agent such certificates and/or opinions as to all or any of the matters which are the subject of clauses 7, 8, 9 and 10 as the Facility Agent may so request, provided that (i) any such request shall be made by the Facility Agent as soon as practicable, and (ii) for the purposes of this clause 9.4, each of the Banks agrees to act reasonably in determining whether to give instructions to the Facility Agent to request any such certificates and/or opinions.

10           Events of Default

10.1       Events

There shall be an Event of Default if:

10.1.1     Non-Payment: any Obligor fails to pay any amount expressed to be payable by it to any Facility Beneficiary under or pursuant to any Facility Document at the time, in the currency and in the manner stipulated in that Facility Document and such amount remains unpaid for five (5) Banking Days after the due date (and, for the purpose of this clause 10.1.1, in relation to amounts payable on demand the period of five (5) Banking Days referred to above shall commence at the end of the second Banking Day following the date of the relevant demand); or

10.1.2     Breach of obligations relating to other business, financial condition, the Assigned Accounts and the Insurances: any Obligor commits any breach of or omits to observe any of the covenants, obligations and stipulations under and pursuant to clauses 8.1.19, 8.1.20 or 21.9 of this Agreement, clauses 7.1.18 to and including 7.1.22 of the Facility Guarantee, clause 6 of any Account Charge, clause 10 of the General Assignment, but (without prejudice to the other provisions of clause 10 of the General Assignment and clauses 10.1.3 and 10.1.4) excluding any failure by any Obligor to comply with the seven (7), five (5) and three (3) Banking Day time periods referred to in clause 10.5 of the General Assignment and further excluding any failure by any Obligor to comply with clauses 10.10, 10.11 and 10.12 of the General Assignment; or

10.1.3     Non-renewal of Insurances: any Obligor shall fail to effect the renewal of any of the Insurances in relation to any Equipment by the date falling five (5) days prior to the expiry thereof;

10.1.4     Breach of other obligations: any Obligor commits any breach of or omits to observe any of the covenants, obligations, undertakings and stipulations under and pursuant to the Facility Documents (other than those referred to in clauses 10.1.1, 10.1.2 and 10.1.3 but including, for the avoidance of doubt, those referred to in the exclusions to clause 10.1.2) and, in respect of any such breach or omission which in the opinion of the Facility Agent is capable of remedy, or, if not capable of remedy, the consequences of which are in the opinion of the Facility Agent capable of remedy, such action as the Facility Agent may (and, if so instructed by the Majority Banks, shall) require shall not have been taken within thirty (30) days of the Facility Agent notifying that Obligor of that breach or omission and of such required action; or

10.1.5     Misrepresentation: any representation or warranty made or deemed to be made (or, as the case may be, repeated) by any Obligor in the Facility Documents or in any notice, certificate or statement referred to in or delivered under or pursuant to the Facility Documents is or proves to have been incorrect or misleading in any material respect; or

10.1.6     Legal process: any judgment or order in an amount in excess of ten million Dollars ($10,000,000) (or its equivalent in any other currency) made against any Obligor or (after the Implementation Date) Aurelia Holding is not stayed or complied with within ten (10) Banking Days (or such longer period as that judgment or order may allow for payment), or, if and for so long as the continued existence of that judgment or order does not have and might reasonably be expected not to have a material adverse effect on the rights or interests of the Facility Beneficiaries (or any of them), such longer period permitted by the appeal or contest procedure applicable to that judgment or order in the jurisdiction in which it was made, or a creditor attaches or takes possession of, or a distress, execution, sequestration or other process is levied or enforced upon or sued out against, any of the assets of any Obligor or (after the Implementation Date) Aurelia Holding in relation to any Indebtedness in an amount in excess of ten million Dollars ($10,000,000) (or its equivalent in any other currency) and is not discharged within ten (10) Banking Days; or

10.1.7     Insolvency: any Insolvency Event occurs in relation to any Obligor or (after the Implementation Date) Aurelia Holding unless, in relation to any petition or step referred to in paragraph (b) of the definition of “Insolvency Event”, that petition or step is being contested in good faith by that Obligor or, as the case may be, Aurelia Holding and provided that, in the case of Bluewater Energy and/or BOPS, an Insolvency Event which occurs solely as a consequence of the liquidation of Bluewater Energy and/or BOPS as contemplated in clause 7.2 of the Facility Guarantee shall not constitute an Event of Default if and so long as all the requirements of clause 7.2 of the Facility Guarantee have been satisfied; or

10.1.8     Cessation of business: any Obligor suspends or ceases or threatens to suspend or cease to carry on its business and such suspension or cessation (actual or threatened) constitutes, in the opinion of the Majority Banks, a Material Adverse Effect; or

10.1.9     Repudiation: any Obligor repudiates any Facility Document or does or causes or permits to be done any act or thing evidencing an intention to repudiate any Facility Document; or

10.1.10   Encumbrances enforceable: any Encumbrance (other than Permitted Encumbrances) in respect of, or otherwise in connection with, the Equipment or the Assigned Property or any part thereof is or becomes enforceable; or

10.1.11   Financial Indebtedness:  (i) any Financial Indebtedness of any Bluewater Group Member or Aurelia Energy (other than Financial Indebtedness of that Bluewater Group Member or, as the case may be, Aurelia Energy in respect of which the person to whom that Financial Indebtedness is owed, due or payable has no recourse to the assets of any Bluewater Group Member or Aurelia Energy) is not paid when due (after the expiry of any applicable grace period), or (ii) any Financial Indebtedness of any Bluewater Group Member or Aurelia Energy becomes (whether by declaration or automatically in accordance with the terms of the relevant agreement, document or instrument constituting or evidencing the same) due and payable prior to the date when it would otherwise have become due as a result of an event of default (however described), or (iii) any creditor of any Bluewater Group Member or Aurelia Energy becomes entitled to declare any Financial Indebtedness of any Bluewater Group Member or Aurelia Energy due and payable prior to the date when it would otherwise have become due as a result of an event of default (however described), or (iv) any facility or commitment available to any Bluewater Group Member or Aurelia Energy relating to any Financial Indebtedness of any Bluewater Group Member or, as the case may be, Aurelia Energy is withdrawn, suspended or cancelled, in each case, by reason of any event of default (howsoever described) of any Bluewater Group Member or, as the case may be, Aurelia Energy in each case, if the relevant Financial Indebtedness is of an amount in excess of ten million Dollars ($10,000,000) or, when aggregated with any other Financial Indebtedness in relation to which any of the events referred to in the foregoing provisions of this clause 10.1.11 has occurred, is of an amount in excess of forty million Dollars ($40,000,000) (or the equivalent thereof in any other currency);

Provided however that, in the case of paragraphs (ii), (iii) and (iv), if the occurrence of the circumstances referred to therein and/or the validity of any notice given by any third party on the basis of those circumstances are being contested in good faith and by appropriate proceedings which have the effect of staying the applicable obligation to pay and any Encumbrance securing the same, no Event of Default shall be deemed to have occurred for so long as that contest is being pursued and the applicable obligation to pay is stayed; or

10.1.12   Assigned Documents: any party to the Assigned Documents commits any breach of or omits to observe any of the covenants, obligations, undertakings and stipulations under and pursuant to the Assigned Documents to which it is a party and such breach or omission constitutes a Material Adverse Effect; or

10.1.13   Litigation: any litigation, arbitration or administrative proceeding is commenced or threatened against any Obligor or (after the Implementation Date) Aurelia Holding which constitutes a Material Adverse Effect; or

10.1.14   Cost Over-Run: the Facility Agent declares an Event of Default pursuant to clause 2.6.2(a); or

10.1.15   Aurelia Holding: at any time during the Facility Security Period either before or after the Implementation Date, a Default (as defined in the letter agreement dated on or about the date hereof and made between Aurelia Holding and the Facility Agent and referring to this Agreement) shall occur.

10.1.16   Technical Concerns: if evidence has not been delivered to the Facility Agent on or prior to the date falling sixty (60) days after the date any concern referred to below is first raised by a Tehnical Consultant demonstrating, to the satisfaction of the Facilty Agent acting on the instructions of the Majority Banks, that any concerns raised by any Technical Consultant (i) with respect to any material technical matters relating to the

Ettrick Project or any Unit Project, or (ii) that any Cost Over-Run may occur have, in each case, been resolved.

10.2       Acceleration

Upon the occurrence of any Event of Default and at any time thereafter, if any Event of Default is then continuing, the Facility Agent may, and if so requested by the Qualified Majority Banks shall, without prejudice to any other power, right or remedy of the Facility Beneficiaries, by written notice to the Borrowers:

10.2.1     declare that the obligations of the Banks to make any further Advance shall immediately cease, whereupon the same shall immediately cease and all of the Commitments of all of the Banks shall be reduced to zero forthwith; and/or

10.2.2     declare that the Credit at that time shall become immediately repayable in full, whereupon the same shall become immediately due and repayable, together with accrued interest and commitment commission and all other amounts expressed to be due and payable under and pursuant to the Facility Documents.

Any such written notice may be revoked, in whole or in part, by the Facility Agent on the instructions of the Qualified Majority Banks and, if so revoked, the relevant foregoing provisions of this clause 10.2 shall, upon and in accordance with the terms of such revocation, cease to apply, but without prejudice to the rights of the Facility Agent to issue further written notices pursuant to and in accordance with this clause 10.2.

10.3       Acceleration Notice

The Facility Agent agrees that it will not at any time issue any Acceleration Notice if the terms of the Facility Documents do not give the Facility Agent any right to do so at that time, unless (but without excluding or limiting the right of any person to bring a claim against any Bank for breach of its obligation in the next sentence) the Qualified Majority Banks require the Facility Agent to do so.  Each of the Banks agrees that it will not at any time instruct the Facility Agent to issue any Acceleration Notice if the terms of the Facility Documents (other than the first sentence of this clause 10.3) do not give the Facility Agent any right to do so at that time.

11           Indemnities

11.1       Miscellaneous indemnities

The Borrowers shall on demand indemnify each Facility Beneficiary, without prejudice to any of their other rights, powers and remedies under and pursuant to the Facility Documents, against all and any Losses (excluding loss of profit in respect of clauses 11.1.1, 11.1.2 and 11.1.5 but including, in the case of clauses 11.1.3, 11.1.4 and 11.1.6, loss of Margin calculated by reference to the Interest Period or, as the case may be, Interest Periods during which the relevant circumstance or event occurred and including, without limitation, Break Costs and all and any Losses paid, suffered or incurred by any Bank in maintaining or funding its Contribution or any part thereof or in liquidating or re-employing deposits from third parties acquired or contracted for to fund, effect or maintain its Contribution or any part thereof or any other amount owing to that Bank)

which that Facility Beneficiary shall certify as paid, suffered or incurred by it as a consequence of:

11.1.1     any default by any Obligor in the payment when due of any amount payable under or pursuant to the Facility Documents;

11.1.2     the occurrence of any other Facility Event;

11.1.3     any repayment or prepayment pursuant to any of clauses 2.6, 2.7, 4.4, 10.2 and 13.1 or otherwise being made otherwise than on an Interest Payment Date in relation to the part of the Credit or, as the case may be, Advance repaid or prepaid;

11.1.4     any Interest Period which would not otherwise have ended on a Repayment Date ending on a Repayment Date pursuant to clause 3.2;

11.1.5     any transfer by any Bank, pursuant to 13.4, of its rights and obligations under this Agreement; or

11.1.6     any Advance not being made by reason of any default by any Obligor on the date specified in the Drawdown Notice relating to that Advance.

11.2       Currency indemnity

If any amount due from any Borrower to any Facility Beneficiary under or pursuant to this Agreement or any other Facility Document or any order or judgment given or made in relation hereto has to be converted from the currency (the “first currency”) in which the same is payable under or pursuant to this Agreement, that Facility Document or that order or judgment into another currency (the “second currency”) for the purpose of (a) making or filing a claim or proof against that Borrower, (b) obtaining an order or judgment in any court or other tribunal, or (c) enforcing any order or judgment given or made in relation to this Agreement or any other Facility Document, that Borrower shall indemnify and hold harmless that Facility Beneficiary, on demand, from and against any and all Losses suffered, incurred or paid by that Facility Beneficiary as a result of any difference between (i) the rate or rates of exchange used to convert for such purpose the amount in question from the first currency into the second currency, and (ii) the rate or rates of exchange at which that Facility Beneficiary may in the ordinary course of business purchase the first currency with the second currency upon receipt of an amount paid to it in satisfaction, in whole or in part, of any such order, judgment, claim or proof.  Any amount due from any Borrower under this clause 11.2 shall be due as a separate debt and shall not be affected by any order or judgment and the term “rate of exchange” includes any premia and costs of exchange payable in connection with the purchase of the first currency with the second currency.

12           Further indemnity

The Borrowers covenant to indemnify each Facility Beneficiary on demand against all Losses which may now or hereafter be suffered, incurred or paid by that Facility Beneficiary, or by any manager, agent, officer or employee for whose liability, act or omission that Facility Beneficiary may be legally obliged to indemnify, in respect of, or otherwise in connection with, anything done or omitted in the exercise or purported exercise of that Facility Beneficiary’s powers, rights and remedies under and pursuant to this Agreement and the other Facility Documents or otherwise in connection with the Secured Obligations, the Equipment and the Assigned Property or any of them or any part thereof or the security created by and under the Facility Documents or otherwise howsoever in connection with any of the matters dealt with in the Facility Documents including, without limitation, the matters referred to in clause 22.16 of this Agreement and the matters referred to in clause 6.16 of the Deed of Proceeds and Priorities (and, for the avoidance of doubt, all Losses suffered, incurred or paid by any Facility Beneficiary as a result of its obligations and liabilities thereunder), together with interest on those Losses (i) (if the relevant Losses are paid by the Borrowers or any of them within five (5) Banking Days of the date (the “due date”) of demand by the Facility Agent) at the rate of interest applicable at that time to that amount pursuant to clause 3.1, or (ii) (in all other circumstances) at the Default Rate, in each case, from the due date to the date of payment (after as well as before judgment).

13           Unlawfulness, increased costs, mitigation

13.1       Unlawfulness

If it is or becomes contrary to any law or regulation for any Bank to contribute to the Advances (or any of them) or to maintain its Commitment or maintain or fund its Contribution, that Bank shall promptly through the Facility Agent give notice thereof to the Bluewater Agent whereupon (a) that Bank’s Commitment shall forthwith be reduced to zero, and (b) the Borrowers shall prepay the Contribution of that Bank either (i) forthwith, or (ii) on a future date specified by that Bank (through the Facility Agent) which shall not be later than the latest date permitted by the relevant law or regulation, together with accrued interest and commitment commission and all other amounts expressed to be due and payable by the Borrowers (or any of them) to that Bank under and pursuant to the Facility Documents.

13.2       Increased costs

13.2.1     Subject to clause 13.3 the Borrowers shall, within five (5) Banking Days of a demand by the Facility Agent, pay for the account of a Facility Beneficiary the amount of any Increased Costs incurred by that Facility Beneficiary or any of its Related Companies as a result of (i) the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation or (ii) compliance with any law or regulation made after the date of this Agreement.

13.2.2     In this Agreement “Increased Costs” means:

(a)     a reduction in the rate of return from an Advance or on a Facility Beneficiary’s (or any of its Related Company’s) overall capital;

(b)    an additional or increased cost;

(c)     a reduction of any amount due and payable under any Facility Document, or

(d)    a change which subjects any Facility Beneficiary to Taxes or changes the basis of Taxation of any Facility Beneficiary with respect to any amount payable to that

Facility Beneficiary under or pursuant to any Facility Document (other than Taxes or Taxation on the overall net income, profits or gains of that Facility Beneficiary imposed in the jurisdiction in which its principal office or its lending office under this Agreement is located), which is incurred or suffered by a Facility Beneficiary or any of its Related Companies to the extent that it is attributable to that Facility Beneficiary having entered into its Commitment or funding or performing its obligations under any Facility Document.

13.2.3     Any Facility Beneficiary intending to make a claim pursuant to clause 13.2.1 shall notify the Facility Agent of the event giving rise to the claim, following which the Facility Agent shall promptly notify the Bluewater Agent.

13.2.4     Each Facility Beneficiary shall, as soon as practicable after a demand by the Facility Agent, provide a certificate confirming the amount of its Increased Costs.

13.3       Exceptions

Nothing in clause 13.2 shall entitle any Bank to compensation for any increased cost, reduction, payment, foregone return or loss to the extent that the same (a) is the subject of an additional payment under clause 6.7 or clause 6.8 (or would have been the subject of an additional payment but for an exclusion thereto), or (b) is compensated for by the payment of the Mandatory Cost, or (c) arises as a consequence of the wilful breach by the relevant Facility Beneficiary or its Related Companies of any law or regulation, or (d) arises as a consequence of or is attributable to the implementation or application of or compliance with the “International Convergence of Capital Measurement and Capital Standards, a Revised Framework” published by the Basel Committee on Banking Supervision in June 2004 in the form existing on the date of this Agreement (“Basel II”) or any other law or regulation which implements Basel II (whether such implementation, application or compliance is by a government, regulator, Facility Beneficiary or any of its Related Companies) unless, for the avoidance of doubt, it arises as a consequence of any change in, or in the interpretation or application of Basel II (or any law or regulation implementing the same) occurring after the date hereof, or (e) is attributable to a decline in the credit rating of the Facility Beneficiary or any of its Related Companies, or (f) is imposed on the Facility Beneficiary or any of its Related Companies as a result of operational risk not related to the transactions contemplated by the Facility Documents.

13.4       Mitigation

If, in respect of any Facility Beneficiary, circumstances arise which would, or would upon the giving of notice, result in:

13.4.1     any Borrower being required to make an increased payment pursuant to clause 6.7;

13.4.2     the reduction of that Facility Beneficiary’s Commitment to zero or the Borrowers being required to prepay that Facility Beneficiary’s Contribution pursuant to clause 13.1; or

13.4.3     the Borrowers being required to pay an amount to that Facility Beneficiary to compensate that Facility Beneficiary and/or any of its Related Companies for any reduction in rate of return, additional or increased cost, reduction in amount or liability to Taxes pursuant to clause 13.2,

13.4.4     or, generally, circumstances arise which would, or would upon the giving of notice, result in the operation of clauses 4.3.1, 4.3.2 or 4.3.3, then, without in any way prejudicing, limiting, discharging, delaying, reducing or affecting the obligations of the Borrowers under clauses 4, 6 and 13, that Facility Beneficiary (or, in the case of the operation of clauses 4.3.1, 4.3.2 or 4.3.3, all of the Banks) shall, in consultation with the Facility Agent and the Bluewater Agent (and, in the case of the operation of clauses 4.3.1, 4.3.2 or 4.3.3, when requested to do so by the Bluewater Agent), endeavour to take such reasonable steps as may be open to it (and, in the case of the operation of clauses 4.3.1, 4.3.2 or 4.3.3, requested by the Bluewater Agent) to mitigate or remove such circumstances, including (without limitation, but not in the case of the operation of clause 4.3.1) the transfer of its rights and obligations under this Agreement to another bank or financial institution acceptable to the Borrowers unless to do so would (in the opinion of that Facility Beneficiary) be prejudicial to that Facility Beneficiary or be in conflict with that Facility Beneficiary’s general banking policies or involve that Facility Beneficiary in material expense or an ongoing increased administrative burden. Provided that any consultation and/or mitigation pursuant to this clause 13.4 which arises as a result of the operation of clauses 4.3.1, 4.3.2 or 4.3.3, shall not extend beyond the date falling on the earlier of (a) twenty (20) Banking Days after the date on which the Bluewater Agent first notifies the Facility Beneficiaries (via the Facility Agent) or (if earlier) the date on which the Facility Agent first notifies the Bluewater Agent of the relevant circumstance, and (b) the date on which the Facility Agent (acting on the instructions of the Majority Banks) notifies the Bluewater Agent that any further delay in the exercise of the rights under clause 4.4 will or might reasonably be expected to have a material adverse effect on the rights, interests, powers and remedies of the Facility Beneficiaries or any of them.

14           Pro-rata payments

14.1       Pro-rata payments

If at any time the proportion which any Bank (the “Recovering Bank”) has received or recovered (other than from a Transferee or a sub-participant in that Bank’s Contribution) in respect of its share of any amount paid for the account of the Recovering Bank and one or more other Banks under or pursuant to any Facility Document exceeds the proportion of the share of that amount received or recovered by the Bank receiving or recovering the smallest or no proportion of its share of that amount (the amount of that excess being referred to in this clause 14.1 as the “excess amount”), then:

14.1.1     within two (2) Banking Days of that receipt or recovery, the Recovering Bank shall pay to the Facility Agent an amount equal (or equivalent) to the excess amount;

14.1.2     the Facility Agent shall treat that amount so paid to it as if it were part of the amount paid by the Borrowers or, as the case may be, the relevant Obligor and shall distribute that amount in accordance with the last sentence of clause 6.1; and

14.1.3     as between the Borrowers or, as the case may be, the relevant Obligor, on the one hand, and the Recovering Bank, on the other hand, the excess amount shall be treated as not having been paid.

Each Bank shall forthwith notify the Facility Agent of any such receipt or recovery by that Bank other than by payment through the Facility Agent.  If the Recovering Bank is subsequently required to refund in whole or in part the excess amount, each Bank to which any part of the amount referred to in clause 14.1.1 was distributed pursuant to clause 14.1.2 shall, at the request of the Recovering Bank, repay to the Recovering Bank that Bank’s pro-rata share of the amount which the Recovering Bank is required to refund.  Each Bank shall supply to the Facility Agent such information as the Facility Agent may from time to time request for the purpose of this clause 14.1.  Notwithstanding the foregoing provisions of this clause 14.1, no Recovering Bank shall be obliged to pay to the Facility Agent any part of any amount which it receives or recovers pursuant to any legal action or proceeding taken by it to recover any amount due to it under or pursuant to any Facility Document if and to the extent that that amount would be distributed by the Facility Agent, pursuant to clause 14.1.2, to any Bank which has a legal right to, but does not, either join in such legal action or proceeding or commence and diligently pursue a separate legal action or proceeding in the same or another court (unless the legal action or proceeding taken by the Recovering Bank is taken without prior notice thereof having been given through the Facility Agent to that other Bank).

14.2       No release

For the avoidance of doubt, any failure by any Recovering Bank to comply with the provisions of clause 14.1 shall not release any other Recovering Bank from any of its obligations and liabilities under clause 14.1.

14.3       No charge

The provisions of this clause 14 shall not, and shall not be construed so as to, constitute a charge by any Bank over all or any part of any amount received or recovered by it in the circumstances referred to in clause 14.1.

15           Technical Consultant and FPSO Valuer

15.1       Technical Consultant

During any Construction Period, the Technical Consultant in relation to the Ettrick Project or, as the case may be, the relevant Unit Project, shall, and the Bluewater Agent shall provide all necessary co-operation and assistance or, as the case may be, procure that the same is provided to enable that Technical Consultant to:

15.1.1     from time to time, meet with the management team of the Bluewater Group, and review all such documentation relating to the Construction of the Ettrick Project or, as the case may be, the relevant Unit Project, as that Technical Consultant shall deem appropriate, in each case so as to enable that Technical Consultant to be satisfied, acting reasonably, that the relevant Construction is proceeding in a satisfactory manner;

15.1.2     report quarterly (or with such other frequency as may be agreed between the Technical Consultant and the Facility Agent (each acting reasonably) after good faith consultation with the Bluewater Agent)) in writing to the Facility Agent on the progress of the relevant Construction and the Technical Consultant’s review of any Forecast delivered to the Facility Agent prior to the date of such report;

15.1.3     at any time the Fair Market Value of the Ettrick Project or any Unit Project falls to be determined pursuant to clause 15.2, determine the percentage of the work required to successfully complete that Construction which at that time has been performed.

15.1.4     from time to time, notify the Facility Agent if and whenever that Technical Consultant has any material concerns in relation to potential Cost Over-Runs in relation to the relevant Construction, and

15.1.5     accurately measure any material divergence from any Initial Budget,

and (i) the Facility Agent shall, promptly following the receipt by it of any report or notification referred to in clauses 15.1.2 and 15.1.4, forward a copy of that report to, or, as the case may be, notify, each of the Banks, and (ii) each of the Borrowers covenants to each of the Facility Beneficiaries that it will promptly and adequately address each and every material concern referred to in clause 15.1.4.

15.2       FPSO Valuer

15.2.1     Each FPSO Valuer shall, and the Bluewater Agent shall provide all necessary co-operation and assistance or, as the case may be, procure that the same is provided to enable each FPSO Valuer to:

(a)     prior to the Closing Date and on each anniversary of the Closing Date which falls during the Facility Security Period (unless waived by the Majority Banks); and

(b)    if and whenever (i) any Default has occurred and is continuing, or (ii) any Contract is terminated for convenience prior to its scheduled termination, or (iii) pursuant to the terms of the Facility Documents any proceeds, or other moneys payable under, the Insurances are or have been applied in accordance with clause 4.2 (but not, for the avoidance of doubt if such proceeds or other moneys are used or being used to repair the relevant Equipment), and the Facility Agent so requests, produce and submit to the Facility Agent and the Bluewater Agent a valuation of the Fair Market Value of, in the circumstances referred to sub-paragraph (b) (i), each item of Equipment or, in the circumstances referred to in sub-paragraphs (b) (ii) and (iii), the relevant item of Equipment, in each case as at the relevant time, Provided however that if at the relevant time the Ettrick Project or any Unit Project is under Construction, each FPSO Valuer shall produce and submit to the Facility Agent and the Bluewater Agent a valuation of the Fair Market Value of the relevant Vessel assuming the Construction (as contemplated by the Initial Budget relating thereto) had been successfully completed.  The cost of any valuation referred to in this clause 15.2.1 shall be borne by the Borrowers.

15.2.2     The Bluewater Agent shall, promptly following the receipt by it of any valuations referred to in clause 15.2.1, calculate, in respect of each relevant item of Equipment, the Fair Market Value of that item of Equipment and certify the same to the Facility Agent, including reasonable details of the calculation thereof.  The Facility Agent shall promptly forward a copy of that certificate to each of the Banks.  For the purposes of the Facility Documents, the Fair Market Value of:

(a)     any item of Equipment other than the Ettrick Project or any Unit Project which at the relevant time is under Construction, shall be the average of the Fair Market Values of that item of Equipment produced by each FPSO Valuer, and

(b)    the Ettrick Project or any Unit Project that at the relevant time is under Construction, shall be the average of the amounts resulting from the following equation, using the Fair Market Values produced by each FPSO Valuer;

FMV = A x X%

where:

A      equals the Fair Market Value referred to in the proviso to clause 15.2.1; and

X%   equals the percentage of the Construction work successfully completed, as confirmed by the Technical Consultant.

16           Transfer and lending office

16.1       Benefit and burden

This Agreement shall be binding upon each Borrower and the Bluewater Agent and their respective successors in title, and shall enure for the benefit of each of the Facility Beneficiaries and each of their respective successors in title.  Each Borrower and the Bluewater Agent expressly acknowledges and accepts the provisions of clause 16.4 and agrees that each Transferee shall be entitled to the benefit of this Agreement and the obligations and liabilities of each Borrower under and pursuant to this Agreement, and the powers, rights and remedies of the Banks and the Facility Beneficiaries under and pursuant to this Agreement, as if that Transferee had originally been a party to this Agreement as a Bank. In addition, each Borrower and the Bluewater Agent expressly agrees that (i) each person who shall for the time being act as facility agent pursuant to clause 22 shall be entitled to the benefit of this Agreement and the obligations and liabilities of each Borrower under and pursuant to this Agreement, and the powers, rights and remedies of the Facility Agent and the Facility Beneficiaries under and pursuant to this Agreement, as if that person had originally been a party to this Agreement as the Facility Agent, and (ii) each person who shall for the time being act as security trustee pursuant to clause 6 of the Deed of Proceeds and Priorities shall be entitled to the benefit of this Agreement and the obligations and liabilities of each Borrower under and pursuant to this Agreement, and the powers, rights and remedies of the Security Trustee and the Facility Beneficiaries under and pursuant to this Agreement, as if that person had originally been a party to this Agreement as the Security Trustee.

16.2       Disclosure of information

16.2.1     Any of the Facility Beneficiaries may disclose to any of its Subsidiaries or Affiliates and to any prospective Transferee, or to any other person who may propose entering into contractual arrangements with that Facility Beneficiary in relation to the Equipment, the Assigned Property or any part thereof and/or the Facility Documents (including any person to whom a Facility Beneficiary wishes to grant a sub-participation under clause 16.8), such information concerning the Obligors or any of them as that Facility Beneficiary may deem appropriate if that Facility Beneficiary first (except in the case of any disclosure to any such Subsidiary or Affiliate) obtains the consent of the Bluewater Agent (which consent shall not be unreasonably withheld or delayed).

16.2.2     No disclosure of information may be made under clause 16.2.1 (or otherwise) to any Subsidiary or Affiliate of a Facility Beneficiary or to any prospective Transferee or other person unless, prior to that disclosure (a) the Facility Beneficiary has informed the Bluewater Agent of the full content and terms of the proposed disclosure, and (b) such Subsidiary, Affiliate, prospective Transferee or other person, as the case may be, undertakes in writing to the Borrowers to keep secret and confidential, and not, without the prior written consent of the Bluewater Agent, disclose to any third party any of, the information disclosed to it by that Facility Beneficiary.

16.2.3     It shall not be unreasonable at any time for the Bluewater Agent to withhold its consent to any disclosure under clause 16.2.1 if the Bluewater Agent, acting in good faith, is not satisfied that an undertaking given in accordance with clause 16.2.2 received from the person to whom disclosure is intended to be made would be sufficient to adequately safeguard and protect the Bluewater Group’s legal or commercial interests.

16.2.4     If the Bluewater Agent fails to respond to a request for its consent within five (5) Banking Days of that request being made, the Bluewater Agent shall be deemed to have given the consent requested.

16.3       No assignment

No Borrower nor the Bluewater Agent may, and each Borrower and the Bluewater Agent shall not, assign or transfer to any person all or any of its rights and obligations under and pursuant to this Agreement and the other Facility Documents.

16.4       Transfers

16.4.1     Any Bank (the “Transferor Bank”) may, at any time, cause all or any part (which, in the case of a transfer of part only, shall be in an amount of its Commitment and Contribution which is not less than ten million Dollars ($10,000,000)) of its rights, interests, obligations and liabilities under and pursuant to this Agreement and the other Facility Documents to be transferred to (a) any of its Subsidiaries or Affiliates or to a federal reserve bank, central bank or other monetary or regulatory authority having jurisdiction over that Bank, subject to (unless an Event of Default has occurred and is continuing) the prior written consent of the Bluewater Agent (such consent not to be unreasonably withheld or delayed) where any such transfer would increase the costs of any Obligor under or pursuant to any of the Facility Documents to which that Obligor is a party (but not otherwise), or (b) unless an Event of Default has occurred and is continuing, with the consent of the Bluewater Agent (such consent not to be unreasonably withheld or delayed), to any other bank or financial institution which is a Qualifying Bank (a “Transferee”), in each case by delivering to the Facility Agent a Transfer Certificate duly completed and duly executed by the Transferor Bank and the Transferee.  If the Bluewater Agent fails to respond to a request for its consent within ten (10) days of that request being made, the Bluewater Agent shall be deemed to have given the consent requested.

16.4.2     Any transfer by a Bank shall be offered and effected in compliance with all applicable laws and regulations.  No transfer by a Bank will be binding on, or effective in relation to, any of the Borrowers, the Bluewater Agent, the Facility Agent, the Security Trustee, the Arranger and the other Banks unless it is effected or evidenced by a Transfer Certificate which complies with the provisions of this clause 16.4 which is executed by or on behalf of the Transferor Bank, the Transferee and the Facility Agent (on behalf of itself and each of the Borrowers, the Bluewater Agent, the Security Trustee, the Arranger and the other Banks).  Each Transferor Bank shall pay to the Facility Agent, in relation to each Transfer Certificate delivered to the Facility Agent by that Transferor Bank, a fee in the amount of two thousand Dollars ($2,000).  Upon the execution of any Transfer Certificate by the Facility Agent, which execution shall be effected as promptly as is practicable and in any event within five (5) Banking Days after that Transfer Certificate has been delivered to the Facility Agent, and subject to the terms of that Transfer Certificate, that Transfer Certificate shall have effect as follows:

(a)     a Transfer Certificate may be in respect of all or any part of the Transferor Bank’s rights, interests, obligations and liabilities under and pursuant to this Agreement and the other Facility Documents;

(b)    a Transfer Certificate shall only be in respect of the Transferor Bank’s rights, interests, obligations and liabilities in its capacity as a Bank and shall not transfer all or any part of the Transferor Bank’s rights, interests, obligations and liabilities as Facility Agent, Security Trustee, Arranger or in any other capacity, as the case may be, which rights, interests, obligations and liabilities may only be transferred in accordance with the relevant provisions of the Credit Agreement or, as the case may be, the Deed of Proceeds and Priorities;

(c)     a Transfer Certificate shall take effect in accordance with the laws of England and Wales as follows:

(i)         to the extent specified in that Transfer Certificate, the Transferor Bank’s payment rights and all its other rights and interests (other than those referred to in clause 16.4.2(b)) under and pursuant to this Agreement and the other Facility Documents are transferred to the Transferee absolutely;
(ii)        the Transferor Bank’s Commitment is discharged to the extent specified in the Transfer Certificate and that Commitment is, to the same extent, assumed by the Transferee;
(iii)       the Transferee becomes a Bank with a Contribution of the amount specified in the Transfer Certificate;
(iv)       the Transferee becomes bound by all the obligations and liabilities under and pursuant to this Agreement and the other Facility Documents which are applicable to the Banks, including, without limitation, those provisions in relation to pro-rata sharing and the exclusion of liability on the part of, and the indemnification of, the Facility Agent and the Security Trustee, and to the

extent that the Transferee becomes bound by those provisions, the Transferor Bank ceases to be bound by them;
(v)        the Contributions which the Transferee makes after the Transfer Certificate comes into effect rank in point of priority and security in the same way as they would have ranked had they been made by the Transferor Bank;
(vi)       the Transferee becomes entitled to all the rights and interests under and pursuant to this Agreement and the other Facility Documents which are applicable to the Banks, including, without limitation, those relating to the Majority Banks and those pursuant to clauses 3.5, 5, 6 and 13, and, to the extent that the Transferee becomes entitled to those rights and interests, the Transferor Bank ceases to be entitled to them; and

16.4.3     each of the Borrowers and the Bluewater Agent (subject to the Bluewater Agent having given or being deemed to have given consent, if required, pursuant to clause 16.4.1), the Security Trustee, the Arranger and the Banks hereby irrevocably authorises and instructs the Facility Agent to sign each Transfer Certificate on its behalf (and, in the case of the Security Trustee, on behalf of any Obligor which has in any Facility Document given a corresponding authorisation and instruction to the Security Trustee) and undertakes not to withdraw, revoke or qualify that authority and instruction at any time.  Promptly upon its execution of any Transfer Certificate, the Facility Agent shall notify the Bluewater Agent, the Security Trustee, the Arranger, the Transferor Bank, the Transferee and the other Banks.

16.5       Reliance on Transfer Certificate

The Facility Agent shall be entitled to rely on any Transfer Certificate believed by it to be genuine and correct and to have been delivered or executed by the persons by whom it purports to have been delivered or executed, and shall not be liable to any person for the consequences of such reliance.

16.6       Facility Agent register

16.6.1     The Facility Agent shall at all times during the continuation of this Agreement maintain a register in which it shall record the name, Commitments, Contributions and administrative details (including the lending office) from time to time of each Bank and, in relation to each Bank holding a Transfer Certificate, the date at which the transfer referred to in that Transfer Certificate was effected, and the Facility Agent shall make that register available for inspection by each of the Banks, the Security Trustee, the Arranger and the Borrowers during normal banking hours upon receipt by the Facility Agent of reasonable prior notice requesting the Facility Agent to do so.

16.6.2     The entries on that register shall, be prima facie evidence of the identities, the Commitments, the Contributions, the administrative details (including the lending offices) and the Transfer Certificates of and held by the Banks from time to time and may be relied upon by the Facility Agent, the Security Trustee, the Arranger and the Borrowers for all purposes in connection with this Agreement and the other Facility Documents.

16.7       Documenting transfers

If any Bank transfers all or any part of its rights, benefits, obligations and liabilities as provided in clause 16.4, each of the Borrowers and the Bluewater Agent undertake, immediately on being requested to do so by the Facility Agent and at the cost of the Transferor Bank, to enter into, and procure that the other Obligors shall enter into, such deeds, documents, agreements and instruments as the Facility Agent may deem appropriate in connection with the transfer to the Transferee of all or the relevant part of that Bank’s rights, benefits, obligations and liabilities under and pursuant to this Agreement and the other Facility Documents and all relevant references in this Agreement and the other Facility Documents to that Bank shall thereafter be construed as a reference to that Bank and/or its Transferee (as the case may be) to the extent of their respective interests.

16.8       Sub-participation

16.8.1     Subject to its compliance with clause 16.2, each Bank may, at any time (but after having given prior notice to the Bluewater Agent), sub-participate all or any part of its rights, interests, obligations and liabilities under and pursuant to this Agreement and the other Facility Documents in respect of a Commitment and/or Contribution which (other than in respect of a sub-participation to a federal reserve bank, central bank or regulatory authority having jurisdiction over that Bank) is not less than ten million Dollars ($10,000,000) to (a) any of its Subsidiaries or its Affiliates or to a federal reserve bank, central bank or other monetary or regulatory authority having jurisdiction over that Bank, subject to (unless an Event of Default has occurred and is continuing) the prior written consent of the Bluewater Agent (such consent not to be unreasonably withheld or delayed) where any such sub-participation would increase the cost of any Obligor under or pursuant to any of the Facility Documents to which that Obligor is a party (but not otherwise), or (b) unless an Event of Default has occurred and is continuing, with the consent of the Bluewater Agent (such consent not to be unreasonably withheld or delayed), to any other person which is a bank or financial institution.

16.8.2     If the Bluewater Agent fails to respond to a request for its consent under clause 16.8.1 within ten (10) Banking Days of that request being made, the Bluewater Agent shall be deemed to have given the consent requested.

16.9       Lending office

Each Bank shall lend through its office at the address specified in schedule 1 or, as the case may be, in any relevant Transfer Certificate or, subject to the prior written consent of the Bluewater Agent (such consent not to be unreasonably withheld or delayed) where any change of office would increase the costs of any Obligor under or pursuant to any of the Facility Documents to which that Obligor is a party, through any other office of that Bank selected from time to time by that Bank as the office through which that Bank wishes to lend for the purposes of this Agreement. If the Bluewater Agent fails to respond to a request for its consent within ten (10) days of that request being made, the Bluewater Agent shall be deemed to have given the consent requested.  If the office through which a Bank is lending is changed pursuant to this clause 16.9, that Bank shall notify the Facility Agent promptly of that change and the Facility Agent shall notify the Bluewater Agent.

17           Notices

The provisions of clause 20 of the Deed of Proceeds and Priorities shall be incorporated by reference, mutatis mutandis, in this Agreement as if all references therein to “this Deed” were references to this Agreement.

18           Law and Jurisdiction

18.1       Law

This Agreement is governed by, and shall be construed in accordance with, the laws of England and Wales.

18.2       Submission to jurisdiction

For the benefit of each Facility Beneficiary, each Borrower and the Bluewater Agent irrevocably and unconditionally agrees that any legal action or proceeding arising out of or in connection with this Agreement may be brought in the English courts, which shall have jurisdiction to settle or determine any dispute or claim arising out of or in connection with this Agreement, and irrevocably and unconditionally submits to the jurisdiction of the English courts.  Each Borrower and the Bluewater Agent irrevocably and unconditionally designates, appoints and empowers WFW Legal Services Limited at the address of its registered office for the time being (presently of 15 Appold Street, London EC2A 2HB, England), in each case, to receive, for it and on its behalf, service of process issued out of the English courts in any legal action or proceeding arising out of or in connection with this Agreement.  The submission to such jurisdiction shall not (and shall not be construed so as to) limit the right of any Facility Beneficiary to take any legal action or proceeding against any Borrower or the Bluewater Agent in any other court of competent jurisdiction nor shall the taking of any legal action or proceeding in any one or more jurisdictions preclude the taking of any legal action or proceeding in any other jurisdiction, whether concurrently or not.  Each Borrower and the Bluewater Agent agrees that only the English courts and not those of any other jurisdiction shall have jurisdiction to settle and determine any dispute or claim which any Borrower or the Bluewater Agent may have against any Facility Beneficiary arising out of or in connection with this Agreement.

19           Miscellaneous

19.1       Counterparts

This Agreement may be entered into in the form of two or more counterparts, each executed by one or more of the parties hereto, and, provided all the parties hereto shall so execute this Agreement, each of the executed counterparts, when duly exchanged or delivered, shall be deemed to be an original but, taken together, they shall constitute one instrument.

19.2       English language

All certificates, instruments and other documents to be delivered under or supplied in connection with this Agreement shall be in the English language or shall be accompanied by a certified English translation upon which the recipient shall be entitled to rely.

19.3       Remedies cumulative

No failure or delay on the part of any Facility Beneficiary to exercise any right, power or remedy of it under or pursuant to this Agreement or any other Facility Document shall operate as a waiver thereof, nor shall any single or partial exercise by any Facility Beneficiary of any right, power or remedy, or the discontinuance, abandonment or adverse determination of any legal action or proceeding taken by any Facility Beneficiary to enforce any right, power or remedy, preclude any further exercise thereof, any further legal action or proceeding to enforce the same, or the exercise of any other right, power or remedy, nor shall the giving by any Facility Beneficiary of any consent prejudice the right of any Facility Beneficiary to withhold or give consent in relation to any other similar matter.  The rights, powers and remedies of each of the Facility Beneficiaries under and pursuant to this Agreement and the other Facility Documents are cumulative and are not exclusive of any right, power and remedy provided by law.

19.4       Severability of provisions

Each of the provisions of this Agreement is severable and distinct from the others and if at any time one or more of those provisions is or becomes invalid, illegal or unenforceable under the laws of any jurisdiction neither the validity, legality and enforceability of the remaining provisions of this Agreement nor the validity, legality and enforceability of those provisions in any other jurisdiction shall in any way be affected or impaired thereby.

19.5       Contracts (Rights of Third Parties) Act 1999

19.5.1     Unless expressly provided to the contrary in a Facility Document, a person who is not a party to this Agreement shall have no right under the Contracts (Rights of Third Parties) Act 1999 to enforce its terms.

19.5.2     Notwithstanding any term of any Facility Document, the consent of any person who is not a party to a Facility Document is not at any time required to rescind or amend a Facility Document to which it is not a party.

19.5.3     All Bluewater Group Members (including but not limited to the Excluded Subsidiaries), Aurelia Energy and each of the Beneficiaries shall have the right to enjoy and enforce the benefit of any term of the Facility Documents which is expressed to be for its benefit or which purports to confer a benefit on such person.

19.6       Cost of performance, satisfaction and discharge of obligations and liabilities

Unless otherwise expressly provided in this Agreement or any other Facility Document, each covenant, guarantee, undertaking, agreement, obligation and liability made, given, undertaken, assumed or incurred by any Borrower or the Bluewater Agent under this Agreement or any other Facility Document shall be performed, satisfied and discharged at the cost and expense of that Borrower or the Bluewater Agent and at no cost or expense to any Facility Beneficiary.

19.7       “Know your customer” checks

19.7.1     If:

(a)     the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation made after the date of this Agreement;

(b)    any change in the status of an Obligor after the date of this Agreement; or

(c)     a proposed assignment or transfer by a Facility Beneficiary of any of its rights and obligations under this Agreement or any other Facility Document to a party that is not a Facility Beneficiary prior to such assignment or transfer, obliges the Facility Beneficiary (or, in the case of paragraph (c) above, any prospective new Facility Beneficiary) to comply with “know your customer” or similar identification procedures in circumstances where the necessary information is not already available to it, the Bluewater Agent shall promptly upon the request of the Facility Agent or any Bank supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Facility Agent (for itself or on behalf of any Facility Beneficiary) or any Facility Beneficiary (for itself or, in the case of the event described in paragraph (c) above, on behalf of any prospective new Facility Beneficiary) in order for the Facility Agent, such Facility Beneficiary or, in the case of the event described in paragraph (c) above, any prospective new Facility Beneficiary to carry out and be satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations pursuant to the transactions contemplated in the Facility Documents.

19.7.2     Each Facility Beneficiary shall promptly upon the request of the Facility Agent supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Facility Agent (for itself) in order for the Facility Agent to carry out and be satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations pursuant to the transactions contemplated in the Facility Documents.

19.7.3     The Bluewater Agent shall, by not less than ten (10) Banking Days’ prior written notice to the Facility Agent, notify the Facility Agent (which shall promptly notify the Facility Beneficiaries) of its intention to request that a Bluewater Group Member becomes an Additional Obligor pursuant to clause 8.3.2, 21.6, 21.7 or 21.9.

19.7.4     Following the giving of any notice pursuant to clause 19.7.3, if the accession of such Additional Obligor obliges the Facility Agent or any Facility Beneficiary to comply with “know your customer” or similar identification procedures in circumstances where the necessary information is not already available to it, the Bluewater Agent shall promptly upon the request of the Facility Agent or any Facility Beneficiary supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Facility Agent (for itself or on behalf of any Facility Beneficiary) or any Facility Beneficiary (for itself or on behalf of any prospective new Facility Beneficiary) in order for the Facility Agent or such Facility Beneficiary or any prospective new Facility Beneficiary to carry out and be satisfied it has complied with the results of all necessary “know your customer” or other similar checks under all applicable laws and regulations pursuant to the accession of such Bluewater Group Member to this Agreement as an Additional Obligor.

20           Further assurance

Each Borrower and the Bluewater Agent covenants to each of the Facility Beneficiaries that it will, at the Borrowers’ cost and expense, from time to time execute, sign, perfect, do and (if required) file, record, register and enrol every further deed, assurance, agreement, instrument, act and thing which any Facility Beneficiary (acting reasonably) may deem appropriate for the purpose of more effectually assigning and charging the Assigned Property or any part thereof or perfecting the security created by and under or intended to be created by and under the Facility Documents.

21           Borrowers’ obligations and liabilities

21.1        Notwithstanding anything to the contrary in any Facility Document, the Borrowers are jointly and severally liable for each of their obligations and liabilities under and pursuant to this Agreement and each of the other Facility Documents and those obligations and liabilities shall be construed accordingly. Each Borrower acknowledges and confirms that it is a principal and original debtor in respect of all amounts which may become payable by the Borrowers under or pursuant to this Agreement and the other Facility Documents or any of them and agrees that each Facility Beneficiary may also treat it as such, whether or not any Facility Beneficiary is or becomes aware that that Borrower is or has become a surety for any other Borrower.

21.2        As a separate and independent obligation, each Borrower agrees that if any purported obligation or liability of the other Borrowers (or any of them) which would have been the subject of this Agreement or any other Facility Document had it been valid and enforceable is not or ceases to be valid or enforceable on any ground whatsoever (including, without limitation, any irregular exercise by, any absence of any corporate power of, any lack of authority of, or any breach of duty by, any person purporting to act on behalf of any such other Borrower, any legal or other limitation, whether under the Limitation Acts or otherwise, or any disability or Incapacity, or any change in the constitution of, any such other Borrower), whether or not known to any Facility Beneficiary, that Borrower shall nevertheless be liable to the Facility Beneficiaries in respect of that purported obligation or liability as if the same were fully valid and enforceable and that Borrower were the principal debtor in respect thereof. The Borrowers jointly and severally agree to keep each of the Facility Beneficiaries fully indemnified, on demand, against all and any Losses incurred, suffered or paid by any Facility Beneficiary as a result of, or otherwise in connection with, any such purported obligation or liability not being, or ceasing to be, valid or enforceable.

21.3        Each Borrower warrants that it has not taken or received, and undertakes that, until all of the Secured Obligations have been paid, repaid, satisfied, performed and discharged in full, it will not take or receive, the benefit of any security from the other Borrowers (or any of them) or any other person in respect of, or otherwise in connection with, the Relevant Obligations of that Borrower. If, contrary to the foregoing provisions of this clause 21.3, any Borrower takes or receives the benefit of any security or receives or recovers any monies or other property thereunder, such security, money or other property shall be held on trust for the Facility Beneficiaries and shall be delivered to the Facility Agent on demand.

The obligations and liabilities of the Borrowers under and pursuant to this Agreement and the other Facility Documents shall not be in any way prejudiced, limited, discharged, delayed, reduced or affected by:

21.3.1     the existence of any present or future Collateral Instrument, or any power, right or remedy of any Facility Beneficiary, or by any of the same being or becoming wholly or in part void, voidable, invalid or unenforceable on any ground whatsoever;

21.3.2     any Facility Beneficiary (i) granting any time, indulgence or concession to, or compounding with, any person in relation to, exchanging, discharging, releasing or varying, any obligation or liability of, any Borrower or any other person, (ii) granting, renewing, determining, varying or increasing any accommodation, facility or transaction or otherwise dealing with the same in any manner whatsoever, (iii) concurring in, accepting or varying any compromise, arrangement or settlement, or (iv) omitting to claim or enforce payment from any Borrower or any other person; or

21.3.3     any change in the name, style or constitution of, or any amalgamation or reconstruction of, any Borrower or any other person, or any Incapacity or other circumstances in relation to any Borrower or any other person, whether or not known to any Facility Beneficiary; or

21.3.4     anything done or omitted which but for this provision might operate to prejudice, limit, reduce, discharge, delay or affect such obligations and liabilities.

21.4        Each Borrower agrees that it will, throughout the Facility Security Period:

21.4.1     not exercise any rights of subrogation, reimbursement, indemnity or contribution against any other Borrower or any other person liable for the Relevant Obligations of any other Borrower, in each case, in relation to the Relevant Obligations of that Borrower;

21.4.2     not demand or accept any Collateral Instrument in respect of any right referred to in clause 21.4.1 or dispose of any such right;

21.4.3     not take any step to enforce any right against any other Borrower or any other person liable for the Relevant Obligations of any other Borrower, in each case, in relation to the Relevant Obligations of that Borrower;

21.4.4     not initiate or take any action which would result in any Insolvency Event in relation to any other Borrower or any other person liable for the Relevant Obligations of any other Borrower;

21.4.5     not claim or prove in any Insolvency Event in relation to any other Borrower or any other person liable for the Relevant Obligations of any other Borrower, in each case, in relation to the Relevant Obligations of that Borrower;

21.4.6     not have the benefit of, or share in, any payment from, or composition with, any other Borrower or any other person liable for the Relevant Obligations of any other Borrower, in each case, in relation to the Relevant Obligations of that Borrower; and

21.4.7     if so directed by the Facility Agent, prove in any Insolvency Event in relation to any other Borrower or any other person liable for the Relevant Obligations of any other Borrower, in each case, in relation to the Relevant Obligations of that Borrower, for the whole or any part of any claim which it may have in relation to any of its otherwise waived rights referred to in the foregoing paragraphs of this clause 21.4 and on terms that the benefit of such proof and of all monies received by it in respect thereof shall be held on trust for the Facility Beneficiaries and applied in or towards discharge of the Relevant Obligations of that Borrower in such manner as the Facility Agent may deem appropriate.

21.5       Collateral Instruments

No Facility Beneficiary shall be obliged to make any claim or demand or to enforce or realise any Collateral Instrument or other means of payment now or hereafter held by or available to it before enforcing this Agreement and the other Facility Documents and no action taken or omitted by any Facility Beneficiary in connection with any Collateral Instrument or other means of payment shall delay, discharge, limit, reduce, prejudice or affect the obligations and liabilities of the Borrowers under and pursuant to this Agreement and the other Facility Documents nor shall any Facility Beneficiary be obliged to apply any monies or other property received or recovered in consequence of any enforcement or realisation of any Collateral Instrument or other means of payment in reduction of the Secured Obligations.

21.6       Additional Borrowers

21.6.1     Subject to compliance with the provisions of clauses 19.7.3 and 19.7.4 the Bluewater Agent may request that any Bluewater Group Member becomes an Additional Borrower.  That Bluewater Group Member shall become an Additional Borrower if:

(a)     the Bluewater Agent delivers to the Facility Agent a duly completed Credit Agreement Supplemental Agreement executed by the Bluewater Agent and that Bluewater Group Member;

(b)    the Bluewater Agent confirms that no Default is continuing or would occur as a result of that Bluewater Group Member becoming an Additional Borrower; and

(c)     the Facility Agent has received all of the documents and other evidence listed in clause 4 of the Credit Agreement Supplemental Agreement in relation to that Additional Borrower, each in form and substance satisfactory to the Facility Agent.

21.6.2     The Facility Agent shall notify the Bluewater Agent and the Facility Beneficiaries promptly upon being satisfied that it has received (in form and substance satisfactory to it) all the documents and other evidence listed in clause 4 of the Credit Agreement Supplemental Agreement.

21.7       Additional Guarantors

21.7.1     Subject to compliance with the provisions of clauses 19.7.3 and 19.7.4, the Bluewater Agent may request that any Bluewater Group Member becomes an Additional Guarantor.  That Bluewater Group Member shall become an Additional Guarantor if:

(a)     the Bluewater Agent delivers to the Facility Agent a duly completed and executed Guarantee Accession Deed; and

(b)    the Facility Agent has received all of the documents and other evidence listed in clause 4 of the Guarantee Accession Deed in relation to that Additional Guarantor, each in form and substance satisfactory to the Facility Agent.

21.7.2     The Facility Agent shall notify the Bluewater Agent and the Facility Beneficiaries promptly upon being satisfied that it has received (in form and substance satisfactory to it) all the documents and other evidence listed in clause 4 of the Guarantee Accession Deed.

21.8       Resignation of a Guarantor

21.8.1     The Bluewater Agent may request that a Guarantor ceases to be a Guarantor by delivering to the Facility Agent a Resignation Letter.

21.8.2     The Facility Agent shall accept a Resignation Letter and notify the Bluewater Agent and the Facility Beneficiaries of its acceptance if:

(a)     no Default is continuing or would result from the acceptance of the Resignation Letter (and the Bluewater Agent has confirmed this is the case);

(b)    that Guarantor has been fully and effectively released from all and any obligations and liabilities, actual or contingent and whether as principal or surety, pursuant to or in connection with the Notes;

(c)     in any case where that Guarantor is a Principal Obligor, (i) it was a Principal Obligor solely by virtue of having been an Owner or Operator (but not otherwise, and BOPS is a Principal Obligor not solely by virtue of being an Operator) and has ceased to be an Owner or Operator of any of the Equipment, and all the requirements of clause 21.9 have been fulfilled; or (ii) in the case of Bluewater Energy, it has been liquidated as contemplated in clause 7.2 of the Facility Guarantee and all the requirements of clause 7.2 of the Facility Guarantee have been satisfied.  Subject, in the case of BOPS, to sub-paragraph (d) of this clause 21.8.2, no other Principal Obligor which is a Guarantor may cease to be a Guarantor; and

(d)    in the case of BOPS, it has been liquidated as contemplated in clause 7.2 of the Facility Guarantee and all the requirements of clause 7.2 have been satisfied.

21.9       Owners and Operators

21.9.1     The Borrowers shall procure that on or prior to the date any Bluewater Group Member which previously was not an Owner or Operator becomes an Owner or Operator:

(a)     the provisions of clauses 19.7.3 and 19.7.4 shall be complied with;

(b)    the Bluewater Agent delivers to the Facility Agent, duly completed and executed, a Guarantee Accession Deed, a DPP Supplemental Deed, security documents with equivalent effect as each of the Security Documents entered into by the person which that Bluewater Group Member is replacing as an Owner or Operator, as the case may be, or by the parent of that Bluewater Group Member (including, without limitation, an Additional Share Pledge over all the issued capital of that Bluewater Group Member), and such other documents as the Facility Agent (acting reasonably) may require; and

(c)     the Facility Agent has received all the documents and other evidence listed in clause 4 of the Guarantee Accession Deed in relation to that Additional Guarantor, each in form and substance satisfactory to the Facility Agent.

21.9.2     The Facility Agent shall notify the Bluewater Agent and the Facility Beneficiaries promptly upon being satisfied that it has received (in form and substance satisfactory to it) all of the documents and other evidence listed in clause 4 of the Guarantee Accession Deed and Security Documents with equivalent effect as each of the Security Documents referred to above.

22           Facility Agent

22.1       Appointment of Facility Agent

Each Facility Beneficiary hereby irrevocably appoints the Facility Agent as its facility agent for the purposes of this Agreement and the other Facility Documents on the terms set out in this Agreement. By virtue of that appointment, each Facility Beneficiary hereby irrevocably authorises the Facility Agent (whether or not by or through employees or agents) to take such action on that Facility Beneficiary’s behalf and, if necessary or appropriate under applicable law, in that Facility Beneficiary’s name, and to exercise such rights, remedies, powers and discretions, as are specifically delegated to the Facility Agent by this Agreement and the other Facility Documents or any of them, together with such action, powers, rights, remedies and discretions as are reasonably incidental thereto.

22.2       Duties of Facility Agent

The Facility Agent shall not have any duties, obligations or liabilities to the Facility Beneficiaries or any of them beyond those expressly stated in this Agreement and the other Facility Documents to which it is or may become a party (or any of them) and specifically (but without prejudice to the generality of the foregoing) the Facility Agent shall not be obliged to take any action or exercise any right, remedy, power or discretion under or pursuant to this Agreement or any other Facility Document beyond those which the Majority Banks (or, where expressly required under this Agreement or any other Facility Document, the Qualified Majority Banks or all of the Banks, as the case may be) shall specifically instruct the Facility Agent in writing to take or, as the case may be, exercise in accordance with this Agreement or any other Facility Document and then only to the extent expressly stated in those specific written instructions.

22.3       Execution of Facility Documents

Each Facility Beneficiary hereby irrevocably authorises the Facility Agent to join in and execute each of the Facility Documents (other than this Agreement) to which it is, or is to be, a party in its capacity as Facility Agent.

22.4       Authority

22.4.1     Subject to clause 22.4.2, the Facility Agent may, with the consent of the Majority Banks or if and to the extent expressly authorised by any other provision of this Agreement or any other Facility Document, concur with any Obligor to amend or waive any breach of, or default under, or otherwise excuse any performance of, or give any consent under, or otherwise take any action under or pursuant to, any provision of any Facility Document, or authorise, instruct or direct the Security Trustee to do any of the foregoing.  Any such action so authorised (if required) and effected by the Facility Agent shall be promptly notified to the Facility Beneficiaries by the Facility Agent and shall be binding on all of the Facility Beneficiaries and, if necessary or appropriate, each Facility Beneficiary shall execute or re-execute any deed, document, instrument or agreement required to give full effect to any such action.  For the purposes of this clause 22.4.1, it is expressly agreed and acknowledged that the execution of a Further Assurance Deed shall not constitute an amendment to any Facility Document, and each Facility Beneficiary further agrees promptly to execute any Further Assurance Deed at request of the Facility Agent.

22.4.2     Except with the prior written consent of all of the Banks or as may otherwise be expressly permitted under any other provision of the Facility Documents, the Facility Agent shall have no authority on behalf of the Facility Beneficiaries to concur with any Obligor to amend any provision of any Facility Document or otherwise take any action under or pursuant to, or waive any breach of, or default under, or otherwise excuse any performance of, or give any consent under, any provision of any Facility Document, or authorise, instruct or direct the Security Trustee to do any of the foregoing, if that amendment, waiver, exercise, consent or action would result in:

(a)     any change of the Margin or any other amount payable for the account of the Facility Beneficiaries or any of them under or pursuant to any Facility Document;

(b)    any extension of the due date for, or any reduction in, any amount of principal, interest, commitment commission or any other amount payable under or pursuant to any Facility Document;

(c)     any change of the currency in which any amount is payable under or pursuant to any Facility Document;

(d)    any increase in any Bank’s Commitment;

(e)     any extension of the period within which any Advance may be made under this Agreement;

(f)     any change of the definition of “Majority Banks” or “Qualified Majority Banks”;

(g)    any amendment of this clause 22.4;

(h)    any release of any Obligor from the security created by and under and/or any guarantee given under or pursuant to any Facility Document, unless expressly authorised pursuant to the terms of the Facility Documents;

(i)      any release of the Assigned Property and the Equipment or any part thereof from the security created by and under the Facility Documents, unless expressly authorised pursuant to the terms of the Facility Documents;

(j)      any change in any provision of clause 2; or

(k)     any amendment to or waiver of any provision of any of the Facility Documents which provides for a matter to be determined by reference to the opinion of the Qualified Majority Banks or all of the Banks, a matter to be subject to the consent or request of the Qualified Majority Banks or all of the Banks or any action to be taken on the instructions of all of the Qualified Majority Banks or the Banks, as the case may be.

22.5       Facility Agent, as Bank

With respect to its own Commitment and Contribution (if any), the Facility Agent shall have the same rights, remedies, powers and discretions under and pursuant to each of the Facility Documents as each other Bank and may exercise the same as though it were not performing the duties and functions delegated to it under this Agreement and the other Facility Documents and the term “Banks” shall, unless the context expressly otherwise indicates, include the Facility Agent in its individual capacity as a Bank.

22.6       Liability of Facility Agent

The Facility Agent shall not:

22.6.1     be obliged to request any certificate or opinion under any provision of the Facility Documents or to make any enquiry as to the application of the proceeds of any Advance, unless instructed in writing by the Majority Banks; or

22.6.2     be obliged to make any enquiry as to any default by any Obligor in the performance or observance of any provision of any of the Facility Documents, as to the existence of a Default, or as to whether any other event or circumstance has occurred as a result of which all or any of the security created by and under the Facility Documents shall have or may become enforceable, in each case unless the Facility Agent has been notified in writing thereof by a Bank, in which case the Facility Agent shall promptly notify the Facility Beneficiaries of the relevant default, Default or other event or circumstance; or

22.6.3     be liable to any Facility Beneficiary for, or otherwise in connection with, any action taken or omitted under or pursuant to, or otherwise in connection with, the Facility Documents (or any of them) or the Credit (or any part thereof) unless caused by its gross negligence or wilful misconduct; or

22.6.4     disburse any Advance to any Borrower unless it has received the relevant documents and evidence required under clause 9 in form and substance satisfactory to it or the requirement for any such document or evidence has been waived in accordance with clause 9.3.

22.7       Knowledge of Facility Agent

For the purposes of this Agreement, the Facility Agent shall not be treated as having actual knowledge of any matter of which the corporate finance or any other division outside the corporate lending or loan administration departments may become aware in the context of corporate finance or advisory activities from time to time undertaken by the Facility Agent for any Obligor or any of the Related Companies, Subsidiaries or Affiliates of any Obligor.

22.8       Communications and actions by Facility Agent

The Facility Agent shall:

22.8.1     promptly notify each Facility Beneficiary of the contents of each notice, certificate or other document received by the Facility Agent from any Obligor under or pursuant to any provision of any Facility Document; and

22.8.2     subject always to its being indemnified to its satisfaction, take such action (including, without limitation, the exercise of all or any rights, remedies, discretions and powers and the grant of all or any consents and releases) or, as the case may be, refrain from taking such action with respect to any Facility Event of which the Facility Agent has actual knowledge as the Majority Banks may direct provided that, unless and until the Facility Agent shall have received those directions, (i) the Facility Agent may, but shall not be obliged to, take such action or refrain from taking such action with respect to that Facility Event as it deems appropriate in the best interests of the Facility Beneficiaries, and (ii) the Facility Agent shall not be obliged to take any such action.

22.9       Independent action by Beneficiaries

None of the Facility Beneficiaries (other than the Security Trustee and the Facility Agent, to the extent expressly provided in the Facility Documents) shall have any independent power to enforce all or any of the Facility Documents, to exercise all or any rights, remedies, discretions and powers, or to grant all or any consents and releases, under or pursuant to any Facility Document, or otherwise have direct recourse to all or any of the Facility Property without the prior written approval of the Facility Agent (acting on the instructions of the Majority Banks).  After that approval has been granted to the relevant Facility Beneficiary, that Facility Beneficiary shall have the right independently to enforce all or any of the Facility Documents and to exercise all or any rights, remedies, discretions and powers, and to grant all or any consents and releases, under and pursuant to those Facility Documents and otherwise have direct recourse to all or any of the Facility Property Provided however that all proceeds of that enforcement, exercise, grant or recourse shall be paid by that Facility Beneficiary to the Facility Agent and shall be and applied in accordance with clause 4.2.

22.10     Reliance by Facility Agent

In considering at any time (and from time to time) the persons entitled to the benefit of any of the Secured Obligations, the Facility Agent may:

22.10.1   deem and treat (i) each Bank as the person entitled to the benefit of the Contribution and the Commitment of that Bank for all purposes of this Agreement unless and until a Transfer Certificate relating to that Bank’s Contribution and/or that Bank’s

Commitment or any part thereof shall have been filed with the Facility Agent, and (ii) the office set out opposite the name of each Bank in schedule 1, or, as the case may be, specified in the relevant Transfer Certificate, as that Bank’s lending office unless and until a written notice of change of lending office shall have been received by the Facility Agent, whereupon the Facility Agent may act upon that notice unless and until it is superseded by a further notice; and

22.10.2   (without prejudice to clause 22.8.2) to the extent that that information is not inconsistent with the notices referred to in paragraph (ii) of clause 22.10.1 above, rely and act in reliance on any information provided to the Facility Agent pursuant to clause 22.11, and the Facility Agent shall have no liability or responsibility to any person as a consequence of relying and acting in reliance on that information unless the Facility Agent has actual knowledge that that information is inaccurate or incorrect.

22.11     Provision of information to Facility Agent

Without prejudice to clause 22.10, each of the Facility Beneficiaries shall provide the Facility Agent with such written information as the Facility Agent may reasonably require for the purpose of performing the duties and functions delegated to it under this Agreement and the other Facility Documents.

22.12     Appraisal by Banks

Each Facility Beneficiary acknowledges that it has not relied, and will not rely, on any statement, opinion, forecast or other representation by or of the Facility Agent and that it has made and will continue to make, without reliance on the Facility Agent, its own appraisal and independent investigation of the creditworthiness, financial condition and affairs of each Obligor.  The Facility Agent shall not have any duty, responsibility or liability, either initially or on a continuing basis, to provide any Facility Beneficiary with any credit or other information with respect to any Obligor or any of the Related Companies, Subsidiaries or Affiliates of any Obligor, whenever that information may have come or may come into its possession, other than as provided in clause 22.6.2.

22.13     Responsibility of Facility Agent

The Facility Agent shall not have any duty, responsibility or liability, either initially or on a continuing basis, to any Facility Beneficiary:

22.13.1   to provide any of the Facility Beneficiaries with any information with respect to any Obligor, whenever that information may have come or may come into its possession, except to the extent expressly provided in this Agreement or any other Facility Document; or

22.13.2   to ascertain whether all deeds, documents, instruments and agreements which should have been deposited with or delivered to it under or pursuant to the Facility Documents or any of them have been so deposited with or delivered to it, nor to investigate or make any enquiry into the title of any Obligor to the Facility Property or any part thereof; or

22.13.3   for any failure of any Obligor to perform any of its obligations under and pursuant to the Facility Documents; or

22.13.4   for the creditworthiness, financial or other condition or affairs of any Obligor; or

22.13.5   for the completeness or accuracy of any certificate, statement, representation or warranty by or of any Obligor; or

22.13.6   for the execution, effectiveness, adequacy, genuineness, validity, legality, enforceability, priority or admissibility in evidence of the Facility Documents or any of them or of any certificate, report, deed, document, agreement or instrument executed or delivered under or pursuant to any Facility Document; or

22.13.7   for any failure to register or file any Facility Document with the Registrar of Companies or elsewhere; or

22.13.8   without prejudice to clause 22.8.2, for taking or omitting to take any action under, or otherwise in connection with, the Facility Documents or any of them unless the taking of or omitting to take any such action is contrary to specific written instructions from the Majority Banks or, where required, the Qualified Majority Banks or all of the Banks, as the case may be; or

22.13.9   for any failure to take or require any Obligor to take any steps to render the Facility Documents or any of them effective as regards the Secured Property or any part thereof outside England or Wales or to procure the creation of any ancillary security under the laws of any jurisdiction; or

22.13.10 otherwise in connection with the Credit or for acting (or, as the case may be, refraining from acting) in accordance with the specific written instructions of the Majority Banks or, where required, the Qualified Majority Banks or all of the Banks, as the case may be.

The Facility Agent shall be entitled to rely on any communication, instrument or document believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper person and shall be entitled to rely as to legal or other professional matters on opinions and statements of any legal or other professional advisers selected or approved by it.

22.14     Other business

The Facility Agent may, without any liability to account to the Facility Beneficiaries or any of them, accept deposits from, lend money to, and generally engage in any kind of banking or trust business with, any Obligor or any of the Related Companies, Subsidiaries or Affiliates of any Obligor, or any Facility Beneficiary or any of the Related Companies, Subsidiaries or Affiliates of any Facility Beneficiary, as if it were not the Facility Agent.

22.15     Reimbursement of Losses

Each Bank shall reimburse to the Facility Agent (rateably in accordance with (a) at any time prior to the date of the Initial Advance, its Commitment, and (b) at any time thereafter, its Contribution), to the extent the Facility Agent is not fully reimbursed by the Bluewater Group Members, all or any Losses referred to in clause 5.2 paid, suffered or incurred by the Facility Agent and in respect of which the Facility Agent is entitled, pursuant to any provision of the Facility Documents, to reimbursement by the Obligors or any of them.

22.16     Indemnity from Banks

Each Bank shall indemnify the Facility Agent (rateably in accordance with (a) at any time prior to the date of the Initial Advance, its Commitment, and (b) at any time thereafter, its Contribution) against all Losses paid, suffered or incurred by the Facility Agent, or any agent or other person appointed by it, in connection with its appointment under this Agreement, the other Facility Documents (or any of them), the performance of the duties and functions delegated to it under this Agreement and the other Facility Documents, or any action taken or omitted by the Facility Agent, or any agent or other person appointed by it.

22.17     Determination by Facility Agent

If any question or doubt arises in relation to the interpretation or application of any provision of this Agreement and the other Facility Documents which affects the Facility Agent as between the Facility Beneficiaries, on the one hand, and the Facility Agent on the other hand, that question or doubt shall be determined by the Facility Agent, acting reasonably, and each such determination, whether made upon a question actually raised or implied in the acts of the Facility Agent, shall be conclusive and shall bind all of the Facility Beneficiaries, provided however that the Facility Agent, if it is aware of the relevant question or doubt and it is reasonably practicable for it to do so, has first notified the Banks of the relevant question or doubt and, if required to do so by the Majority Banks, consulted a lawyer in relation thereto (and, if the Facility Agent does so consult a lawyer, the restriction concerning the delegation of duties and functions to a lawyer referred to in clause 22.18 shall not apply).

22.18     Employment of agents

The Facility Agent may, in the performance of the duties and functions delegated to it under this Agreement and the other Facility Documents (other than, subject to the express provisions of clause 22.17, in relation to its power to make any determination), instead of acting personally, employ and pay any agent (whether being a lawyer, chartered accountant or any other person) to perform those duties and functions (or any of them).  Each agent so employed shall be entitled to be paid all usual professional and other charges for the performance by him or any of his partners or employees of those duties and functions.  The Facility Agent shall not be bound to supervise, or be responsible or liable for any act or omission of, any such agent if the Facility Agent shall have exercised reasonable care in the selection of that agent (which, without limitation, shall conclusively be deemed to be the case in respect of any such agent approved in writing by the Majority Banks).

22.19     Retirement and removal of Facility Agent

22.19.1   The Facility Agent may retire from its appointment as Facility Agent under this Agreement and the other Facility Documents.  If the Facility Agent wishes so to retire, it shall give to all of the parties to this Agreement not less than thirty (30) days’ notice of its intention to do so. Each of the Majority Banks and (with the consent of the Majority

Banks) the Bluewater Agent may, by notice to the Facility Agent, remove the Facility Agent, Provided that no such retirement or removal shall take effect unless there has been appointed by the Facility Beneficiaries as a successor facility agent (in the case of a retirement, within that thirty (30) day period referred to above):

(a)     a Bank nominated by the Majority Banks or, failing such a nomination,

(b)    any reputable and experienced bank or financial institution with an office in Amsterdam or London nominated by the Majority Banks or, failing such a nomination, the Facility Agent and, in each such case, approved by each of:

(i)         the Bluewater Agent, acting as agent for each of the Obligors (such approval not to be unreasonably withheld or delayed), and
(ii)        the Security Trustee (no such approval to be unreasonably withheld or delayed),

and, in any such case, that successor facility agent shall have duly accepted that appointment by delivering to the Facility Agent written confirmation (in a form acceptable to the Facility Agent) of that acceptance in which it agrees to be bound by this Agreement and each of the other Facility Documents to which the Facility Agent is then a party in the capacity of Facility Agent as if that successor facility agent had been an original party to this Agreement and those other Facility Documents. If any of the Bluewater Agent or the Security Trustee fails to respond to a request for its approval within ten (10) Banking Days of that request being made, the Bluewater Agent or, as the case may be, the Security Trustee shall be deemed to have given the approval requested.

22.19.2   Upon any such successor facility agent being appointed, the retiring Facility Agent shall be discharged from all of its obligations and liabilities under and pursuant to, and the duties and functions delegated to it under, this Agreement and the other Facility Documents and that successor facility agent and each of the other parties to this Agreement and the other Facility Documents shall have the same rights and obligations among themselves as they would have had if that successor facility agent had been an original party to this Agreement and the other Facility Documents to which the retiring Facility Agent is then a party in place of the retiring Facility Agent.

22.19.3   The Facility Beneficiaries agree to appoint as successor facility agent the person nominated (and, if applicable, approved) in accordance with the foregoing provisions of this clause 22.19.

22.20     Illegality

The Facility Agent may refrain from doing anything which would or might, in its opinion, be contrary to any law of any jurisdiction or any regulation or which would or might render it liable to any person and may do anything which is, in its opinion, necessary to comply with any such law or regulation.

22.21     Power of Attorney

22.21.1   Each party hereto (other than the Facility Agent) hereby irrevocably and unconditionally appoints the Facility Agent to be its attorney for it and in its name and on its behalf and as its act and deed or otherwise to agree the form of and to execute, seal and deliver and otherwise perfect and do all deeds, assurances, agreements, instruments, acts and things as may be required for the full exercise of all or any of the rights, powers or remedies conferred on, and the duties and functions delegated to, the Facility Agent under this Agreement and the other Facility Documents.

22.21.2   Each party hereto (other than the Facility Agent) further covenants to the Facility Agent that it will, at the cost and expense of the Borrowers, from time to time execute, sign, perfect, do and (if required) file, record, register and enrol every further deed, assurance, agreement, instrument, act and thing which the Facility Agent, acting reasonably, may deem appropriate for the purpose of fully exercising all or any of the rights, powers and remedies conferred on, and the duties and functions delegated to the Facility Agent under this Agreement and the other Facility Documents.

23           Security Trustee

The terms and basis (including, without limitation, the manner in which any decision to exercise any right, power, remedy, discretion or authority or to carry out any duty is to be made as between the Banks, the Facility Agent and the Security Trustee) upon which the Security Trustee has been or, as the case may be, is to be appointed by (inter alia) the Banks are set out in the Deed of Proceeds and Priorities.

24           Notes

The parties hereto agree that for the purposes of the Notes and the documentation related thereto, the Indebtedness under and pursuant to the Facility Documents is and shall be deemed to be “Designated Senior Indebtedness”.

IN WITNESS whereof this Agreement has been duly executed and delivered as a deed by each of the parties hereto on the date first above written.

Schedule 1
The Banks and their Commitments

Bank	Address				Commitment
ING Bank N.V.	Bijlmerplein 888	Loc. Code HE 02.09	1102 MG Amsterdam	The Netherlands	$850,000,000

Schedule 2
Form of Drawdown Notice

To:      [Name and address of Facility Agent]

[                            ]

[Initial Advance][Further Advance]

Revolving Credit Facility Agreement dated        2006 (the “Agreement”)

We refer to the Agreement and hereby give you notice that [we wish] [[name of Borrower] wishes] to draw a [Initial Advance] [Further Advance] of $• on • (“Advance”) the Interest Period in respect thereof to expire on •.  [The funds should be credited to [name and number of account] with [details of bank in New York City]].

We confirm [as agent of [name of Borrower]] that:

(a)        no Default has occurred and is continuing or would arise from the making of the Advance;

(b)        all representations and warranties expressed to be made by us on the date of issue of a Drawdown Notice pursuant to clause 7.3 of the Agreement are true and correct at the date hereof as if made with respect to the facts and circumstances existing at the date hereof;

(c)        [no Determination Period has commenced and is continuing/the Advance is one we are entitled to draw down under clause 2.6.2(b)];

(d)        [no Cessation Period has commenced and is continuing/the Advance is one we are entitled to draw down under clause 2.7.7(c)]; and

(e)        the borrowing to be effected by the drawdown of the Advance is within [our][[name of Borrower]’s] corporate powers, has been validly authorised by appropriate corporate action and will not cause any limit on [our] [[name of Borrower]’s] borrowings (whether imposed by statute, regulation, agreement or otherwise) to be exceeded.

Words and expressions defined in the Agreement shall have the same respective meanings herein.

For and on behalf of

[Name of Borrower]

[Bluewater Energy Services B.V.
as agent of [name of Borrower]]

Schedule 3
Documents and evidence required as conditions precedent

(referred to in clause 9.1)

Part 1

1.         Corporate documents

(a)        Constitutive Documents

Copies of the Constitutive Documents of each Obligor, certified (in a certificate dated no earlier than fourteen (14) days prior to the date of this Agreement) by an officer of that Obligor as:

(1)        being true, correct and complete;

(2)        not having been amended, modified or revoked; and

(3)        being in full force and effect;

(b)       Corporate authorisations

Copies of the resolutions of the directors and, where required by the laws of any Relevant Jurisdiction in relation to that Obligor, the stockholders of each Obligor approving those Facility Documents to which that Obligor is, or is to be, a party and authorising the entry into, execution and delivery thereof and the performance of that Obligor’s obligations thereunder, certified (in a certificate dated no earlier than fourteen (14) Banking Days prior to the date of this Agreement) by an officer of that Obligor as:

(1)        being true, complete and correct;
(2)        being duly passed at meetings of the directors of that Obligor, and, where required by the laws of any Relevant Jurisdiction in relation to that Obligor, of the stockholders of that Obligor, duly convened and held;
(3)        not having been amended, modified or revoked; and
(4)        being in full force and effect;

(c)        Specimen signatures

copies of the signatures of each of the persons who have been authorised on behalf of each Obligor to sign those Facility Documents to which that Obligor is, or is to be, a party and to give notices and communications, including notices of drawing, under or in connection with those Facility Documents, certified (in a certificate dated no earlier than fourteen (14) Banking Days prior to the date of this Agreement) by an officer of that Obligor as being the true signatures of those persons;

(d)       Certificate of incumbency

a list of the directors and other officers of each Obligor specifying the names and positions of those persons, certified (in a certificate dated no earlier than fourteen (14) Banking Days prior to the date of this Agreement) by an officer of that Obligor to be true, complete and up to date;

2          Consents

(a)        Consents and approvals

A certificate (dated no earlier than fourteen (14) Banking Days prior to the date of this Agreement, and which may be included in the certificate referred to in paragraph 1(d) above) by an officer of that Obligor that no consents, authorisations, licences or approvals of, or registrations or declarations with, any Government Entity are required by that Obligor to authorise, or otherwise in connection with, the execution, delivery, entry into, validity, enforceability, priority or admissibility in evidence of, or the performance by that Obligor of its obligations under, (i) those Facility Documents to which that Obligor is, or is to be, a party and (ii) in all material respects, those Assigned Documents to which that Obligor is, or is to be, a party.

(b)        Facility Documents, Assigned Documents and Transaction Documents

An original duly executed copy of each of the Facility Documents and a copy, certified as a true copy by the Bluewater Group’s solicitors or such other person as may be acceptable to the Facility Agent, of each of the Assigned Documents and the other Transaction Documents.

3          Insurances

(a)        Insurances

Evidence that the Equipment and each part thereof is insured in accordance with the provisions of the Facility Documents and that all requirements of the Facility Documents in relation to that insurance have been complied with (including, without limitation, confirmation from each protection and indemnity association or other insurer with which the Equipment and each part thereof is, or is to be, entered for insurance or insured against protection and indemnity risks (including oil pollution risks) that all necessary declarations required by the association or insurer for the removal of any oil pollution exclusion have been made and that any such exclusion does not apply to the Equipment or any part thereof); and

(b)        Insurance opinion

an opinion from the Insurance Consultant in relation to the insurances effected or to be effected in respect of the Equipment and each part thereof.

4          Fees

Evidence that all fees due to the Facility Beneficiaries or any of them have been paid in full or evidence that arrangements satisfactory to the Facility Agent for such payment have been put in place.

5          Equipment

(a)        Ownership and registration

Evidence that each Owner is the legal and beneficial owner, free of any Encumbrances (other than Permitted Encumbrances) of that Equipment which it owns and that each Vessel is registered in the Flag State and at the Port of Registry in relation to it, in the Ship Register (Scheepsregister) at the Office of the Registrar of Ship Documents (Kantoor van de bewaring der Scheepsbewijzen);

(b)        Encumbrances

evidence that no Encumbrances (other than Permitted Encumbrances) are registered against the Equipment and the Assigned Property or any part thereof;

(c)        Mortgage registration

evidence that each of the Mortgages has been registered against the Vessel to which it relates at the Port of Registry in relation to that Vessel, in the Ship Register (Scheepsregister) at the Office of the Registrar of Ship Documents (Kantoor van de bewaring der Scheepsbewijzen); and

(d)        Classification

evidence of the Classification of the Vessels.

6          Third parties

(a)        Notices of Assignment

An original duly executed copy of each of the Notices of Assignment;

(b)        Consents

evidence that each party (other than the parties to the General Assignment) to the Assigned Documents has given every consent, approval or waiver that is required from it pursuant to the Assigned Documents to which it is a party in respect of the transactions contemplated by the Facility Documents; and

(c)        No default

evidence that (i) none of the parties (other than the parties to the General Assignment) to the Assigned Documents is in material default of its obligations under the Assigned Documents to which it is party or, if any is, that default, in the opinion of the Majority Banks, does not, and may not, have a material adverse effect on the ability of the Obligors to satisfactorily perform their respective obligations under the Facility Documents and will not, and may not, result in the occurrence of any Default, and (ii) no

Insolvency Event has occurred in relation to any such party or, if any has, any consequence of that Insolvency Event does not, and may not, in the opinion of the Facility Agent, have a material adverse effect on the ability of the Obligors to satisfactorily perform their respective obligations under the Facility Documents and will not, and may not, result in the occurrence of any Default.

7          Assigned Accounts

Evidence that each of the Assigned Accounts has been opened.

8          Opinions

(a)        Netherlands opinion

An opinion of Norton Rose, special legal and tax advisers in The Netherlands to the Facility Beneficiaries;

(b)        Netherlands Antilles opinion

An opinion of STvB, special legal advisers in The Netherlands Antilles to the Facility Beneficiaries;

(c)        Malta opinion

an opinion of Ganado & Associates, special legal advisers in Malta to the Facility Beneficiaries;

(d)        English opinion

an opinion of Norton Rose, special legal advisers in England to the Facility Beneficiaries;

(e)        Norwegian opinion

an opinion of Wiersholm Mellbye & Bech, advokatfirma AS, special legal advisers in Norway to the Facility Beneficiaries;

(f)         Further opinions

such further opinions as may be required by the Facility Agent in accordance with clause 9.4.

9          Process agents

A copy, certified as a true copy by that Obligor’s solicitors or by such other person as may be acceptable to the Facility Agent, of a letter from that Obligor’s process agent for service of proceedings accepting its appointment under clause 18.2 (if applicable) and under each other Facility Document in which it is or is to be appointed as that Obligor’s process agent.

10        Registration

Such statutory forms duly signed by all or any of the Obligors as may be required to perfect the security contemplated by the Facility Documents.

11        Assigned Hedging Agreements

Confirmation from the Bluewater Agent that the Borrowers will no later than thirty (30) days after the Closing Date enter into Acceptable Hedging Arrangements.

12        Technical Consultant

The Technical Consultant has been appointed and has provided to the Facility Agent an initial report satisfactory to the Facility Agent (acting on the instructions of the Majority Banks) in relation to the Ettrick Project including, without limitation, confirmation of the feasibility of the project schedule and Initial Budget relating thereto.

13        Fair Market Value

Each FPSO Valuer has produced and submitted to the Facility Agent a valuation as contemplated in clause 15.2.1(a), and the Facility Agent has received from the Bluewater Agent a certificate of the Fair Market Value of each item of Equipment as contemplated by clause 15.2.2.

14        Initial Budgets

The Initial Budget relating to the Ettrick Project, showing a projected Project Cost not in excess of four hundred and fifty million Dollars ($450,000,000).

15        Quiet Enjoyment

Each of the Quiet Enjoyment Letters, in each case executed by the Field Operator of the Contract to which that Quiet Enjoyment Letter relates.

16        Escrow Agreement and Release Deed

A copy of each of the Escrow Agreement and Release Deed, in each case duly executed by each of the parties thereto.

17        Netting Arrangements

A copy of the document or agreement setting out the Netting Arrangements, and the Facility Agent shall have approved the same.

18        Amendments Certificates

Each of the Amendments Certificates duly signed by the Bluewater Agent and complete with attachments.

Part 2

1          Evidence of application of Advance

Such evidence as the Facility Agent may reasonably require that the Advance will be used by the relevant Borrower for the purpose permitted by the terms of this Agreement and that the Obligors are in full compliance with all terms and conditions of the Facility Documents.

2          Evidence of compliance with Notes

Such evidence as the Facility Agent may reasonably require that the Bluewater Group Members, Aurelia Energy and Bluewater Finance are in full compliance with all terms and conditions of the documentation relating to the Notes, that the Advance is permitted by such terms and conditions and that the Advance will qualify as senior indebtedness (howsoever referred to) under and for all purposes of such documentation.

Part 3

1          Technical Consultant

The Technical Consultant in relation to any Unit Project has been appointed and has provided to the Facility Agent an initial report satisfactory to the Facility Agent (acting on the instructions of the Majority Banks) in relation to the relevant Unit Project including, without limitation, confirmation of the feasibility of the project schedule and Initial Budget relating thereto.

2          Construction Contracts

The Security Trustee is satisfied that the benefit of each Construction Contract which has at the relevant time been entered into has been effectively assigned to the Security Trustee as security for the Secured Obligations.

Schedule 4
Reduction Schedule

Repayment Date (Quarter)	$ Reduction (from $850,000,000) $000,000

15 September 2008	42,857,143
15 December 2008	42,857,143
15 March 2009	42,857,143
15 June 2009	42,857,143
15 September 2009	42,857,143
15 December 2009	42,857,143
15 March 2010	42,857,143
15 June 2010	42,857,143
15 September 2010	42,857,143
15 December 2010	42,857,143
15 March 2011	42,857,143
15 June 2011	42,857,143
15 September 2011	42,857,143
15 December 2011	42,857,143

Schedule 5
Project Expenditure Certificate

To:      [Name and address of Facility Agent]

[                                ]

I, [                                         ], being the [President] [Project Manager] [Project Services Manager] [Vice President, Finance and Administration] [Junior Treasurer] [Controller] of Bluewater Energy Services B.V. as agent of [name of Borrower], certify as follows:

1              Project Expenditure incurred to date in relation to the [Ettrick Project] [Unit Project •] (a) is in aggregate $[    ]; and (b) which has not previously been included in any Project Expenditure Certificate is $[                         ].

2              Attached are invoices or other documentation in respect of such of the Project Expenditure referred to in paragraph 1 above which evidence that the amounts referred to therein either have been paid or are, at the date of this Certificate, due and payable.

3              Attached is an updated Forecast for the [Ettrick Project] [Unit Project •].

4              The information set out in this Certificate and the invoices or other documentation attached hereto are, to the best of my knowledge and belief, true and accurate.

Words and expressions defined in the Revolving Credit Facility Agreement dated [                         ], 2006 shall bear the same meanings when used herein.

This Certificate is governed by and shall be construed in accordance with the laws of England and Wales.

for and on behalf of
Bluewater Energy Services B.V. as agent of [name of Borrower]

Schedule 6
Transfer Certificate

(referred to in clause 16.4)

[Banks are advised not to employ Transfer Certificates without first ensuring that the transaction complies with all applicable laws and regulations.

To:      [Name of Facility Agent]

•

Transfer Certificate

This Transfer Certificate relates to the Revolving Credit Facility Agreement dated [                         ], 2006 (the “Agreement”).  Words and expressions defined in the Agreement shall have the same meanings in this Transfer Certificate.

1              [Name of Existing Bank] (the “Existing Bank”) confirms the accuracy of the summary of its Commitment and its Contribution set out in the schedule to this Transfer Certificate.

2              Each of the Existing Bank and [Name of Transferee] (the “Transferee”) requests the Facility Agent (on behalf of itself, the Borrowers, the Guarantors, the Banks and the other parties to the Agreement and the Deed of Proceeds and Priorities) to accept this Transfer Certificate as being delivered to the Facility Agent pursuant to and for the purposes of clause 16.4 of the Agreement and clause 16.3 of the Deed of Proceeds and Priorities, so as to take effect in accordance with its terms on [             ] [to be not less than five (5) Banking Days after delivery to the Facility Agent] (the “Effective Date”).

3              With effect from the Effective Date, the Existing Bank transfers to the Transferee absolutely all rights and interests (present and future, actual and contingent) which the Existing Bank has as a Bank under or by virtue of the Agreement and each of the other Facility Documents to which it is a party in relation to the portion of its Commitment and the portion of its Contribution respectively specified in the schedule to this Transfer Certificate and, by virtue of this Transfer Certificate and clause 16.4 of the Agreement, the Transferor is discharged entirely from the portion of its Commitment specified in the schedule to this Transfer Certificate.

4              The Transferee confirms that:

(a)           it has received a copy of the Agreement and each of the other Facility Documents and all other documentation and information required by it in connection with the transactions contemplated by this Transfer Certificate;

(b)           it has made and will continue to make its own assessment of the legality, validity, effectiveness, adequacy and enforceability of the Agreement, the other Facility Documents and this Transfer Certificate and has not relied and will not rely on any of the Existing Bank, the Arranger, the Facility Agent and the Security Trustee or on any statements made by any of them in that respect;

(c)           it has made and will continue to make its own assessment of the financial condition of the Obligors and has not relied and will not rely on any of the Existing Bank, the Arranger, the Facility Agent and the Security Trustee or on any statements made by any of them in that respect;

(d)           accordingly, none of the Existing Bank, the Arranger, the Facility Agent and the Security Trustee shall have any liability or responsibility to the Transferee in respect of any of the foregoing matters; and

(e)           it is a Qualifying Bank.

5              The execution of this Transfer Certificate by the Transferee constitutes its representation and warranty to the Existing Bank and each of the other parties to the Agreement and the Deed of Proceeds and Priorities that it has power to become a party to the Agreement and the Deed of Proceeds and Priorities as a Bank on the terms herein and therein set out and has taken all necessary steps to authorise the execution and delivery of this Transfer Certificate.

6              The Existing Bank makes no representation or warranty and assumes no responsibility or liability with respect to the legality, validity, effectiveness, adequacy or enforceability of any of the Agreement, the other Facility Documents and this Transfer Certificate and assumes no responsibility or liability for the financial condition of the Obligors or any of them or for the performance by any Obligor of its obligations under the Facility Documents and any and all such representations and warranties, whether express or implied by law or otherwise, are hereby excluded and waived by the Transferee.

7              The Transferee hereby covenants to each of the Existing Bank, the Borrowers, the Guarantors and the Facility Agent and each of the other parties to the Agreement and the Deed of Proceeds and Priorities that it will perform in accordance with their terms all obligations which by the respective terms of the Agreement, the Deed of Proceeds and Priorities and this Transfer Certificate will be assumed by it after acceptance (by countersignature) of this Transfer Certificate by the Facility Agent and, if not already a Bank, appoints the Facility Agent to act as its facility agent and the Security Trustee to act as its security trustee as provided in, and in accordance with the provisions of, clause 22 of the Agreement and the Deed of Proceeds and Priorities respectively and agrees to be bound by the terms of each of the Agreement and the Deed of Proceeds and Priorities.

8              The Transferee acknowledges that the Existing Bank has no obligation to repurchase or reacquire all or any of the rights, interests and obligations transferred by virtue of this Transfer Certificate or to indemnify or compensate the Transferee for any losses suffered by the Transferee as a consequence of the transfer effected by virtue of this Transfer Certificate.

9              The Existing Bank:

(a)           warrants to the Transferee and each of the other parties to the Agreement and the Deed of Proceeds and Priorities that it has taken all necessary steps to authorise the execution and delivery of this Transfer Certificate;

(b)           warrants to the Transferee that this Transfer Certificate is binding on the Existing Bank under the laws (i) of England and Wales, (ii) under which the Existing Bank is incorporated, and (iii) of the jurisdiction in which its lending office is located; and

(c)           agrees that it will, at its own expense, execute all and any documents which the Transferee reasonably requests in order to perfect in any Relevant Jurisdiction the Transferee’s title by virtue of this Transfer Certificate or for a similar purpose.

10            By the execution of this Transfer Certificate on their behalf by the Facility Agent and in reliance upon the representations and warranties of the Transferee, each of the Borrowers, the Guarantors, the Bluewater Agent, the Facility Agent, the Security Trustee, the Banks and each of the other parties to the Agreement and the Deed of Proceeds and Priorities:

(a)           accept the Transferee as a party (as a Bank) to the Agreement and the Deed of Proceeds and Priorities with respect to all rights, interests and obligations which by the terms of the Agreement, the Deed of Proceeds and Priorities and this Transfer Certificate will be assumed by the Transferee (including, without limitation, those provisions in relation to pro-rata sharing and the exclusion of liability on the part of, and the indemnification of, the Facility Agent and the Security Trustee) after acceptance (by countersignature) of this Transfer Certificate by the Facility Agent; and

(b)           expressly agree that all Encumbrances securing the obligations of any Obligor, and the obligations and liabilities of the Guarantor under the Facility Guarantee, are each hereby fully preserved and extended and shall continue in full force and effect notwithstanding this Transfer Certificate and the transfer hereby contemplated.

11            The representations, warranties, confirmations, agreements and covenants of the Transferee in this Transfer Certificate are given to, and for the benefit of, each of the other parties to the Agreement, the Deed of Proceeds and Priorities and the other Facility Documents.

12            This Transfer Certificate is governed by and shall be construed in accordance with the laws of England and Wales.

Note:  This Transfer Certificate is not a security, bond, note, debenture, investment or similar instrument.  The execution of this Transfer Certificate alone may not transfer a proportionate share of the Existing Bank’s interest in the security constituted by the Facility Documents in the Existing Bank’s or the Transferee’s jurisdiction.  It is the responsibility of each individual Bank to ascertain whether any other documents are required to perfect a transfer of such a share in the Existing Bank’s interest in such security in any such jurisdiction and, if so, to seek appropriate advice and arrange for execution of the same.

IN WITNESS WHEREOF this Transfer Certificate has been executed as a Deed and delivered by the parties hereto on the date appearing below.

The Schedule

Contribution ($)	Next Rollover Date(s)	Portion transferred ($)

•	•	•

Commitment ($)	Next Rollover Date(s)	Portion transferred ($)

•	•	•

Administrative Details of Transferee

Lending office:

Account for payments:

Telephone:

Fax:

Attention:

Dated:

EXECUTED as a DEED	)
for and on behalf of	)
[Existing Bank]	)
by	)
its duly authorised attorney-in-fact	)
in the presence of:	)

EXECUTED as a DEED	)
for and on behalf of	)
[Transferee]	)
by	)
its duly authorised attorney-in-fact	)
in the presence of:	)

EXECUTED as a DEED	)
for and on behalf of	)
[Facility Agent] on behalf of itself and	)
each of the Borrowers, the Bluewater Agent,	)
the Guarantors, the Security Trustee	)
and each of the other parties to the	)
Agreement and the Deed of Proceeds	)
and Priorities by	)
its duly authorised attorney-in-fact	)
in the presence of:	)

Schedule 7
Credit Agreement Supplemental Agreement

THIS CREDIT AGREEMENT SUPPLEMENTAL AGREEMENT is dated [                            ] and is made BETWEEN:

(1)                                  BLUEWATER ENERGY SERVICES B.V., a company incorporated under the laws of the Netherlands, with company number 34088044, whose registered office is at Marsstraat 33, 2132 HR, Hoofddorp, The Netherlands (the “Bluewater Agent”);

(2)                                  [                                         ], a company incorporated under the laws of [                                ], with company number [                           ], whose registered office is at [                                   ] (the “Additional Borrower”); and

(3)                                  [                                           ], a company incorporated under the laws of [                            ], acting through its office at [                                           ] (the “Facility Agent”).

WHEREAS:

Pursuant to clause 21.6 of the Revolving Credit Facility Agreement (“Facility Agreement”) dated [                         ], 2006, the Bluewater Agent has requested, and the Banks have agreed, that the Additional Borrower shall become a Borrower upon and subject to the terms and conditions set out herein.

IT IS HEREBY AGREED as follows:

1                               Definitions

In this Agreement, words and expressions defined in the Facility Agreement (whether expressly or by reference to above document or agreement or otherwise) shall, unless otherwise defined in this Agreement, or the context otherwise requires, have the same meanings when used in this Agreement and:

[“Additional Account Charges” means [    ];

“Additional Facility Documents” means together this Agreement and each [General Assignment Supplemental Deed and] [Additional Account Charge] [Additional Share Pledge] and DPP Supplemental Deed;

“Additional Notices of Assignment” means [                    ], in form, substance and terms approved by the Facility Agent;

[“Additional Share Pledge” means [                                                                                           ];]

“Effective Time” shall be the time determined in accordance with clause 4;

2                               Agreement

Each of the provisions of clauses 1, 7, 17, 18, 19, 20 and 24 of the Facility Agreement shall be incorporated by reference in this Agreement as if set out in full, mutatis mutandis, in this Agreement.  Pursuant to clause 21.6 of the Facility Agreement, the Facility Agent is a party to this Agreement on behalf of itself and as agent of each of the Banks, the Arranger and the Security Trustee.  Pursuant to clause 1.5 of the Facility Agreement, the Bluewater Agent is a party to this Agreement as agent of each of the Borrowers, and is also a party to this Agreement on behalf of itself.

3                               Representations and warranties

The Bluewater Agent and the Additional Borrower represents and warrants to the Facility Agent in the terms of clause 7 of the Facility Agreement, as incorporated by reference herein pursuant to clause 2 above, as at the date hereof and as at the Effective Time as if those representations and warranties were made with respect to the facts and circumstances existing at the date hereof and at that time respectively.

4                               Effective Time

The Effective Time shall be the time (as notified by the Facility Agent to the Bluewater Agent) at which the Facility Agent has received, in form and substance satisfactory to each of the Facility Beneficiaries:

(a)                        an original of each of the Additional Facility Documents, each duly executed by each of the parties thereto;

(b)                       each of the documents and evidence specified in Part 1 of schedule 3 to the Agreement (other than that specified in paragraphs 3, 12, 14, 16 and 17 thereof) as if all references therein to (i) the Borrowers were to the Additional Borrower, and (ii) to the Facility Documents were to the Additional Facility Documents, and as if, in relation to paragraph 8 thereof, the opinions referred to were those of relevant counsel in (a) The Netherlands Antilles, (b) each jurisdiction under whose laws all or any of the Bluewater Agent, the Additional Borrower, each party to all or any of the Additional Facility Documents and each party to all or any of the Assigned Documents is incorporated or by which all or any of the Additional Facility Documents and the Assigned Documents are expressed to be governed.

5                               Additional Borrower

It is hereby agreed and acknowledged that, as of and with effect from the Effective Time, the Additional Borrower shall be a Borrower and shall accede to and become bound by all of the terms and conditions of the Facility Agreement.

IN WITNESS WHEREOF this Agreement has been duly executed by the parties hereto on the date first above written.

Bluewater Agent

SIGNED
for and on behalf of
BLUEWATER ENERGY SERVICES B.V.
by
its duly authorised attorney-in-fact

Additional Borrower

SIGNED
for and on behalf of
[ ]
by
its duly authorised attorney-in-fact

Facility Agent

SIGNED
for and on behalf of
[ ]
by
its duly authorised attorney-in-fact

Schedule 8
Mandatory Cost Formulae

1.                                 The Mandatory Cost is an addition to the interest rate to compensate Banks for the cost of compliance with (a) the requirements of the Bank of England and/or the Financial Services Authority (or, in either case, any other authority which replaces all or any of its functions) or (b) the requirements of the European Central Bank.

2.                                 On the first day of each Interest Period (or as soon as possible thereafter) the Facility Agent shall calculate, as a percentage rate, a rate (the “Additional Cost Rate”) for each Bank, in accordance with the paragraphs set out below.  The Mandatory Cost will be calculated by the Facility Agent as a weighted average of the Banks’ Additional Cost Rates (weighted in proportion to the percentage participation of each Bank in the relevant Advance) and will be expressed as a percentage rate per annum.

3.                                 The Additional Cost Rate for any Bank lending from an office in a Participating Member State will be the percentage notified by that Bank to the Facility Agent.  This percentage will be certified by that Bank in its notice to the Facility Agent to be its reasonable determination of the cost (expressed as a percentage of that Bank’s participation in all Advances made from that office) of complying with the minimum reserve requirements of the European Central Bank in respect of loans made from that office.

4.                                 The Additional Cost Rate for any Bank lending from an office in the United Kingdom will be calculated by the Facility Agent as follows:

per cent. per annum.

E                              is designed to compensate Banks for amounts payable under the Fees Rules and is calculated by the Facility Agent as being the average of the most recent rates of charge supplied by the Reference Banks to the Facility Agent pursuant to paragraph 6 below and expressed in pounds per £1,000,000.

5.                                 For the purposes of this Schedule:

(a)                                      “Eligible Liabilities” and “Special Deposits” have the meanings given to them from time to time under or pursuant to the Bank of England Act 1998 or (as may be appropriate) by the Bank of England;

(b)                                     “Fees Rules” means the rules on periodic fees contained in the FSA Supervision Manual or such other law or regulation as may be in force from time to time in respect of the payment of fees for the acceptance of deposits;

(c)                                      “Fee Tariffs” means the fee tariffs specified in the Fees Rules under the activity group A.1 Deposit acceptors (ignoring any minimum fee or zero rated fee required pursuant to the Fees Rules but taking into account any applicable discount rate); and

(d)                                     “Tariff Base” has the meaning given to it in, and will be calculated in accordance with, the Fees Rules.

6.                                If requested by the Facility Agent, each Reference Bank shall, as soon as practicable after publication by the Financial Services Authority, supply to the Facility Agent, the rate of charge payable by that Reference Bank to the Financial Services Authority pursuant to the Fees Rules in respect of the relevant financial year of the Financial Services Authority (calculated for this purpose by that Reference Bank as being the average of the Fee Tariffs applicable to that Reference Bank for that financial year) and expressed in pounds per £1,000,000 of the Tariff Base of that Reference Bank.

7.                                 Each Bank shall supply any information required by the Facility Agent for the purpose of calculating its Additional Cost Rate.  In particular, but without limitation, each Bank shall supply the following information on or prior to the date on which it becomes a Bank:

(a)                                      the jurisdiction of its lending office; and

(b)                                     any other information that the Facility Agent may reasonably require for such purpose.

Each Bank shall promptly notify the Facility Agent of any change to the information provided by it pursuant to this paragraph.

8.                                 The rates of charge of each Reference Bank for the purpose of E above shall be determined by the Facility Agent based upon the information supplied to it pursuant to paragraphs 6 and 7 above and on the assumption that, unless a Bank notifies the Facility Agent to the contrary, each Bank’s obligations in relation to cash ratio deposits and Special Deposits are the same as those of a typical bank from its jurisdiction of incorporation with a lending office in the same jurisdiction as its lending office.

9.                                 The Facility Agent shall have no liability to any person if such determination results in an Additional Cost Rate which over or under compensates any Bank and shall be entitled to assume that the information provided by any Bank or Reference Bank pursuant to paragraphs 3, 6 and 7 above is true and correct in all respects.

10.                           The Facility Agent shall distribute the additional amounts received as a result of the Mandatory Cost to the Banks on the basis of the Additional Cost Rate for each Bank based on the information provided by each Bank and each Reference Bank pursuant to paragraphs 3, 6 and 7 above.

11.                           Any determination by the Facility Agent pursuant to this Schedule in relation to a formula, the Mandatory Cost, an Additional Cost Rate or any amount payable to a Bank shall, in the absence of manifest error, be conclusive and binding on all Obligors and Facility Beneficiaries.

12.                           The Facility Agent may from time to time, after consultation with the Bluewater Agent and the Banks, determine and notify to all Obligors and Facility Beneficiaries any amendments which are required to be made to this Schedule in order to comply with any change in law, regulation or any requirements from time to time imposed by the Bank of England, the Financial Services Authority or the European Central Bank (or, in any case, any other authority which replaces all or any of its functions) and any such determination shall, in the absence of manifest error, be conclusive and binding on all Obligors and Facility Beneficiaries.

Schedule 9
Definitions

“Acceleration Event” means any of the events and circumstances described in clause 4.3 of the Credit Agreement;

“Acceleration Notice” means any written notice issued by the Facility Agent to the Borrowers pursuant to clause 4.4 or clause 10.2 of the Credit Agreement;

“Acceptable Bank” means:

(a)                        a bank or financial institution which has a rating for its long-term unsecured and non-credit enhanced debt obligations of A-1 or higher by Standard & Poor’s Rating Services or Fitch Rating Ltd., or P-1 or higher by Moody’s Investor Services Limited, or a comparable rating from an internationally recognised credit rating agency, or

(b)                       any other bank or financial institution approved by the Facility Agent acting on the instructions of the Majority Banks;

“Acceptable Hedging Arrangements” means interest hedging documents and transactions entered into by any Borrower, in amounts and on terms sufficient and appropriate to control the Borrower’s potential exposure, for the whole of the Facility Security Period, to future variations in interest rates in respect of an amount which is not less than sixty per cent (60%) of the amount of the Credit from time to time;

“Accessories” means appliances, parts, accessories, fittings, instruments, machinery, modules, components, equipment, supplies, installations and other facilities or materials including, without limitation, Flow Lines and Risers;

“Account Bank” means ING Bank N.V., acting through its Amsterdam head office, and includes its successors in title;

“Account Charges” means the BNV Account Charge, the BOL Account Charge, the BGD Account Charge, the BUK Account Charge, the BFP Account Charge, the BBH Account Charge, the BM Account Charge, the LDC Account Charge, the BHB Account Charge, the PPC Account Charge, the BAM Account Charge, the BEP Account Charge, the Collection Account Charge and each Additional Account Charge, or, as the context may require, any of them;

“Additional Account Charge” means, in relation to any Additional Obligor with an Additional Assigned Account, the account charge in respect of that Additional Assigned Account between that Additional Obligor and the Security Trustee, in the Agreed Form;

“Additional Assigned Account” means, in relation to any Additional Obligor who is party to a Payment  Document, that account or, as the case may be, those accounts of that Additional Obligor with the Account Bank with that designation or, as the case may be, those designations and that account number or, as the case may be, those account numbers each of which is detailed in the Additional Account Charge entered into between that Additional Obligor and the Security Trustee, and includes any redesignation and sub-accounts thereof;

“Additional Assigned Documents” means, in relation to any Equipment, each Lease, each Contract and each other deed, document, agreement and other instrument which is detailed (as an Additional Assigned Document) in any Credit Agreement Supplemental Agreement or Guarantee Accession Deed which relates to that Equipment or which the parties thereto otherwise agree, with the consent of the Majority Banks, is to be an Additional Assigned Document;

“Additional Borrower” means any Bluewater Group Member which becomes an Additional Borrower pursuant to and as contemplated by clause 21.6 of the Credit Agreement;

“Additional Guarantor” means any Bluewater Group Member which becomes an Additional Guarantor pursuant to and as contemplated by clause 8.3.2, 21.7 or 21.9 of the Credit Agreement;

“Additional Notices of Assignment” means, in relation to any Equipment, any document which is detailed (as an Additional Notice of Assignment) in any Credit Agreement Supplemental Agreement or Guarantee Accession Deed which relates to that Equipment;

“Additional Obligor” means any Additional Borrower and any Additional Guarantor;

“Additional Share Pledge” means in relation to any Additional Obligor, each document (if any) which is detailed (as an Additional Share Pledge) in any Credit Agreement Supplemental Agreement or Guarantee Accession Deed in relation to that Additional Obligor;

“Advance” means the principal amount of each borrowing of a portion of the Commitments or, as the context may require, the principal amount of that borrowing for the time being outstanding and includes, for the avoidance of doubt, the Initial Advance and each Further Advance;

“Affiliate” means, in relation to any person (i) any Related Company of that person, or (ii) any company or other person in which that person or any Related Company of that person directly or indirectly owns, or is interested in, more than twenty per cent (20%) but no more than fifty per cent (50%) of the voting share capital (or equivalent right of ownership);

“Aggregate Fair Market Value” means, at any time, the aggregate of the most recent (at that time) Fair Market Value of the Vessels produced pursuant to clause 15.2 of the Credit Agreement;

“Agreed Form” means, in relation to any document, that document in form, substance and terms approved in writing by the Facility Agent (acting on the unanimous instructions of the Banks) or otherwise in accordance with such other approval procedure detailed in any relevant provision of any Facility Document;

“AHL” means Hess Limited (formerly known as Amerada Hess Limited) a company incorporated under the laws of England and Wales, with company number 807346, whose registered office is at Level 9, The Adelphi Building, 1-11 John Adam Street, London WC2N 6AG, England;

“amend” means to amend, vary, supplement, extend or renew, and “amended” and  “amendment” shall be construed accordingly;

“Amendments Certificate” means, in relation to any Current Contract, the certificate issued by the Bluewater Agent and dated the Closing Date confirming that the only amendments made to that Current Contract on or prior to the Closing Date are those evidenced by the documents attached to that certificate;

“Aoka Mizu Assigned Documents” means together (i) the Aoka Mizu Lease (ii) the Aoka Mizu Contract, (iii) the Economic Documents to the extent that they relate to any of the foregoing, and (iv) any Additional Assigned Documents in relation to the Aoka Mizu Vessel, and all references to the Aoka Mizu Assigned Documents include a reference to each or any of them (as the context may require);

“Aoka Mizu Contract” means (i) the Current Aoka Mizu Nexen Contract, and (ii) all and any other contracts, agreements or arrangements for the use, chartering or commercial operation of the Aoka Mizu Vessel or any part thereof and any guarantee or other security for the performance of any of the obligations under any of what is referred to in paragraphs (i) or (ii) above;

“Aoka Mizu Lease” means (i) the bareboat charter entered into between BAM and BEP in relation to the Aoka Mizu Vessel and (ii) all and any other contracts, agreements, arrangements or charters for the chartering, leasing or bailment of the Aoka Mizu Vessel by the Owner thereof and any guarantee or other security for the performance of any of the obligations under any of what is referred to in paragraphs (i) or (ii) above;

“Aoka Mizu Operating Fees” means the monies referred to in paragraph 2 of the Notice of Assignment issued in respect of the Current Aoka Mizu Nexen Contract, and in relation to any other Aoka Mizu Contract, any monies of a similar nature thereto, as agreed between the Bluewater Agent and the Facility Agent (each acting reasonably);

“Aoka Mizu Quiet Enjoyment Letter” means the letter(s) of quiet enjoyment most recently issued by the Facility Agent to the Field Operator of the Aoka Mizu Contract, in relation to the Aoka Mizu Vessel, in the Agreed Form;

“Aoka Mizu Vessel” means (i) the vessel m.v. “Aoka Mizu” registered in The Netherlands Antilles at the port of Willemstad, Curaçao, in the Ship Register (Scheepsregister) at the Office of the Registrar of Ship Documents (Kantoor van de bewaring der Scheepsbewijzen), with registration number 1999-C-1615, and (ii) any and all Accessories whatsoever allocated to, appropriated for, installed in, attached to or otherwise relating to that vessel or any part thereof, in each case whether or not installed in, attached to or on board that vessel, and all references to the Aoka Mizu Vessel include a reference to each or any part thereof (as the context may require);

 “Approved Brokers” means such firm or firms of insurance brokers as may from time to time be approved as such in writing by the Security Trustee;

“Arranger” means ING Bank N.V., acting as mandated lead arranger, and includes its successors in title;

“assets” means all or any part of any present and future business, undertaking, assets, rights and revenues;

“Assigned Account”:

(a)                        of BNV, means the BNV Assigned Account;

(b)                       of BOL, means the BOL Assigned Account;

(c)                        of BGD, means the BGD Assigned Account,

(d)                       of BUK, means the BUK Assigned Account,

(e)                        of BFP, means the BFP Assigned Account,

(f)                          of BBH, means the BBH Assigned Account,

(g)                       of BM, means the BM Assigned Account,

(h)                       of LDC, means the LDC Assigned Account,

(i)                           of BHB, means the BHB Assigned Account,

(j)                           of PPC, means the PPC Assigned Account;

(k)                        of BAM, means the BAM Assigned Account;

(l)                           of BEP, means the BEP Assigned Account;

(m)                     of BH, means the Collection Assigned Account;

(n)                       of any Additional Obligor, means the Additional Assigned Account of that Additional Obligor,

and means together each of the foregoing;

“Assigned Account Documents” means, in relation to any Assigned Account, all certificates of deposit, deposit receipts and other instruments and securities relating to that Assigned Account and the Assigned Monies in relation to that Assigned Account or any of them, and means together all certificates of deposit, deposit receipts and other instruments and securities relating to each of the Assigned Accounts and all of the Assigned Monies;

“Assigned Documents” means, (i) in relation to any Equipment, together each of the Current Assigned Documents in relation to that Equipment as from time to time amended, and each New Contract from time to time entered into, in relation to any thereof, (ii) in relation to the Ettrick Project, each Construction Contract from time to time entered into, and (iii) each Assigned Hedging Agreement, and means together all of the foregoing in relation to all of that Equipment;

“Assigned Hedging Agreements” means each of the Acceptable Hedging Arrangements from time to time entered into by any Borrower, and means together each of those Acceptable Hedging Arrangements;

“Assigned Monies” means, in relation to any Assigned Account, all monies from time to time credited to, and for the time being standing to the credit of, that Assigned Account and all interest and other amounts from time to time payable in respect of, or accruing to, that Assigned Account, and means together all monies from time to time credited to, and for the time being standing to the credit of, each of the Assigned Accounts;

“Assigned Property” of any Obligor, means all of that Obligor’s rights, title, interest and benefit (present and future, actual and contingent), including that Obligor’s rights to receive monies and make claims for damages, and any sales agency and termination rights of that Obligor, in, to, under and pursuant to:

(a)                        the Assigned Documents to which that Obligor is a party,

(b)                       those Earnings payable to, or otherwise received by, that Obligor,

(c)                        the Assigned Account in relation to that Obligor,

(d)                       the Assigned Monies in relation to that Assigned Account,

(e)                        the Assigned Account Documents in relation to that Assigned Account,

(f)                          the Insurances,

(g)                       the Requisition Compensation,

(h)                       the Hedging Receipts, and

(i)                           all Assigned Property Proceeds,

“Assigned Property Proceeds” means, in relation to any Equipment, all and any monies, property and other assets representing or deriving from all or any of the Secured Property in relation to that Equipment and the Security in relation to that Equipment, but excludes (for the avoidance of doubt) all and any monies received or recovered by any Beneficiary which represent Losses paid, suffered or incurred by that Beneficiary and in respect of which that Beneficiary is entitled, under or pursuant to any Security Document, to be indemnified by any Obligor;

“Aurelia Energy” means (i) Aurelia Energy N.V., a company incorporated under the laws of The Netherlands Antilles, with company number 65489, whose registered office is at Landhuis Joonchi, Kaya Richard J. Beaujon z/n, Curaçao, The Netherlands Antilles, and includes its successors in title and (ii) for the purposes of the definition of “Operating Leverage” and any other definitions used or referred to therein, Aurelia Energy N.V. treated on a consolidated basis with all its Related Companies, as shown at any relevant time in the most recent financial statements;

“Aurelia Holding” means Aurelia Holding N.V., a company incorporated or, as the context may require, to be incorporated under the laws of The Netherland Antilles with company number 99707 for the sole purpose of acquiring the whole of the issued share capital of Aurelia Energy, whose registered office is or will be at Landhuis Joonchi, Kaya Richard J. Beaujon z/n, Curaçao, The Netherlands Antilles;

“BAM” means Bluewater (Aoka Mizu) N.V., (formerly known as Bluewater (New Hull) N.V.) a company incorporated under the laws of The Netherlands Antilles, with company number 78013, whose registered office is at Kaya Richard J. Beaujon z/n, Curaçao,  The Netherlands Antilles;

“BAM Account Charge” means the account charge entered into or to be entered into by BAM in favour of the Security Trustee in relation to the BAM Assigned Account, in the Agreed Form;

“BAM Assigned Account” means the interest bearing Dollar account of BAM with the Account Bank designated “BAM Assigned Account” with account number 02.01.42.706, and includes any redesignation and sub-accounts thereof;

“BAM Mortgage” means the mortgage over the Aoka Mizu Vessel executed or, as the context may require, to be executed by BAM in favour of the Security Trustee, in the Agreed Form;

“BAM Share Pledge” means the pledge over all of the shares of BAM executed or, as the context may require, to be executed by BAM and BFB in favour of the Security Trustee, in the Agreed Form;

“Banking Day” means any day, other than a Saturday or Sunday or holiday scheduled by law, on which banks are open in London, New York and Amsterdam and on which dealings in Dollar deposits are carried on in the London Interbank Market;

“Banks” means each of the banks and financial institutions detailed in schedule 1 to the Credit Agreement, and includes the respective successors in title of, and each assignee and Transferee of all or any of the rights and obligations of, each such bank and financial institution, and all references to the Banks include a reference to each or any of them (as the context may require);

“BBH” means Bluewater (Bleo Holm) N.V., a company incorporated under the laws of The Netherlands Antilles, with company number 63982, and having its legal seat in Curaçao, whose registered office is at Landhuis Joonchi, Kaya Richard J. Beaujon z/n, Curaçao, The Netherlands Antilles;

“BBH Account Charge” means the account charge entered into or to be entered into by BBH in favour of the Security Trustee in relation to the BBH Assigned Account, in the Agreed Form;

“BBH Assigned Account” means the interest bearing Dollar account of BBH with the Account Bank designated “BBH Assigned Account” with account number 02.00.42.388, and includes any redesignation and sub-accounts thereof;

“BBH Mortgage” means the mortgage over the Bleo Holm Vessel executed or, as the context may require, to be executed by BBH in favour of the Security Trustee, in the Agreed Form;

“BBH Share Pledge” means the pledge over all of the shares of BBH executed or, as the context may require, to be executed by BBH and BFB in favour of the Security Trustee, in the Agreed Form;

“BELL” means Bluewater Equipment Leasing Limited, a company incorporated under the laws of Malta, with company number C32258, whose registered office is at 48, Sqaq Nru. 2, Triq ix-Xatt, Pieta’ MSD 08, Malta;

“Beneficiaries” means, together the Facility Beneficiaries and each of the Hedging Providers, and all references to the Beneficiaries include a reference to each or any of them (as the context may require);

“BEP” means Bluewater Ettrick Production (UK) Limited, a company incorporated under the laws of England and Wales with company number 5734666, whose registered office is at 15 Appold Street, London EC2A 2HB, England;

“BEP Account Charge” means the account charge entered into, or to be entered into, by BEP in favour of the Security Trustee in relation to the BEP Assigned Account, in the Agreed Form;

“BEP Assigned Account” means the interest bearing Dollar account of BEP with the Account Bank designated “BEP Assigned Account” with account number 02.01.42.692, and includes any redesignation and sub-accounts thereof;

“BEP Share Pledge” means the pledge over all of the shares of BEP executed or, as the context may require, to be executed by BSU in favour of the Security Trustee, in the Agreed Form,

“BES” means Bluewater Energy Services B.V., a company incorporated under the laws of The Netherlands, with company number 34088044, whose registered office is at Marsstraat 33, 2132 HR, Hoofddorp, The Netherlands;

“BFB” means Bluewater Floating Production B.V., a company incorporated under the laws of The Netherlands, with company number 34130591, whose registered office is at Marsstraat 33, 2132 HR, Hoofddorp, The Netherlands;

“BFP” means Bluewater (Floating Production) Limited, a company incorporated under the laws of England and Wales, with company number 3291793, whose registered office is at 15 Appold Street, London EC2A 2HB, England;

“BFP Account Charge” means the account charge entered into or to be entered into by BFP in favour of the Security Trustee in relation to the BFP Assigned Account, in the Agreed Form;

“BFP Assigned Account” means the interest bearing Dollar account of BFP with the Account Bank designated “BFP Assigned Account” with account number 02.00.22.158, and includes any redesignation and sub-accounts thereof;

“BFP Share Pledge” means the pledge over all of the shares of BFP executed or, as the context may require, to be executed by BSU in favour of the Security Trustee, in the Agreed Form;

“BGD” means Bluewater (Glas Dowr) N.V., a company incorporated under the laws of The Netherlands Antilles, with company number 73347, and having its legal seat in Curaçao,

whose registered office is at Landhuis Joonchi, Kaya Richard J. Beaujon z/n, Curaçao, The Netherlands Antilles;

“BGD Account Charge” means the account charge entered into or to be entered into by BGD in favour of the Security Trustee in relation to the BGD Assigned Account, in the Agreed Form;

“BGD Assigned Account” means the interest bearing Dollar account of BGD with the Account Bank designated “BGD Assigned Account” with account number 02.01.42.714, and includes any redesignation and sub-accounts thereof;

“BGD Mortgage” means the mortgage over the Glas Dowr Vessel executed or, as the context may require, to be executed by BGD in favour of the Security Trustee, in the Agreed Form;

“BGD Share Pledge” means the pledge over all of the shares of BGD executed or, as the context may require, to be executed by BGD and BFB in favour of the Security Trustee, in the Agreed Form;

“BH” means Bluewater Holding B.V., a company incorporated under the laws of The Netherlands, with company number 34130587, whose registered office is at Marsstraat 33, 2132 HR, Hoofddorp, The Netherlands;

“BHB” means Bluewater (Haewene Brim) N.V., a company incorporated under the laws of The Netherlands Antilles, with company number 88020, whose registered office is at Landhuis Joonchi, Kaya Richard J. Beaujon z/n, Curaçao, The Netherlands Antilles;

“BHB Account Charge” means the account charge entered into or to be entered into by BHB in favour of the Security Trustee in relation to the BHB Assigned Account, in the Agreed Form;

“BHB Assigned Account” means the interest bearing Dollar account of BHB with the Account Bank designated “BHB Assigned Account” with account number 02.00.48.106, and includes any redesignation and sub-accounts thereof;

“BHB Mortgage” means the mortgage over the Haewene Brim Vessel executed or, as the context may require, to be executed by BHB in favour of the Security Trustee, in the Agreed Form;

“BHB Share Pledge” means the pledge over all of the shares of BHB executed or, as the context may require, to be executed by BHB and BFB in favour of the Security Trustee, in the Agreed Form;

“BI” means Bluewater International B.V., a company incorporated under the laws of The Netherlands, with company number 34130590, whose registered office is at Marsstraat 33, 2132 HR, Hoofddorp, The Netherlands, and includes its successors in title;

“Bleo Holm Assigned Documents” means together (i) the Bleo Holm Lease, (ii) the Bleo Holm Contract, (iii) the Economic Documents to the extent that they relate to any of the foregoing, and (iv) any Additional Assigned Documents in relation to the Bleo Holm Vessel, and all references to the Bleo Holm Assigned Documents include a reference to each or any of them (as the context may require);

“Bleo Holm Contract” means (i) the Current Bleo Holm Talisman Contract, and (ii) all and any other contracts, agreements or arrangements for the use, chartering or commercial operation of the Bleo Holm Vessel or any part thereof and any guarantee or other security for the performance of any of the obligations under any of what is referred to in paragraphs (i) or (ii) above;

“Bleo Holm Lease” means (i) the bareboat charter between BBH and BFP in respect of the Bleo Holm Vessel and (ii) all and any other contract, agreements, arrangements or charters for the chartering, leasing or bailment of the Bleo Holm Vessel by the Owner thereof and any guarantee or other security for the performance of any of the obligations under any of what is referred to in paragraphs (i) or (ii) above;

“Bleo Holm Operating Fees” means, in respect of the Current Bleo Holm Talisman Contract, no monies or payments and, in relation to any other Bleo Holm Contract, any monies of a similar nature to the monies referred to in the definition of “Glas Dowr Operating Fees”, as agreed between the Bluewater Agent and the Facility Agent (each acting reasonably);

“Bleo Holm Quiet Enjoyment Letter” means the letter(s) of quiet enjoyment most recently issued by the Facility Agent to the Field Operator of the Bleo Holm Contract in relation to the Bleo Holm Vessel, in the Agreed Form;

 “Bleo Holm Vessel” means (i) the vessel m.v. “BLEO HOLM” registered in The Netherlands Antilles at the port of Willemstad, Curaçao, in the Ship Register (Scheepsregister) at the Office of the Registrar of Ship Documents (Kantoor van de bewaring der Scheepsbewijzen), with registration number 1997-C-1739, which has been converted into an FPSO, and (ii) any and all Accessories whatsoever allocated to, appropriated for, installed in, attached to or otherwise relating to that vessel or any part thereof, in each case whether or not installed in, attached to or on board that vessel, and all references to the Bleo Holm Vessel include a reference to each or any part thereof (as the context may require);

“Bluewater Agent” means BES, acting as agent of each of the Obligors;

“Bluewater Energy” means Bluewater Energy N.V. (previously called Landis Energy N.V.), a company incorporated under the laws of The Netherlands Antilles, with company number 63983, and having its legal seat in Curaçao, whose registered office is at Landhuis Joonchi, Kaya Richard J. Beaujon z/n, Curaçao, The Netherlands Antilles;

“Bluewater Finance” means Bluewater Finance Limited, a company incorporated under the laws of the Cayman Islands, with company number CR110746, whose registered office is at Ugland House, PO Box 309, South Church Street, George Town, Grand Cayman, Cayman Islands;

“Bluewater Group” means together BH, BOPS, Bluewater Energy and each of the direct and indirect Subsidiaries of BH, but excluding Bluewater Finance;

“Bluewater Group Member” means each member of the Bluewater Group;

“Bluewater Joint Venture” means any joint venture entity, whether a company, unincorporated firm, undertaking, association, joint venture or partnership or any other entity in which:

(a)                        a Bluewater Group Member or Aurelia Energy (the “Bluewater JV Party”) participates or invests with a person other than a Bluewater Group Member or Aurelia Energy (the “Other JV Party”); and

(b)                       the Bluewater JV Party is not able without the agreement or consent of the Other JV Party to control that joint venture entity by directing its policies and management, whether by contract or otherwise;

(c)                       such joint venture does not own or operate Equipment; and

(d)                       save for the Notes, such joint venture does not guarantee or otherwise secure any Indebtedness of any other person;

“Bluewater (Munin) Assigned Documents” means together (i) the Bluewater (Munin) Lease; (ii) the Bluewater (Munin) Contract, (iii) the Economic Documents to the extent that they relate to any of the foregoing, and (iv) any Additional Assigned Documents in relation to the Bluewater (Munin) Vessel, and all references to the Bluewater (Munin) Assigned Documents include a reference to each or any of them (as the context may require);

“Bluewater (Munin) Contract” means (i) the Current Bluewater (Munin) Statoil Contract, and (ii) all and any other contracts, agreements or arrangements for the use, chartering or commercial operation of the Bluewater (Munin) Vessel or any part thereof and any guarantee or other security for the performance of any of the obligations under any of what is referred to in paragraphs (i) or (ii) above;

“Bluewater (Munin) Lease” means (i) the bareboat charter entered into between BM and LDC in relation to the Bluewater (Munin) Vessel, and (ii) all and any other contracts, agreements, arrangements or charters for the chartering, leasing or bailment of the Bluewater (Munin) Vessel by the Owner thereof and any guarantee or other security for the performance of any of the obligations under any of what is referred to in paragraphs (i) or (ii) above;

“Bluewater (Munin) Operating Fees” means the monies referred to in paragraph 4 of the Notice of Assignment issued in respect of the Current Bluewater (Munin) Statoil Contract, and in relation to any other Bluewater (Munin) Contract, any monies of a similar nature thereto, as agreed between the Bluewater Agent and the Facility Agent (each acting reasonably);

“Bluewater (Munin) Quiet Enjoyment Letter” means the letter of quiet enjoyment most recently issued by the Facility Agent, to the Field Operator of the Bluewater (Munin) Contract, in relation to the Bluewater (Munin) Vessel, in the Agreed Form;

“Bluewater (Munin) Vessel” means (i) the vessel m.v. “MUNIN” registered in The Netherlands Antilles at the port of Willemstad, Curaçao, in the Ship Register (Scheepsregister) at the Office of the Registrar of Ship Documents (Kantoor van de bewaring der Scheepsbewijzen), with registration number 2001-C-1693, which has been converted into an FPSO, and (ii) any and all Accessories whatsoever allocated to, appropriated for, installed in, attached to or otherwise relating to that vessel or any part thereof, in each case whether or not installed in, attached to or on board that vessel, and all references to the Bluewater (Munin) Vessel include a reference to each or any part thereof (as the context may require);

“Bluewater Rights” means, in relation to the Secured Property in relation to any Equipment, all of the rights, title, benefit and interest (present and future, actual and contingent) of any of the Obligors in and to that Secured Property;

“BM” means Bluewater (Munin) N.V., a company incorporated under the laws of The Netherlands Antilles, with company number 87273, whose registered office is at Landhuis Joonchi, Kaya Richard J. Beaujon z/n, Curaçao, The Netherlands Antilles;

“BM Account Charge” means the account charge entered into or to be entered into by BM in favour of the Security Trustee in relation to the BM Assigned Account, in the Agreed Form;

“BM Assigned Account” means the interest bearing Dollar account of BM with the Account Bank designated “BM Assigned Account” with account number 02.00.45.611, and includes any redesignation and sub-accounts thereof;

“BM Mortgage” means the mortgage over the Bluewater (Munin) Vessel executed or, as the context may require, to be executed by BM in favour of the Security Trustee, in the Agreed Form;

“BM Share Pledge” means the pledge over all of the shares of BM executed or, as the context may require, to be executed by BM and BFB in favour of the Security Trustee, in the Agreed Form;

“BML” means Bluewater (Malta) Limited, a company incorporated under the laws of Malta, with company number C21528, whose registered office is at 48, Sqaq Nr. 2, Triq ix-Xatt, Pieta’ MSD 08, Malta;

“BNV” means Bluewater Offshore Production Systems N.V., a company incorporated under the laws of The Netherlands Antilles, with company number 63981, and having its legal seat in Curaçao, whose registered office is at Landhuis Joonchi, Kaya Richard J. Beaujon z/n, Curaçao, The Netherlands Antilles;

“BNV Account Charge” means the account charge entered into or to be entered into by BNV in favour of the Security Trustee in relation to the BNV Assigned Account, in the Agreed Form;

“BNV Assigned Account” means the interest bearing Dollar account of BNV with the Account Bank designated “BNV Assigned Account” with account number 02.00.59.213 and includes any redesignation and sub-accounts thereof;

“BNV Mortgage” means the mortgage over the Uisge Gorm Vessel executed or, as the context may require, to be executed by BNV in favour of the Security Trustee, in the Agreed Form;

“BNV Share Pledge” means the pledge over all of the shares of BNV executed or, as the context may require, to be executed by BNV and BFB in favour of the Security Trustee, in the Agreed Form;

“BOL” means Bluewater Operations (UK) Limited, a company incorporated under the laws of England and Wales, with company number 2982172, whose registered office is at 15 Appold Street, London EC2A 2HB, England;

“BOL Account Charge” means the account charge entered into or to be entered into by BOL in favour of the Security Trustee in relation to the BOL Assigned Account, in the Agreed Form;

“BOL Assigned Account” means the interest bearing Dollar account of BOL with the Account Bank designated “BOL Assigned Account” with account number 02.00.22.425, and includes any redesignation and sub-accounts thereof;

“BOL Share Pledge” means a pledge over all the shares of BOL executed or, as the context may require, to be executed by BSU in favour of the Security Trustee, in the Agreed Form;

“BOPS” means Bluewater Offshore Production Systems Limited, a company incorporated under the laws of Malta, with company number C32259, whose registered office is at 48, Sqaq Nru. 2, Triq ix-Xatt, Pieta’, MSD 08, Malta, and includes its successors in title;

“BOPS Share Pledge” means the pledge over all of the shares of BOPS executed or, as the context may require, to be executed by Bluewater Energy and Aurelia Energy in favour of the Security Trustee, in the Agreed Form or, upon the liquidation of Bluewater Energy as contemplated in clause 7.2 of the Facility Guarantee, Aurelia Energy in favour of the Security Trustee, in the Agreed Form;

“Borrowers” means together BH, BES, BAM and any Additional Borrower, and all references to the Borrowers include a reference to each or any of them (as the context may require);

“Break Costs” means the amount (if any) by which:

(a)                        the interest which a Bank would have received for the period from the date of receipt of all or any part of its participation in an Advance or other amount owing to the Banks to the last day of the then current Interest Period in respect of that Advance or amount, had the principal amount or owed amount received been paid on the last day of that Interest Period; exceeds

(b)                       the amount which that Bank would be able to obtain by placing an amount equal to the principal amount or owed amount received by it on deposit with a leading bank in the London Interbank Market for period starting on the Banking Day following receipt or recovery and ending on the last day of the current Interest Period.

“BSU” means Bluewater Services (UK) Limited, a company incorporated under the laws of England and Wales, with company number 3253206, whose registered office is at 15 Appold Street, London EC2A 2HB, England;

“BUK” means Bluewater (UK) Limited, a company incorporated under the laws of England and Wales, with company number 3138155, whose registered office is at 15 Appold Street, London EC2A 2HB, England;

“BUK Account Charge” means the account charge entered into or to be entered into by BUK in favour of the Security Trustee in relation to the BUK Assigned Account, in the Agreed Form;

“BUK Assigned Account” means the interest bearing Dollar account of BUK with the Account Bank designated “BUK Assigned Account” with account number 02.00.29.020, and includes any redesignation and sub-accounts thereof;

“BUK Share Pledge” means the pledge over all of the shares of BUK executed or, as the context may require, to be executed by BSU in favour of the Security Trustee, in the Agreed Form;

“Cash Equivalent Investment” means at any time:

(a)                        certificates of deposit maturing within one (1) year after the relevant time and issued by an Acceptable Bank;

(b)                       any investment in marketable debt obligations issued or guaranteed by the government of the United States of America, the United Kingdom, any Participating Member State or by an instrumentality or agency of any of them having an equivalent credit rating, maturing within one year after the relevant time and not convertible or exchangeable to any security;

(c)                        commercial paper not convertible or exchangeable to any other security:

(i)                           for which a recognised trading market exists;

(ii)                        issued by an issuer incorporated in the United States of America, the United Kingdom or any Participating Member State;

(iii)                     which matures within one (1) year after the relevant time; and

(iv)                    which has a credit rating of either A-1 or higher by Standard & Poor’s Rating Services or Fitch Ratings Ltd or P-1 or higher by Moody’s Investor Services Limited, or, if no rating is available in respect of the commercial paper, the issuer of which has, in respect of its long-term unsecured and non-credit enhanced debt obligations, an equivalent rating;

(d)                       any investment accessible within thirty (30) days in money market funds which have a credit rating of either A-1 or higher by Standard & Poor’s Rating Services or Fitch Ratings Ltd or P-1 or higher by Moody’s Investor Services Limited and which invest substantially all their assets in securities of the types described in paragraphs (a) to (c) above), or

(e)                        any other debt security approved by the Majority Banks,

in each case, to which any Bluewater Group Member or Aurelia Energy is beneficially entitled at that time and which is not issued or guaranteed by any Bluewater Group Member or Aurelia Energy or subject to any Encumbrance (other than one arising under the Facility Documents);

“Casualty Amount” means the sum of ten million Dollars ($10,000,000);

“Cessation Date” has the meaning ascribed thereto in clause 2.7.7(a) of the Credit Agreement;

“Cessation Period” has the meaning ascribed thereto in clause 2.7.7(c) of the Credit Agreement’

“Classification” means, in relation to any Vessel, the classification of that Vessel with the classification society in relation to that Vessel or such other classification as the Security Trustee may agree in writing shall be treated as the Classification in relation to that Vessel for the purposes of the Security Documents;

“classification society” means Det norske Veritas or Lloyds Register of Shipping or such other classification society of equivalent standing as may from time to time be approved in writing by the Security Trustee;

“Closing” means the time at which the Initial Advance is made;

“Closing Date” means the date on which Closing occurs;

“Collateral Instruments” means notes, bills of exchange, certificates of deposit and other negotiable and non-negotiable instruments, guarantees, indemnities and other assurances against financial loss and any other documents or instruments which contain or evidence an obligation (with or without security) to pay, discharge or be responsible directly or indirectly for any indebtedness or liabilities of any person and includes any documents or instruments creating or evidencing an Encumbrance;

“Collection Account Charge” means the account charge entered into or to be entered into by BH in favour of the Security Trustee in relation to the Collection Assigned Account, in the Agreed Form;

“Collection Assigned Account” means the interest bearing Dollar account of BH with the Account Bank designated “Collection Assigned Account” with account number 02.01.42.722, and includes any redesignation and sub-accounts thereof;

“Commitment” of any Bank means the amount set out opposite that Bank’s name in schedule 1 to the Credit Agreement or, in the case of any Bank which is a Transferee, the amount of any Commitment transferred to it under the Credit Agreement, in each case as cancelled, reduced or transferred by it pursuant to any relevant provision of the Credit Agreement, and means together at any time the aggregate of all such amounts in relation to all of the Banks at that time;

“Completion” means, in relation to the Ettrick Project, any New Unit, Unit Project or Speculative Unit, the date on which its owner or operator becomes contractually entitled to receive EBITDA in relation thereto;

“Compulsory Acquisition” means, in relation to any Equipment, requisition of title or other compulsory acquisition, requisition, appropriation, expropriation, deprivation, forfeiture or confiscation for any reason of that Equipment by any Government Entity or other competent authority, whether de jure or de facto, but excludes requisition for use or hire not involving requisition of title;

“Constitutive Documents” means, in relation to any company incorporated under the laws of England and Wales, that company’s Certificate of Incorporation and Memorandum and

Articles of Association and, in relation to any person incorporated or otherwise constituted other than under the laws of England and Wales, those documents having equivalent status and effect in the jurisdiction in which that person is so incorporated or otherwise constituted;

“Construction” means, in relation to any Equipment or Speculative Unit, the construction, supply, design, conversion, or installation of that Equipment or Speculative Unit (but not, for the avoidance of doubt, any repair of that Equipment or modification of that Equipment necessary in order to make that Equipment comply with the requirements of any Current Contract in relation to that Equipment);

“Construction Contracts” means all material contracts (present or future) relating to the Construction of the Ettrick Project;

“Construction Period” means any period during which the Ettrick Project, any Unit Project, any New Unit or any Speculative Unit is under Construction (and terminating on Completion thereof) and, at any time, means the period during which it is at that time anticipated that the Ettrick Project, the relevant Unit Project, the relevant New Unit or, as the case may be, the relevant Speculative Unit will continue to be under Construction;

“Contract” means (i) in relation to the Uisge Gorm Vessel, the Uisge Gorm Contract, (ii) in relation to the Glas Dowr Vessel, the Glas Dowr Contract, (iii) in relation to the Bleo Holm Vessel, the Bleo Holm Contract, (iv) in relation to the Bluewater (Munin) Vessel, the Bluewater (Munin) Contract, (v) in relation to the Haewene Brim Vessel, the Haewene Brim Contract, (vi) in relation to the Aoka Mizu Vessel, the Aoka Mizu Contract, in each case as from time to time amended, and each New Contract from time to time entered into replacing, substituting, novating, transferring or amending in any material respect thereof, and means together each of the foregoing;

“Contribution” means, in relation to any Bank at any time, the principal amount of the Credit owing to that Bank;

“Core Business” means any activity, asset or investment relating to the single point mooring business or the FPSO/FSO business, including the Construction, sale, lease and operation of such systems and, for the avoidance of doubt, includes investments in trading tankers if any such investment is made with the intention of converting the relevant tanker into an FPSO or FSO;

“Cost Over-Run” has the meaning ascribed thereto in clause 2.6.2 of the Credit Agreement;

“Credit” means, at any time, the aggregate amount of all Advances as at that time;

“Credit Agreement” means the revolving credit facility agreement for an amount of up to eight hundred and fifty million Dollars ($850,000,000) entered into between the Borrowers, the Arranger, the Banks, the Facility Agent,  the Security Trustee and the Bluewater Agent;

“Credit Agreement Supplemental Agreement” means any credit agreement supplemental agreement entered into between the Bluewater Agent, a Bluewater Group Member and the Facility Agent pursuant to the provisions of the Credit Agreement, and means together each such credit agreement supplemental agreement;

“Cure Payment” means each amount paid by the Facility Beneficiaries (or any of them) to cure any breach of, or failure to comply with, the obligations and liabilities (or any of them) of any Obligor under and pursuant to the Transaction Documents but excludes any such amount paid to cure any non-payment by any of the Borrowers of any amount of principal, interest or fees due by the Borrowers under the Credit Agreement;

“Current Assigned Documents” means (i) in relation to the Uisge Gorm Vessel, the Uisge Gorm Assigned Documents, (ii) in relation to the Glas Dowr Vessel, the Glas Dowr Assigned Documents, (iii) in relation to the Bleo Holm Vessel, the Bleo Holm Assigned Documents, (iv) in relation to the Bluewater (Munin) Vessel, the Bluewater (Munin) Assigned Documents, (v) in relation to the Haewene Brim Vessel, the Haewene Brim Assigned Documents, and (vi) in relation to the Aoka Mizu Vessel, the Aoka Mizu Assigned Documents;

“Current Aoka Mizu Nexen Contract” means the agreement made effective on 27 February 2006 and made between Nexen and BEP for the provision and operation of a floating production storage and off-loading vessel for the Ettrick field in relation to the Aoka Mizu Vessel as such agreement has been amended to date by the documents attached to the Amendments Certificate in relation to that Current Contract together with each other deed, document, agreement and other instrument entered into to date under, pursuant to or in connection with such agreement;

“Current Bleo Holm Talisman Contract” means the agreement dated 30 November 2005 and made between Talisman and BFP for the bareboat charter of a floating production storage and off-loading vessel for the Ross field in relation to the Bleo Holm Vessel as such agreement has been novated and amended to date by the documents attached to the Amendments Certificate in relation to that Current Contract together with each other deed, document, agreement and other instrument entered into to date under, pursuant to or in connection with such agreement;

“Current Bluewater (Munin) Statoil Contract” means, as the context may require, each or any of contract no.ANS022731 dated 24th September, 1996 and contract no.SC05005A dated 5th April, 2005, in each case entered into between Statoil and LDC and contract no.SC05005B dated 5th April 2005 entered into between Statoil and BES, each such contract being in relation to the operation of the Bluewater (Munin) Vessel, as any such agreement has been amended to date by the documents attached to the Amendments Certificate in relation to that Current Contract together with each other deed, document, agreement and other instrument entered into to date under, pursuant to or in connection with such agreement;

“Current Contract” means (i) in relation to the Uisge Gorm Vessel, the Current Uisge Gorm AH Contract, (ii) in relation to the Glas Dowr Vessel, the Current Glas Dowr PetroSA Contract, (iii) in relation to the Bleo Holm Vessel, the Current Bleo Holm Talisman Contract, (iv) in relation to the Bluewater (Munin) Vessel, the Current Bluewater (Munin) Statoil Contract, (v) in relation to the Haewene Brim Vessel, the Current Haewene Brim Enterprise Contract, (vi) in relation to the Aoka Mizu Vessel, the Current Aoka Mizu Nexen Contract;

“Current Glas Dowr PetroSA Contract” means the contract for the provision and operation of floating production, storage and off-loading facilities for Sable Field Development dated 12 June 2001 and entered into between PetroSA and BUK in relation to the Glas Dowr Vessel as such agreement has been amended to date by the documents attached to the Amendments Certificate in relation to that Current Contract, together with each other deed, document, agreement and other instrument entered into to date under, pursuant to or in connection with such agreement;

“Current Haewene Brim Enterprise Contract” means contract no.97.22.02 dated 9 September, 1997, and entered into between Den Norske Oljeselskap A.S. (“Den Norske”) and Enterprise in relation to the operation of the Haewene Brim Vessel, as novated by an agreement dated 8 September 1998, and entered into between Den Norske, PPC, and Enterprise, and as supplemented and amended by a letter agreement dated 22 December, 1999, and entered into between PPC and Enterprise, as such agreement has been amended to date, by the documents attached to the Amendments Certificate in relation to that Current Contract together with each other deed, document, agreement and other instrument entered into to date under, pursuant to or in connection with such agreement;

“Current Uisge Gorm AH Contract” means the agreement for a floating production, storage and offtake facility dated 25th March, 1994 and originally made between BOPS and AHL in relation to the Uisge Gorm Vessel as such agreement has been amended to date by the documents attached to the Amendments Certificate in relation to that Current Contract, together with each other deed, document, agreement and other instrument entered into to date under, pursuant to or in connection with such agreement;

“Deed of Proceeds and Priorities” means the trust deed and deed of proceeds and priorities referring to the Credit Agreement entered into between the Beneficiaries, the Original Obligors and the Bluewater Agent, in the Agreed Form;

“Default” means any Facility Event or any event or circumstance which with the giving of notice, lapse of time, determination of materiality or the satisfaction of any other condition (or any combination thereof) would constitute a Facility Event;

“Default Rate” means, at any time and in relation to any period and any amount, the rate per annum which is the aggregate of (i) LIBOR at that time in relation to that period, (ii) the Margin applicable at that time in relation to that amount, (iii) the Mandatory Cost (if any) applicable at that time in relation to that amount and (iv) two per cent. (2%);

“Determination Date” has the meaning ascribed thereto in clause 2.6.2(a) of the Credit Agreement;

“Determination Period” has the meaning ascribed thereto in clause 2.6.2(b) of the Credit Agreement;

“dispose” means to sell, transfer, assign or discount, or otherwise dispose of or deal with, or otherwise cease to exercise direct control over (or attempt, purport or agree to any of the same), and “disposal” and “disposed” shall be construed accordingly;

“Dollars” and “$” mean the lawful currency of the United States of America and in respect of all payments to be made mean funds which are for same day settlement in the New York Clearing House Interbank Payments System (or such other U.S. dollar funds as may at the relevant time be customary for the settlement of international banking transactions denominated in U.S. dollars);

“DPP Applicable Rate” means, in relation to any amount of interest, the rate quoted by the Facility Agent as the rate at which it is offering six month Dollar deposits to prime banks in the London Interbank Market at or about 11.00 a.m. on the first day on which that interest is to accrue or, if that day is not a Banking Day, on the next succeeding Banking Day;

“DPP Supplemental Deed” means any supplemental deed entered into between the Security Trustee and an Additional Obligor (who is not an original party to the Deed of Proceeds and Priorities) pursuant to clause 16.8 of the Deed of Proceeds and Priorities;

“Drawdown Date” means a date on which one or more of the Borrowers draws down a portion of the Commitments pursuant to clause 2.5 of the Credit Agreement;

“Drawdown Notice” means a notice in substantially the form and terms of schedule 2 to the Credit Agreement;

“Dutch Exemption Regulation” means the Exemption Regulation pursuant to the Act on the Supervision of the Credit Systems 1992 (Vrijstellingsregeling Wet toezicht kredietwezen 1992), as amended from time to time;

“Earnings” means, in relation to any Equipment, all monies whatsoever from time to time due or payable to any person arising out of or otherwise in connection with the use or operation of that Equipment or any part thereof including (without limitation) all freight, hire and passage monies, monies arising under any contract or other agreement or arrangement with any operator (including, without limitation, the Contract in relation to that Equipment), income arising under any pooling arrangements, compensation payable as a result of, or otherwise in connection with, the requisition of that Equipment for hire, remuneration for salvage and towage services, demurrage and detention monies, and all damages for breach, and all payments for, or otherwise in connection with, any variation or termination of any charterparty, contract or other agreement or arrangement in respect of, or otherwise in connection with, the employment of that Equipment (including, without limitation, the Contract in relation to that Equipment);

“EBITDA” has the meaning given to it in, and shall be calculated using the same methodology as produced the figure for EBITDA set out in, the Form 20-F filed for Aurelia Energy in relation to the Notes with the United States Securities and Exchange Commission most recently on or prior to the date of the Credit Agreement, or such other meaning as may be agreed by the Facility Agent and the Bluewater Agent after the date of the Credit Agreement;

“Economic Agency Agreement” means the document entitled “agency agreement” dated 16 May 2000 and originally entered into between Aurelia Energy, as agent, and Bluewater Energy, BOPS, BML, BNV, BBH, BGD, BNH and BELL, as amended and supplemented from time to time;

“Economic Assignment Agreement” means the document entitled “assignment agreement of the rights against Bluewater Holding B.V.” originally entered into between Bluewater Energy, BOPS, BML, BBH, BNV, BGD, BNH and BELL, and Aurelia Energy, as assignee, as amended and supplemented from time to time;

“Economic Documents” means together the Economic Sale Agreement, the Economic Agency Agreement, the Economic Assignment Agreement and the Economic Loan Agreement, and “Economic Document” means all or any of them (as the context may require);

“Economic Loan Agreement” means the document entitled “subordinated loan agreement” and dated May 2000, entered into between BH, as borrower, and Aurelia Energy, as lender;

“Economic Sale Agreement” means the agreement entitled “sale and purchase of the economic entitlement to the assets of the Aurelia Energy Group” entered into between BH, as buyer, and Aurelia Energy, as seller;

“Encumbrance” means:

(a)                        any right of ownership,

(b)                       any right of retention of title,

(c)                        any right of possession, detention, charter or other bailment,

(d)                       any right of attachment, levy, claim or proceeding,

(e)                        any statutory right in rem,

(f)                          any mortgage, charge (whether fixed or floating), pledge, lien, hypothecation or assignment,

(g)                       any trust arrangement,

(h)                       any right of set-off (other than any right of set-off arising in favour of a banker or any other person by operation of law which has not been exercised),

(i)                           any other security interest, encumbrance or lien of any kind securing any obligation of any person,

(j)                           any other type of preferential arrangement (including, without limitation, title transfer and/or retention arrangements having a similar effect), any other agreement or any other arrangement which has the effect of creating a security interest, encumbrance or lien of any kind securing any obligation of any person, in each case, whatsoever, howsoever and wheresoever created or arising;

“Enforcement Event” means the issue by the Facility Agent of any Acceleration Notice;

“Enterprise” means Enterprise Oil Limited, a company incorporated under the laws of England, with company number 1682048, whose registered office is at 8 York Road, London SE1 7NA, England;

“Environmental Affiliate” means any agent or employee of any Bluewater Group Member or any Related Company of any Bluewater Group Member;

“Environmental Approval” means any and all consents, authorisations, licences or approvals of any Government Entity required under any Environmental Law applicable to the Relevant Equipment or any part thereof or to the operation of, or the carriage of cargo and/or passengers on, or the provision of goods and/or services on or from, the Relevant Equipment or any part thereof;

“Environmental Claim” means any and all enforcement, clean-up, removal or other regulatory actions or orders instituted or completed by any Government Entity under or pursuant to any Environmental Law or any Environmental Approval together with claims made by any third party relating to damage, contribution, loss or injury resulting from any Spill from the Relevant Equipment or any part thereof;

“Environmental Incident” means any Spill:

(a)                        from any Relevant Equipment; or

(b)                       from any other vessel in circumstances where:

(1)                        any Relevant Equipment or its owner, operator or manager may be liable to Environmental Claims arising from the Spill (other than Environmental Claims arising and fully satisfied before the date of the Credit Agreement); and/or

(2)                        any Relevant Equipment may be arrested in connection with any such Environmental Claims;

“Environmental Law” means any and all national, international and state laws, rules, regulations, treaties and conventions applicable to the Relevant Equipment or any part thereof pertaining to the pollution or protection of human health or the environment including, without limitation, the carriage of Materials of Environmental Concern and any actual or threatened emission, spill, release or discharge of a Material of Environmental Concern;

“Equipment” means together the Vessels, unless and to the extent disposed of in accordance with the provisions of the Credit Agreement, and all references to the Equipment include a reference to each or any part thereof (as the context may require);

“Equipment Proceeds” means, in relation to any Equipment, all and any Final Disposition Proceeds, Requisition Compensation and Total Loss Proceeds, in each case in relation to that Equipment, but excludes (for the avoidance of doubt) all and any monies received or recovered by any Beneficiary which represent Losses paid, suffered or incurred by that Beneficiary and in respect of which that Beneficiary is entitled, under or pursuant to any Transaction Document, to be indemnified by any Bluewater Group Member;

“Equipment Rights” means, of any person, all rights, title, benefit and interest of that person in and to any Equipment including, without prejudice to the generality of the foregoing, any such rights, title, benefit, interest of that person in and to any Equipment pursuant to any Transaction Document;

“Escrow Agreement” means the escrow agreement dated on or about the date of the Credit Agreement between certain of the parties to the Facility Documents;

“Etrrick Allowance” means fifty per cent (50%) of any amount by which the final Project Cost of the Ettrick Project falls below the aggregate of (a) the amount which was projected in the Initial Budget relating to the Ettrick Project as the final Project Cost of the Ettrick Project, and (b) one hundred million Dollars ($100,000,000);

“Ettrick Project” means the Construction of an FPSO utilising the Aoka Mizu Vessel, and the subsequent operation of that Equipment on the Ettrick oilfield offshore the United Kingdom under the Current Aoka Mizu Nexen Contract with an expected Project Cost of four hundred and fifty million Dollars ($450,000,000);

“Event of Default” means any of the events and circumstances described in clause 10.1 of the Credit Agreement;

“Excess Debt” means all or any part of any Financial Indebtedness (other than Project Finance Indebtedness and Subordinated Amounts):

(a)                        that has been incurred by Aurelia Energy in relation to any Speculative Unit for the purpose of its acquisition or Construction; and

(b)                       which exceeds 125% of the expected Qualifying Contract Cash Flow for that Speculative Unit;

“excess risks” means, in relation to any part of the Equipment, the proportion (if any) of claims for general average, salvage and salvage charges and under the ordinary collision clause in relation to the Insurances which are not recoverable as a consequence of the value at which that Equipment is assessed for the purpose of such claims exceeding that Equipment’s insured value;

“Exchange Rate” means, in relation to any person and any amount which is to be converted into or out of Dollars on any date, the spot rate of exchange at which that person could in the ordinary course of business purchase or, as the case may be, sell Dollars with or, as the case may be, for that amount in the London Foreign Exchange Market at or about 11.00 a.m. on that date for delivery two (2) Banking Days after that date;

“Excluded Subsidiary” means at any time (i) each Bluewater Group Member which is listed in Schedule 11 of the Credit Agreement and which has not been removed from that Schedule by the operation of paragraph 2 of that Schedule, and (ii) any Subsidiary of any Bluewater Group Member or Aurelia Energy created or acquired after the date of the Credit Agreement:

(a)                        which at that time (i) has a tangible net worth, determined by reference to financial statements in relation to that Subsidiary produced in respect of the relevant accounting period, of less than one million Dollars ($1,000,000) or (ii) has no obligations and liabilities, actual or contingent and whether as principal or surety, pursuant to or in connection with the Notes; and

(b)                       which at that time does not hold any of the issued share capital of any Obligor, and

(c)                        which is not a Principal Obligor,

provided however if the aggregate of (A) the annual EBITDA (calculated by reference to each relevant Subsidiary only) of all Subsidiaries which fall within the provisions of paragraph (a)(i)

of this definition exceeds one million Dollars ($1,000,000), or (B) the total assets of all Subsidiaries which fall within the provisions of paragraph (a)(i) of this definition exceeds twenty-five million Dollars ($25,000,000), one or more of those Subsidiaries, as is necessary to ensure that neither of the limits set out in this proviso are exceeded, shall cease to be Excluded Subsidiaries;

“Existing RCF Agreement” means the six hundred million Dollar ($600,000,000) revolving credit facility agreement dated 15 January 2002, as amended, supplemented and restated from time to time and made between (amongst others) certain of the parties hereto;

“Expenses” means, at any time, the aggregate at that time of:

(a)                        all Losses suffered, incurred or paid by any Beneficiary in relation to any Equipment or any Receiver in connection with the exercise of the rights, remedies and powers granted by, referred to in or otherwise contemplated by the Security Documents in relation to that Equipment or which are otherwise payable under any provision of the Security Documents in relation to that Equipment; and

(b)                       interest on all such Losses calculated in accordance with clause 5.2 of the Credit Agreement or any provision of similar effect and relevant application in any other Facility Document, but only to the extent that those Losses have been suffered, incurred or paid with the prior written approval of the Security Trustee;

“Facility Agent” means ING Bank N.V., a company incorporated under the laws of The Netherlands, or such other person as may at the relevant time have been appointed, and be acting, as facility agent pursuant to clause 22 of the Credit Agreement;

“Facility Agent Account” means the Dollar account of the Facility Agent with JP Morgan Chase, New York, with account number 001-1-643293, and includes any redesignation thereof;

“Facility Amount” means the principal amount of eight hundred and fifty million Dollars ($850,000,000), as (i) reduced on each Repayment Date by the Reduction Amount for that Repayment Date, and (ii) from time to time reduced pursuant to any of clauses 2.7, 4.4 and 10.2 of the Credit Agreement;

“Facility Beneficiaries” means together the Banks, the Security Trustee, the Facility Agent and the Arranger, and all references to the Facility Beneficiaries include a reference to each or any of them (as the context may require);

“Facility Documents” means together the Deed of Proceeds and Priorities, the Credit Agreement, the Facility Guarantee, the General Assignment, each Mortgage, each Share Pledge, each Account Charge, each Quiet Enjoyment Letter, the Norwegian Charge, the Notices of Assignment, each Additional Notice of Assignment, each Credit Agreement Supplemental Agreement, each General Assignment Supplemental Deed, each DPP Supplemental Deed, each Guarantee Accession Deed, each Further Assurance Deed, each Drawdown Notice and the Escrow Agreement in each case, as from time to time amended, together with each New Contract in relation to any of the foregoing, and each other deed, document, agreement or instrument which the parties thereto agree, with the consent of the Majority Banks, is to be a Facility Document;

“Facility Event” means the occurrence of any Event of Default or any Acceleration Event;

“Facility Guarantee” means the deed of guarantee and indemnity between the Guarantors and the Security Trustee, in the Agreed Form;

“Facility Guarantee Obligations” means the obligations and liabilities of each of the Guarantors under and pursuant to clause 3 of the Facility Guarantee;

“Facility Liabilities” means, at any time, the Outstanding Indebtedness at that time;

“Facility Obligations” means all monies, obligations and liabilities from time to time owing or payable, undertaken, incurred or assumed by any Borrower to or in favour of the Facility Beneficiaries (or any of them) under or pursuant to the Credit Agreement and all other monies, obligations and liabilities from time to time owing or payable, undertaken, incurred or assumed by any Obligor to or in favour of the Facility Beneficiaries (or any of them) under or pursuant to any other Transaction Document;

“Facility Proceeds” means all and any monies, property and other assets representing or deriving from all or any of the Facility Property, but excludes (for the avoidance of doubt) all and any monies received or recovered by any Facility Beneficiary which represent Losses paid, suffered or incurred by that Facility Beneficiary and in respect of which that Facility Beneficiary is entitled, under or pursuant to any Facility Document, to be indemnified by any Bluewater Group Member;

“Facility Property” means, in each case during the Facility Security Period, (i) the security, powers, rights (including, without limitation, the rights to receive monies and make claims for damages), remedies, title, benefit (including, without limitation, the benefit of all covenants, undertakings, guarantees, agreements, representations, warranties, obligations and liabilities) and interests (present and future, actual and contingent) constituted by, or conferred under or pursuant to, the Facility Guarantee and all and any notices, acknowledgements and undertakings given in connection with the Facility Guarantee (whether from Aurelia Energy or any other person), (ii) all monies, property and other assets paid, transferred, vested, received or recovered to, in or by any person (including, without limitation, any Facility Beneficiary, any agent of any Facility Beneficiary or any Receiver) pursuant to the enforcement or exercise of, or in respect of, all or any of that security, title and benefit and those powers, rights, remedies and interests, and (iii) all monies, property and other assets at any time representing or deriving from any of the foregoing, including all investments, interest, income and other amounts at any time received or receivable in respect of, or otherwise in connection with, the same (or any part thereof);

“Facility Rights” means in relation to the Secured Property in relation to any Equipment, all of the rights, title, benefit and interest (present and future, actual and contingent) of each of the Facility Beneficiaries in and to that Secured Property;

“Facility Security Period” means the period commencing on the date hereof and terminating on the date on which those Secured Obligations which are owed to or in favour of the Facility Beneficiaries (or any of them) have been paid, repaid, satisfied, performed and discharged in full (and notwithstanding payment of a dividend in any liquidation or under any compromise or arrangement);

“Fair Market Value” means, at any time and in relation to any Equipment, the fair market value of that Equipment determined on the basis of a willing buyer and willing seller and taking into account the Contract (if any) to which that Equipment is then subject as determined most recently (at or prior to that time) in accordance with Clause 15.2 of the Credit Agreement;

“Field Operator” means any person (other than any Obligor) who is a party to a Contract, and means together each such person;

“Final Disposition” of any Equipment (or any part thereof) means the sale by the Owner in relation to that Equipment against immediate payment in cash or for other consideration, whether through an agent on its behalf or otherwise, of all its right, title and interest in and to that Equipment (or the relevant part) on terms that such right, title and interest will only pass to the purchaser on payment in full of that cash or other consideration;

“Final Disposition Proceeds” means, in relation to any Equipment, the aggregate amount of:

(a)                                  all consideration received by or on behalf of the Owner in relation to that Equipment upon or as a result of the Final Disposition of that Equipment, including, without limitation, all cash received on a sale of that Equipment; and

(b)                                any non-refundable deposit paid to or for the account of the Owner in relation to that Equipment by a person acquiring or proposing to acquire that Equipment under a contract or offer to purchase or otherwise acquire that Equipment which has been withdrawn, terminated or cancelled or has lapsed;

“Final Repayment Date” means 31 December 2011 or such other date as may be agreed by the parties to the Credit Agreement;

“Financial Indebtedness” means Indebtedness in respect of (i) money lent, borrowed or raised and debit balances at banks, (ii) any bond, note, loan stock, debenture or similar debt instrument, (iii) acceptance or documentary credit facilities, (iv) receivables sold or discounted (otherwise than on a non-recourse basis), (v) deferred payments for assets or services acquired, (vi) leases and hire purchase contracts and other similar agreements having the commercial effect of lending, borrowing or raising of money, (vii) operating leases, (viii) swaps, forward exchange contracts, futures and other derivatives (and, when calculating the value of any derivative transaction, the value taken into account shall be any negative marked to market value and any positive marked to market value shall be deducted from any measure of aggregate Financial Indebtedness being determined at the relevant time), (ix) shares redeemable prior to the Final Repayment Date, (x) any other transaction (including without limitation forward sale or purchase agreements) having the commercial effect of lending, borrowing or raising of money or of any of (ii) to (ix) above, and (xi) guarantees in respect of Indebtedness of any person falling within any of (i) to (x) above;

“Financial Model” means a projection of the cash flows for the Equipment, the Ettrick Project and the Unit Projects in a form and using methodology similar to that used for the Initial Financial Model;

“financial statements” means the audited consolidated financial statements of Aurelia Energy and its Subsidiaries, prepared in accordance with US GAAP consistently applied, and using the accounting and valuation principles applied in the preparation of the 2005 annual financial statements in relation to Aurelia Energy;

“Flag State” means, in relation to any Vessel, The Netherlands Antilles or any other state or country (including the European Union) in which that Vessel is from time to time registered in accordance with the provisions of the General Assignment;

“Flow Lines” means sub-sea flow lines and well control equipment;

“Forecast” means, at any time and in relation to the Ettrick Project or any Unit Project, the Initial Budget relating thereto as updated and/or revised at that time and including all Project Costs relating thereto at that time forecast to be incurred;

“FPSO” means a floating production, storage and offloading unit;

“FPSO Valuers” means Kennedy Marr and R.S. Platou or such other suitably qualified person or persons from time to time appointed by the Facility Agent (acting on the instructions of the Majority Banks) with the approval of the Bluewater Agent;

“FSO” means a floating storage and offloading unit;

“Further Advance” has the meaning ascribed thereto in clause 2.5.2 of the Credit Agreement;

“Further Assurance Deed” means any deed, document, agreement or instrument executed or to be executed pursuant to a further assurance covenant or obligation contained in any Facility Document;

“General Assignment” means the general assignment referring to the Credit Agreement entered into between (1) each Obligor which is party to a Current Assigned Document, and (2) the Security Trustee;

“General Assignment Supplemental Deed” means any general assignment supplemental deed entered into between the Security Trustee and an Additional Obligor pursuant to clause 16.4 of the General Assignment, and means together each of the foregoing;

“Glas Dowr Assigned Documents” means together (i) the Glas Dowr Lease, (ii) the Glas Dowr Contract, (iii) the Economic Documents to the extent that they relate to any of the foregoing, and (iv) any Additional Assigned Documents in relation to the Glas Dowr Vessel, and all references to the Glas Dowr Assigned Documents include a reference to each or any of them (as the context may require);

“Glas Dowr Contract” means (i) the Current Glas Dowr PetroSA Contract, and (ii) all and any other contracts, agreements or arrangements for the use, chartering or commercial operation of the Glas Dowr Vessel or any part thereof and any guarantee or other security for the performance of any of the obligations under any of what is referred to in paragraphs (i) or (ii) above;

“Glas Dowr Lease” means (i) the bareboat charter entered into between BGD and BUK in relation to the Glas Dowr Vessel and (ii) all and any other contracts, agreements, arrangements or charters for the chartering, leasing or bailment  of the Glas Dowr Vessel by the Owner thereof and any guarantee or other security for the performance of any of the obligations under any of what is referred to in paragraphs (i) or (ii) above;

“Glas Dowr Operating Fees” means the monies referred to in paragraph 3 of the Notice of Assignment issued in respect of the Current Glas Dowr PetroSA Contract, and in relation to any other Glas Dowr Contract, any monies of a similar nature thereto, as agreed between the Bluewater Agent and the Facility Agent (each acting reasonably);

“Glas Dowr Quiet Enjoyment Letter” means the letter(s) of quiet enjoyment most recently issued by the Facility Agent to the Field Operator of the Glas Dowr Contract in relation to the Glas Dowr Vessel, in the Agreed Form;

“Glas Dowr Vessel” means (i) the vessel m.v. “GLAS DOWR” registered in The Netherlands Antilles at the port of Willemstad, Curaçao, in the Ship Register (Scheepsregister) at the Office of the Registrar of Ship Documents (Kantoor van de bewaring der Scheepsbewijzen), with registration number 1996-C-1514, which has been converted into an FPSO, and (ii) any and all Accessories whatsoever allocated to, appropriated for, installed in, attached to or otherwise relating to that vessel or any part thereof, in each case whether or not installed in, attached to or on board that vessel, and all references to the Glas Dowr Vessel include a reference to each or any part thereof (as the context may require);

“Government Entity” means and includes (whether having a distinct legal personality or not) (i) any national government, political sub-division thereof or local jurisdiction therein, (ii) any board, commission, department, division, organ, instrumentality, court or agency of any entity referred to in (i) above, however constituted, and (iii) any association, organisation or institution (international or otherwise) of which any entity mentioned in (i) or (ii) above is a member or to whose jurisdiction any such entity is subject or in whose activities any such entity is a participant;

“guarantee” means and includes any guarantee, indemnity, bond, or other assurance against financial loss and any deed, document, agreement or other instrument which contains or evidences an obligation to pay, discharge or be responsible (directly or indirectly) for any Indebtedness of any other person and including, without limitation, any deed, document, agreement or other instrument creating or evidencing an Encumbrance securing any Indebtedness and “guaranteed” shall be construed accordingly;

“Guarantee Accession Deed” means any supplemental deed entered into between the Security Trustee and an Additional Guarantor pursuant to the provisions of the Credit Agreement and/or the Facility Guarantee;

“Guarantors” means together the Original Guarantors and each Additional Guarantor, but shall exclude any Released Guarantor, and all references to the Guarantors include a reference to each or any of them (as the context may require);

“Haewene Brim Assigned Documents” means together (i) the Haewene Brim Lease, (ii) the Haewene Brim Contract, (iii) the Economic Documents to the extent that they relate to any of the foregoing and (iv) any Additional Assigned Documents in relation to the Haewene Brim Vessel, and all references to the Haewene Brim Assigned Documents include a reference to each or any of them (as the context may require);

“Haewene Brim Contract” means (i) the Current Haewene Brim Enterprise Contract, and (ii) all and any other contracts, agreements or arrangements for the use, chartering or commercial operation of the Haewene Brim Vessel or any part thereof and any guarantee or other security for the performance of any of the obligations under any of what is referred to in paragraphs (i) or (ii) above;

“Haewene Brim Lease” means (i) the bareboat charter entered into between BHB and PPC in relation to the Haewene Brim Vessel, and (ii) all and any other contracts, agreements, arrangements or charters for the chartering, leasing or bailment of the Haewene Brim Vessel by the Owner thereof and any guarantee or other security for the performance of any of the obligations under any of what is referred to in paragraphs (i) or (ii) above;

“Haewene Brim Operating Fees” means the monies referred to in paragraph 3 of the Notice of Assignment issued in respect of the Current Haewene Brim Enterprise Contract, and in relation to any other Haewene Brim Contract, any monies of a similar nature thereto, as agreed between the Bluewater Agent and the Facility Agent (each acting reasonably);

“Haewene Brim Quiet Enjoyment Letter” means the letter(s) of quiet enjoyment most recently issued by the Facility Agent to the Field Operator of the Haewene Brim Contract in relation to the Haewene Brim Vessel, in the Agreed Form;

“Haewene Brim Vessel” means (i) the vessel m.v. “HAEWENE BRIM” registered in The Netherlands Antilles at the port of Willemstad, Curaçao, in the Ship Register (Scheepsregister) at the Office of the Registrar of Ship Documents (Kantoor van de bewaring der Scheepsbewijzen), with registration number 2001-C-1696, which has been converted into an FPSO, and (ii) any and all Accessories whatsoever allocated to, appropriated for, installed in, attached to or otherwise relating to that vessel or any part thereof, in each case whether or not installed in, attached to or on board that vessel, and all references to the Haewene Brim Vessel include a reference to each or any part thereof (as the context may require);

“Health and Safety Executive” means Her Majesty’s Health & Safety Executive in the United Kingdom or, as the case may be, such other body carrying out the functions which are carried out as at the date of the General Assignment by Her Majesty’s Health & Safety Executive either in the United Kingdom or in any other relevant jurisdiction;

“Hedging Liabilities” means all Hedging Payments due and payable but unpaid at that time to each of the Hedging Providers who is a party to an Assigned Hedging Agreement (for the avoidance of doubt, without prejudice to and after giving effect to any contractual set-off and/or netting provisions contained in that Assigned Hedging Agreement);

“Hedging Payments” means, in relation to any Assigned Hedging Agreement, all amounts from time to time payable by any Borrower under and pursuant to that Assigned Hedging Agreement (for the avoidance of doubt, without prejudice to and after giving effect to any contractual set-off and/or netting provisions contained in that Assigned Hedging Agreement), and means together all such amounts payable under and pursuant to all Assigned Hedging Agreements;

“Hedging Provider” means any Bank who is a party to an Assigned Hedging Agreement, and means together each Bank who is a party to an Assigned Hedging Agreement;

“Hedging Receipts” means, in relation to any Assigned Hedging Agreement, all amounts from time to time payable to any Borrower under and pursuant to that Assigned Hedging Agreement (for the avoidance of doubt, without prejudice to and after giving effect to any contractual set-off and/or netting provisions contained in that Assigned Hedging Agreement), and means together all such amounts payable under and pursuant to all Assigned Hedging Agreements;

“Hedging Rights” means, in relation to the Secured Property in relation to any Equipment, all of the rights, title, benefit and interest (present and future, actual and contingent) of each of the Hedging Providers in and to that Secured Property;

“Implementation Date” means the date on which Aurelia Holding acquires the whole of the issued share capital of Aurelia Energy;

“Incapacity” means, in relation to any person, any Insolvency Event, death, unsoundness of mind, amalgamation, reconstruction or other incapacity whatsoever of that person (and, in the case of a partnership, includes the termination or change in the composition of that partnership);

“Indebtedness” means any obligation for the payment or repayment of money, whether as principal or as surety and whether present or future, actual or contingent and includes, without limitation, any performance undertaking in respect of the performance of any person and any obligation the corresponding rights in relation to which fulfil the criteria set out in parts (A), (B) and (C) of clause 12.1.2(a) of the Deed of Proceeds and Priorities;

“Indenture” means the indenture dated as of 22 February 2002 relating to 10.25% senior notes due 2012 issued by Bluewater Finance (being the Notes) with Bank of New York as trustee;

“Information Memorandum” means the confidential information memorandum dated 19 June, 2006 (as amended from time to time) prepared by the Arranger in cooperation with the Obligors in connection with the transactions contemplated herein;

“Initial Advance” means the Advance made pursuant to clause 2.5.1 of the Credit Agreement;

“Initial Budget” means a budget of the projected Project Cost of, and an over-view of the milestone payments required in relation to, the Ettrick Project or, as the case may be, any Unit Project, prepared by, or the preparation of which is procured by, the Bluewater Agent;

“Initial Financial Model” means the projection of the cash flows for the Equipment, the Ettrick Project and the Unit Projects delivered by the Bluewater Agent to the Facility Agent prior to the date of the Credit Agreement;

 “Insolvency Event” means, in relation to any person, the occurrence of any of the following events:

(a)                                 Insolvency: that person becomes insolvent or stops or suspends making payments (whether of principal or interest) with respect to all or any class of its debts or announces an intention to do so,

(b)                                Winding up: any petition is presented or other material step is taken for the purpose of winding up that person and is not stayed or dismissed prior to the earliest date a court or other competent authority could order the winding up of that person (or such later date as the Facility Agent, acting on the instructions of the Majority Banks, may agree) or an order is made or resolution passed for the winding up of that person or a notice is issued convening a meeting for the purpose of passing any such resolution,

(c)                                 Appointment of receivers and managers: any administrative or other receiver is appointed of that person or any part of its assets or any other material steps are taken to enforce any Encumbrance over all or any part of the assets of that person,

(d)                                Seizure: all or a material part of the assets of that person are seized, nationalised, expropriated or compulsorily acquired by or under the authority of any Government Entity,

(e)                                 Analogous proceedings:  there occurs, in relation to that person in any Relevant Jurisdiction, any event which appears in that Relevant Jurisdiction to correspond with, or have an effect equivalent or similar to, any of the events mentioned in the foregoing paragraphs or that person otherwise becomes subject, in any such country or territory, to the operation of law relating to insolvency, bankruptcy or liquidation;

“Instructing Beneficiaries” means at any time during the Facility Security Period, the Facility Agent acting on the instructions of the Majority Banks, the Qualified Majority Banks or all of the Banks in each case if and to the extent that those instructions are required by the terms of any relevant provision of the Facility Documents;

“Insurances” means all policies and contracts of insurance (including, without limitation, all entries in a protection and indemnity or war risks association) which are from time to time in place or taken out or entered into in respect of, or otherwise in connection with, any Equipment and/or any Earnings or any part thereof (and includes without limitation the business interruption insurance referred to in clause 8.1.15 of the Credit Agreement) and all benefits thereof including, without limitation, all claims of whatsoever nature and all returns of premiums;

“Insurances Consultant” means BankAssure Insurance Services Limited or such other suitably qualified person or persons from time to time appointed by the Facility Agent to advise the Facility Beneficiaries in connection with the Insurances;

“Interest Cover Ratio” means EBITDA divided by interest payable by the Bluewater Group and Aurelia Energy on a consolidated basis during the period with respect to which the calculation of the Interest Cover Ratio is made (including interest in respect of the Notes but excluding (i) interest payable under the Marenco Loan Agreement, and (ii) during any Construction Period, any interest accrued on any Financial Indebtedness incurred for the purpose of financing the cost of the relevant Construction which has been capitalised with that Financial Indebtedness);

“Interest Payment Date” means, in relation to any Interest Period, the last day of that Interest Period;

“Interest Period” means, in relation to any Advance or the Credit or, as the context may require, any relevant part of the Credit, each period for the calculation of interest in respect of that Advance, the Credit or, as the case may be, that part of the Credit ascertained in accordance with clause 3.2 of the Credit Agreement;

“ISM Code” means the International Safety Management Code for the Safe Operation of Ships and for Pollution Prevention constituted pursuant to Resolution A.741(18) of the International Maritime Organisation and incorporated into the Safety of Life at Sea Convention, and includes any amendment of the foregoing and any regulation issued pursuant to the foregoing;

“ISM Operator” means, in relation to any Equipment, any person who is at any time concerned in the operation of that Equipment and who falls within the definition of “Company” set out in the ISM Code;

“ISPS Code” means the International Ship and Port Facility Security Code of the International Maritime Organisation and includes any amendments or extensions thereto and any regulation issued pursuant thereto;

“ISS Certificate” mean the International Ship Security Certificate for the relevant Equipment issued in accordance with the ISPS Code;

“LDC” means Lufeng Development Company ANS, a partnership established under the laws of Norway, with registration number 976 744 705, whose registered office is at c/o Advokatfirmaet Schjodt AS, Dronning Mauds Gate 11, PO Box 2444 Solli, 0201 Oslo, Norway;

“LDC Account Charge” means the account charge entered into or to be entered into by LDC in favour of the Security Trustee in relation to the LDC Assigned Account, in the Agreed Form;

“LDC Assigned Account” means the interest bearing Dollar account of LDC with the Account Bank designated “LDC Assigned Account” with account number 02.00.46.588, and includes any redesignation and sub-accounts thereof;

“LDC Share Pledge” means the pledge over all of the shares of LDC executed or, as the context may require, to be executed by BI and BH in favour of the Security Trustee, in the Agreed Form;

“Lease” means the Aoka Mizu Lease, the Bleo Holm Lease, the Bluewater (Munin) Lease, the Glas Dowr Lease, the Haewene Brim Lease and the Uisge Gorm Lease, and means together each of the foregoing;

“Leverage Calculation Date” means each date on which the Operating Leverage is required to be calculated for the purposes of the Credit Agreement, the first such date being 31 March 2006, the second such date being 30 September 2006, and thereafter 31 March and 30 September in each year prior to the Final Repayment Date;

“Leverage Calculation Period” means:

(a)                       unless paragraph (b) below applies, each period of twelve (12) months ending three (3) months before the Leverage Calculation Date; and

(b)                      in relation to any New Unit, Unit Project, Speculative Unit or the Ettrick Project in respect of which Completion has occurred during the twelve (12) month period referred to in paragraph (a), the aggregate of:

(i)                           the period of up to twelve (12) months ending three (3) months before the Leverage Calculation Date and commencing on Completion; and

(ii)                        to the extent that the period in sub-paragraph (i) above is less than twelve (12) months, the period from the date falling three (3) months before the Leverage Calculation Date, up to a maximum of twelve (12) months, provided always that the periods determined under paragraphs (b) (i) and (ii) above in relation to any one unit or project, whether looking backwards or forwards, shall not in aggregate exceed twelve (12) months.

“Liabilities” (i) of the Facility Beneficiaries at any time, means the Facility Liabilities at that time and (ii) of the Hedging Providers at any time, means the Hedging Liabilities at that time;

“LIBOR” means, in relation to any period:

(a)                        the British Bankers’ Association Interest Settlement Rate for a period equivalent to that period at or about 11 a.m. (London time) on the second Banking Day before the first day of that period as displayed on the appropriate page of the Reuters Screen (or such other page as may replace such page on such system or on any other system of the information vendor for the time being designated by the British Bankers’ Association to calculate the BBA Interest Settlement Rate (as defined in the British Bankers’ Association’s Recommended Terms and Conditions dated August, 1985)), or

(b)                       if on such date no such rate is so displayed, LIBOR for that period shall be the arithmetic mean (expressed as a percentage rounded upwards, if necessary, to five decimal places) of the rates respectively quoted by each of the Reference Banks to the Facility Agent at the request of the Facility Agent as that Reference Bank’s offered rate for deposits of the relevant currency for a period equivalent (or as nearly as possible equivalent) to that period to leading banks in the London Interbank Market at or about 11.00 a.m. (London time) on the day on which quotations would ordinarily be given by prime banks in the London Interbank Market for delivery on the first day of that period;

“Losses” means all losses, liabilities, costs, charges, expenses, damages and outgoings of whatsoever nature (including without limitation, Taxes, stamp duties and other duties or charges, registration fees, repair costs, insurance premiums, fees of insurance advisers, printing costs, out-of-pocket expenses and fees and disbursements of legal counsel) (together with any Value Added Tax or similar Tax payable in respect thereof), but excluding those losses, liabilities, costs, charges, expenses, damages and outgoings which are payable, suffered or incurred by any person and which (i) result from a breach by that person of any Transaction Document (unless that breach results from or arises out of the breach of any Transaction

Document by any other person), (ii) result from the wilful misconduct or gross negligence of that person, (iii) represent the cost of management time of personnel of that person unless (if that person is the Security Trustee or the Facility Agent) that management time is spent following and directly in relation to the occurrence of an Event of Default, or (iv) comprise Taxes to which the provisions of clause 6.7.1 of the Credit Agreement do not apply;

“Loss Payable Clauses” means the provisions regulating the manner of payment of amounts recoverable under the Insurances which are to be incorporated in the relevant documents in respect of the Insurances, such provisions, in relation to any Equipment, to be in the form of schedule 2 to the Deed of Proceeds and Priorities or in such other form or forms as the Security Trustee may from time to time reasonably require or agree in writing;

“Majority Banks” means, at any time and subject to the following proviso, Banks the aggregate of whose Contributions at that time exceeds sixty six point six six per cent. (66.66%) of the Credit at that time or, if no Advance has been made, Banks the aggregate of whose Commitments at that time exceeds sixty six point six six per cent. (66.66%) of the total of the Commitments at that time or, if all of the Commitments have been reduced to zero at or prior to that time, Banks the aggregate of whose Commitments immediately prior to that reduction exceeded sixty six point six six per cent. (66.66%) of the total of the Commitments at that time, provided however that, at any time after an Enforcement Event has occurred and the relevant Acceleration Notice has not been revoked, whenever it is necessary to determine “Majority Banks” for the purposes of any instructions to be given in respect of the enforcement of the Secured Property (or any part thereof) (but not, for the avoidance of doubt, at any other time or for any other purpose):

(a)                        all references in this definition to Banks shall be deemed to include reference to each of the Hedging Providers;

(b)                       all references in this definition to Contributions of any Bank and all references in this definition to Commitments of any Bank shall (in each case) be deemed to include reference to all Hedging Liabilities owed to that Bank; and

(c)                        all references in this definition to the Credit and all references in this definition to the total of the Commitments shall (in each case) be deemed to include reference to all Hedging Liabilities;

“Mandatory Cost” means the percentage rate per annum calculated by the Facility Agent in accordance with Schedule 8 of the Credit Agreement;

“Marenco” means Marenco Investments Limited, a company incorporated under the laws of Malta, with company number C31974, whose registered office is at 48, Sqaq Nru 2, Triq ix-Xatt, Pieta MSD 08, Malta, and includes its successors in title;

“Marenco Loan Agreement” means the Amended and Restated Subordinated Loan Agreement entered into between Aurelia Energy as borrower and Marenco as lender dated November 21, 2001, as from time to time amended and supplemented;

“Margin” means, at any time and in relation to any amount, the margin applicable at that time to that amount calculated in accordance with clause 3.6 of the Credit Agreement;

“Material Adverse Change” means any change in the business, operations, property, condition (financial or otherwise) or prospects of the Obligors taken as a whole which has or will have a Material Adverse Effect, provided however that for the purpose of this definition no such change shall be considered to have a Material Adverse Effect if:

(a)                        that change is described in or contemplated by the terms of another Default or an Event of Default in clause 10.1; and

(b)                       that Default has not matured into an Event of Default, or for any other reason that Event of Default has not occurred or did occur but is not continuing or outstanding unremedied or waived;

“Material Adverse Effect” means any event or circumstance (or combination of events or circumstances) the effect of which is or is likely to be materially adverse to:

(a)                        the ability of the Obligors taken as a whole to perform their material obligations under the Facility Documents; or

(b)                       the validity or enforceability of, or the effectiveness or ranking of any security granted or purporting to be granted pursuant to any of, the Facility Documents or the rights or remedies of any Facility Beneficiary under any of the Facility Documents;

“Material of Environmental Concern” means and includes pollutants, contaminants, toxic substances, oil and its products and all hazardous substances and any other substance whose release into the environment is regulated or penalised by Environmental Laws;

“Maximum Available Amount” means, at any time, the lesser of (a) the Facility Amount at that time, and (b) sixty six point seven per cent (66.7%) of the Aggregate Fair Market Value at that time;

“month” means a period beginning in a calendar month and ending in the next calendar month on the day preceding the day numerically corresponding to the day of the calendar month on which it started, provided that (i) if that period began on the last Banking Day in a calendar month or if there is no such numerically corresponding day, it shall end on the last Banking Day in such next calendar month, and (ii) if that day preceding such numerically corresponding day is not a Banking Day, the period shall end on the next following Banking Day in the same calendar month but if there is no such Banking Day it shall end on the preceding Banking Day, and “months” and “monthly” shall be construed accordingly;

“Mortgage” means (i) in relation to the Uisge Gorm Vessel, the BNV Mortgage, (ii) in relation to the Glas Dowr Vessel, the BGD Mortgage, (iii) in relation to the Bleo Holm Vessel, the BBH Mortgage, (iv) in relation to the Bluewater (Munin) Vessel, the BM Mortgage, (v) in relation to the Haewene Brim Vessel, the BHB Mortgage, and (vi) in relation to the Aoka Mizu Vessel, the BAM Mortgage, and means together each of the foregoing;

“Net Financial Indebtedness” means, at any relevant time in relation to any person, the Financial Indebtedness of that person at that time less the amount of any cash or Cash Equivalent Investments owned by such person and which is not subject to any Encumbrance other than an Encumbrance in favour of or for the benefit of the Beneficiaries;

“Netting Arrangements” means arrangements entered into between the Account Bank and the Bluewater Group Members which are Owners or Operators, permitting the netting of balances credited or debited to the Assigned Accounts and the notional debiting or crediting of the resulting aggregate balance in the Collection Account, which arrangements shall have been notified to, and approved by, the Facility Agent in writing on or prior to the Drawdown Date of the Initial Advance;

 “New Contract” means, in relation to any document, any deed, document, instrument, contract, agreement or other arrangement entered into under, pursuant to or in connection with that document which materially amends or replaces that document or any of the terms and conditions thereof or which consents to any such amendment or replacement;

“New Unit” means any FPSO or FSO acquired by any Bluewater Group Member which is not an item of the Equipment, a Unit Project, the Ettrick Project or a Speculative Unit;

“New Unit Contract” means an agreement that has been entered into for the operation of a New Unit, and which is not a Speculative Unit Contract;

“Nexen” means Nexen Petroleum (UK) Limited, a company incorporated under the laws of England and Wales, with company number 1051137, whose registered office is at Charter Place, Vine Street, Uxbridge, Middlesex UB8 1JG, England;

“Norwegian Charge” means the factoring agreement pursuant to the Norwegian Liens Act of 1980 (in Norwegian, “Factoringavtale”) to be given by LDC in favour of the Security Trustee over LDC’s trade receivables relating to the sale of goods or services in respect of the Bluewater (Munin) Vessel;

“Notes” means debt securities issued by Bluewater Finance and guaranteed on a senior subordinated basis by the Bluewater Group and Aurelia Energy, and any notes and guarantees of such persons replacing or refinancing those debt securities or having substantially identical terms and conditions (including without limitation those with respect to the subordination of the Notes to the Secured Obligations) which shall have been registered with the U.S. Securities and Exchange Commission under the U.S. Securities Act and issued in exchange therefor;

“Notes Redemption Costs” means any part of the Redemption Price plus any non-cash accounting loss resulting from any prepayment of the Notes that has been deducted for accounting purposes from EBITDA on or following the Redemption Date;

“Notice of Assignment” means:

(a)                        in relation to any Field Operator, a notice of assignment in the Agreed Form,

(b)                       in relation to any Approved Brokers, a notice of assignment in substantially the form and terms of Part 1 of schedule 1 to the General Assignment,

(c)                        in relation to any Refurbishment Contractor, a notice of assignment in substantially the form and terms of Part 2 of schedule 1 to the General Assignment,

(d)                       in relation to any other person who is a party to the Assigned Documents, a notice of assignment in such form and terms as the Facility Agent may reasonably require (which may incorporate an acknowledgement thereof), and the expression Notices of Assignment means together each such notice of assignment, together with each acknowledgement thereof, together with each acknowledgement thereof;

“Obligors” means (i) together the Original Obligors and each Additional Obligor (including any Additional Borrower and Additional Guarantor, but excluding any Released Guarantor), and all references to the Obligors include a reference to each or any of them (as the context may require), and (ii) in relation to any Equipment, each of the Bluewater Group Members who is a party to a Security Document in relation to that Equipment;

“O.I.M.” has the meaning ascribed to the term “installation manager” in regulation 2(1) of The Offshore Installations and Pipeline Works (Management & Administration) Regulations 1995;

“Operator” means (i) in relation to the Uisge Gorm Vessel, BOPS, (ii) in relation to the Glas Dowr Vessel, BUK, (iii) in relation to the Bleo Holm Vessel, BFP, (iv) in relation to the Bluewater (Munin) Vessel, LDC, (v) in relation to the Haewene Brim Vessel, PPC, and (vi) in relation to the Aoka Mizu Vessel, BEP, and any other Bluewater Group Member which may become party to a Lease as a lessee or charterer and/or a Contract as an operator, and means together each of the foregoing;

“Operating Fees” means (i) in relation to the Uisge Gorm Contract, the Uisge Gorm Operating Fees, (ii) in relation to the Glas Dowr Contract, the Glas Dowr Operating Fees, (iii) in relation to the Bleo Holm Contract, the Bleo Holm Operating Fees, (iv) in relation to the Bluewater (Munin) Contract, the Bluewater (Munin) Operating Fees, (v) in relation to the Haewene Brim Contract, the Haewene Brim Operating Fees, and (vi) in relation to the Aoka Mizu Contract, the Aoka Mizu Operating Fees;

“Operating Leverage” means, on and by reference to each date (“Relevant Date”) falling three (3) months before any Leverage Calculation Date (and without double-counting), the outstanding Net Financial Indebtedness of Aurelia Energy as shown in its most recent financial statements available at that Leverage Calculation Date:

(a)           excluding:

(i)                                     Project Finance Indebtedness; and

(ii)                                  Financial Indebtedness comprising Subordinated Amounts; and

(iii)                               in relation to any New Unit, Unit Project, Speculative Unit or the Ettrick Project, any Financial Indebtedness (other than Excess Debt) used to finance the cost of acquisition and/or Construction of that New Project, Unit Project, Speculative Unit or the Ettrick Project, unless Completion of the same has occurred on or prior to the Relevant Date, in which case such Financial Indebtedness shall not be so deducted; and

(b)           including Excess Debt;

divided by (without double-counting) the aggregate of EBITDA, the Notes Redemption Costs and Qualifying Contract Cash Flow of Aurelia Energy accruing or incurred during the applicable Leverage Calculation Period, excluding EBITDA (or any part of EBITDA) derived from any Project Financed Property and assigned to any person other than as security for the Secured Obligations;

“Original Guarantors” means together each of Aurelia Energy, Bluewater Energy, BOPS, BFB, BBH, BGD, BHB, BM, BNV, BI, LDC, BSU, BEP, BFP, BOL, BUK and PPC, and includes their respective successors in title, and all references to the Original Guarantors include a reference to each or any of them (as the context may require);

“Original Obligors” means together the Borrowers (other than any Additional Borrowers) and the Original Guarantors, and all references to the Original Obligors include a reference to each or any of them (as the context may require);

“Outstanding Indebtedness” means, at any time, the aggregate of (i) the Credit at that time and all interest accrued thereon and all fees then due and payable in relation thereto, and (ii) all other amounts then due and payable to the Facility Beneficiaries or any of them under and pursuant to the Facility Documents or any of them;

“Owned and Controlled Subsidiary” of any person means a Subsidiary of that person in respect of which the entire voting share capital of that Subsidiary is, directly or indirectly, effectively owned (legally and/or beneficially) and controlled by that person;

“Owner” means (i) in relation to the Uisge Gorm Vessel, BNV, (ii) in relation to the Glas Dowr Vessel, BGD, (iii) in relation to the Bleo Holm Vessel, BBH, (iv) in relation to the Bluewater (Munin) Vessel, BM, (v) in relation to the Haewene Brim Vessel, BHB, and (vi) in relation to the Aoka Mizu Vessel, BAM, and, in each case, any other Bluewater Group Member which may become the owner of the relevant Vessel, and means together each of the foregoing;

“Participating Member State” means any member state of the European Communities that adopts or has adopted the euro as its lawful currency in accordance with legislation of the European Community relating to Economic and Monetary Union;

“Payment Documents” means (i) in relation to the Glas Dowr Vessel, the Glas Dowr Lease and the Glas Dowr Contract, (ii) in relation to the Uisge Gorm Vessel, the Uisge Gorm Lease, the Uisge Gorm Contract and the Uisge Gorm Partial AH Contract Assignment, (iii) in relation to the Bleo Holm Vessel, the Bleo Holm Lease and the Bleo Holm Contract (iv) in relation to the Bluewater (Munin) Vessel, the Bluewater (Munin) Lease and the Bluewater (Munin) Contract (v) in relation to the Haewene Brim Vessel, the Haewene Brim Lease and the Haewene Brim Contract (vi) in relation to the Aoka Mizu Vessel, the Aoka Mizu Lease and the Aoka Mizu Contract;

“Permitted Encumbrance” means:

(a)                        any Encumbrance created or arising in favour of the Security Trustee by, under or pursuant to the Facility Documents;

(b)                       any Encumbrance for Taxes either not yet assessed or, if assessed, not yet due and payable or being contested in good faith by appropriate proceedings (and for the payment of which adequate reserves have been provided) so long as any such proceedings or the continued existence of such Encumbrance do not involve any likelihood of the arrest, sale, forfeiture or loss of, or of any interest in, the Equipment or any part thereof or the Assigned Property or any part thereof;

(c)                        Encumbrances arising out of claims, judgments or awards which are being contested in good faith or which are subject to a pending appeal and for which there shall have been granted a stay of execution pending such appeal and for the payment of which adequate reserves have been provided so long as any such proceedings do not involve any likelihood of the arrest, detention, sale, forfeiture or loss of, or of any interest in, the Equipment or any part thereof or the Assigned Property or any part thereof;

(d)                       any lien for salvage, any ship repairer’s or outfitter’s possessory lien in each case for a sum not exceeding fifteen million Dollars ($15,000,000) or the equivalent in any other currency, or any lien for general average or for O.I.M.’s, officer’s or crew’s wages, in each case incurred in the ordinary course of trading and being not more than ten (10) Banking Days outstanding;

(e)                        any Encumbrance created by, or in favour of, any person under or pursuant to, and as expressly permitted by, any Transaction Document;

(f)                          any Encumbrance arising by operation of law or, in the case of any Encumbrance which is a right of set-off or netting by an agreement to the same effect, in each case, in the ordinary course of its banking arrangements for the purpose of netting debit and credit balances of any Obligor but only for so long as (i) such arrangement does not permit credit balances of Obligors to be set-off or netted against debit balances of Bluewater Group Members which are not Obligors, and (ii) such arrangement does not give rise to other Encumbrances over the assets of Obligors in support of liabilities of Bluewater Group Members which are not Obligors;

(g)                       any Encumbrance in respect of claims then covered by the Insurances, provided that there is no likelihood of the arrest, detention, sale or forfeiture or loss of, or of any interest in, the Equipment or any part thereof or the Assigned Property or any part thereof;

(h)                       any Encumbrance which, as to priority and the ability to enforce, is fully and effectively subordinated to the Facility Obligations and the Security, in each case for the whole of the Facility Security Period on terms approved by the Facility Agent; and

(i)                           any Encumbrance arising under any retention of title, hire purchase or conditional sale arrangement or arrangements having similar effect in respect of goods supplied in the ordinary course of trading and on the supplier’s standard or usual terms and not arising as a result of any default or omission by any Obligor;

“Permitted Indebtedness” means any Financial Indebtedness of any Bluewater Group Member other than Financial Indebtedness which will not be applied in or towards financing the Core Business and which, when aggregated with all other Financial Indebtedness of all Bluewater Group Members which will not be applied in or towards financing the Core

Business, exceeds seventy five million Dollars ($75,000,000) provided that any Financial Indebtedness of Aurelia Energy which will not be applied in or towards financing the Core Business shall be added to any such Financial Indebtedness of any Bluewater Group Member for the purpose of determining whether the amount of seventy five million Dollars ($75,000,000) has been reached;

“person” means and includes an individual, firm, company, corporation, unincorporated body of persons or any  Government Entity and includes all (if any) successors in title of, and permitted assignees or permitted transferees of all or any of the rights and obligations of, a person;

“PetroSA” means PetroSA (formerly known as Soekor E & P (Pty) Ltd), a company incorporated under the laws of South Africa;

“Port of Registry” mean, in relation to any Vessel, the port in the Flag State in relation to that Vessel where that Vessel is from time to time registered;

“PPC” means Pierce Production Company Limited, a company incorporated under the laws of England and Wales, with company number 3492253, whose registered office is at 400 Capability Green, Luton, Bedfordshire LU1 3LU, England;

“PPC Account Charge” means the account charge entered into or to be entered into by PPC in favour of the Security Trustee in relation to the PPC Assigned Account, in the Agreed Form;

“PPC Assigned Account” means the interest bearing Dollar account of PPC with the Account Bank designated “PPC Assigned Account” with account number 02.00.47.266, and includes any redesignation and sub-accounts thereof;

“PPC Share Pledge” means the pledge over all of the shares of PPC executed or, as the context may require, to be executed by BSU in favour of the Security Trustee, in the Agreed Form;

“Principal Obligors” means each Borrower, each of Aurelia Energy, Bluewater Energy, BOPS, BFB, BI, BSU and, at any time, any Owner and any Operator which at that time has not ceased to be a Guarantor pursuant to and in accordance with clause 21.8 of the Credit Agreement;

“Proceeds” means, in relation to any Equipment, (i) the Equipment Proceeds in relation to that Equipment, and (ii) the Assigned Property Proceeds in relation to that Equipment, and means together all of the Equipment Proceeds in relation to all of the Equipment and all of the Assigned Property Proceeds in relation to all of the Equipment;

“Professional Market Party” means a professional market party (professionele marktpartij) under the Dutch Exemption Regulation;

 “Project Cost” means the total amount (as confirmed by the Technical Consultant and as detailed in the Initial Budget in relation to the Ettrick Project or, as the case may be, a Unit Project produced prior to that time) of the cost required to complete the Construction of the Ettrick Project or, as the case may be, a Unit Project;

“Project Expenditure” means the aggregate of all Project Cost paid on or prior to that time and/or due and payable at that time and includes, for the avoidance of doubt, all Relevant Project Expenditure in relation to the Ettrick Project or, as the case may be, a Unit Project as translated into Dollars in accordance with the definition of “Relevant Project Expenditure”;

“Project Expenditure Certificate” means a certificate from the Bluewater Agent in substantially the form and terms set out in schedule 5 to the Credit Agreement;

“Project Finance Indebtedness” means, subject to the proviso to this definition, Indebtedness of Aurelia Energy incurred in relation to any specifically named or identifiable project or asset or combination of assets (the “Project Financed Property”) in respect of which:

(a)                       none of Aurelia Energy nor any Bluewater Group Member (other than an Excluded Subsidiary) creates an Encumbrance over or in relation to any asset other than the Project Financed Property; and

(b)                      any person to whom the Indebtedness referred to in paragraph (a) above is owed (a “PF Creditor”) has no recourse to any asset of Aurelia Energy or any Bluewater Group Member except Project Financed Property and any asset of an Excluded Subsidiary; and

(c)                       except as may be required to make a demand or claim for payment or repayment of Indebtedness or to enforce an Encumbrance permitted under paragraph (a) above, no PF Creditor shall have recourse to any credit support of any kind (including any undertaking, guarantee, indemnity or other arrangement constituting Indebtedness) from Aurelia Energy or any Bluewater Group Member (except an Excluded Subsidiary), provided always that Project Finance Indebtedness shall not include any Indebtedness of an Excluded Subsidiary which comprises an Encumbrance, right of recourse or other credit support of the type described in paragraphs (a) through (c) above where that Indebtedness secures any Indebtedness incurred in relation to:

(i)            another Project Financed Property; or

(ii)           the financing of any asset or project which is not Project Financed Property;

in each case in circumstances where that Excluded Subsidiary has no commercial involvement or participation in the construction, supply, conversion and/or operation of the Project Financed Property or asset or project referred to in paragraphs (i) and (ii) above, as the case may be;

“Project Financed Property” has the meaning given to it in the definition of Project Finance Indebtedness;

“protection and indemnity risks” means the usual risks (including oil pollution and freight, demurrage and defence cover) covered by a protection and indemnity association approved in writing by the Security Trustee (including, without limitation, the proportion (if any) of the amounts (if any) payable to any other person or persons in case of collision which are not recoverable under the hull and machinery policies by reason of the incorporation therein of clause 8 of the Institute Time clauses (Hulls) (1/11/95) or the Institute Amended Running Down clause (1/10/71) or any equivalent provision);

“Qualifying Bank” means:

(a)                                  a person which is:

(1)                        a bank as that term is defined in Section 840A of the Income and Corporation Taxes Act 1988; and

(2)                        a bank or financial institution resident in the United Kingdom for the purposes of Taxation,

but so that if such Act is amended or repealed, this paragraph (a) shall be amended in such manner as the Facility Agent, after consultation with the Banks, shall determine to be necessary in order to define persons of the relevant equivalent category; or

(b)                                 a person which is a bank or financial institution (whether incorporated in the United Kingdom or elsewhere) and which is not resident in the United Kingdom, provided that bank or financial institution is a Professional Market Party;

“Qualifying Contract Cash Flow” means, for the purpose of any calculation of the Operating Leverage in respect of any Leverage Calculation Period during which Completion has occurred in relation to any New Unit, Unit Project, Speculative Unit or the Ettrick Project, in relation to any New Contract, Contract (other than a Current Contract), New Unit Contract or Speculative Unit Contract the guaranteed payments (excluding payments comprising operating rates and EBITDA (or any part of EBITDA) derived from any Project Financed Property and assigned to any person other than as security for the Secured Obligations but including mobilisation or other lump-sum payments received under a New Contract, Contract (other than a Current Contract), New Unit Contract or Speculative Unit Contract during or relating to Construction or mobilisation) forecast by the Bluewater Agent to be due under that New Contract, Contract, New Unit Contract or Speculative Unit Contract (as calculated, where applicable, by reference to the production profiles provided by the relevant Field Operator in relation to any relevant New Contract, Contract, New Unit Contract or Speculative Unit Contract), assuming:

(a)                       compliance with any minimum uptime requirement under such New Contract, Contract, New Unit Contract or Speculative Unit Contract; and

(b)                      that the New Contract, Contract, New Unit Contract or Speculative Unit Contract continues for at least its minimum term without breach by any party to it; and

provided that if the Bluewater Agent in good faith does not reasonably expect any of such forecast guaranteed payments to be due from a Field Operator or other person (not being a Bluewater Group Member) for all or any part of the applicable Leverage Calculation Period, the amount of such forecast non-payable payments shall not be included as Qualifying Contract Cash Flow for the period in respect of which they are not expected to be due;

“Qualified Majority Banks” shall have the same meaning as set out in the definition of “Majority Banks” in the Credit Agreement, save that each reference therein to “sixty six point six six per cent. (66.66%)” shall be read and construed as “seventy five per cent. (75%)”;

“Quiet Enjoyment Letter” mean (i) in relation to the Uisge Gorm Contract, the Uisge Gorm Quiet Enjoyment Letter, (ii) in relation to the Glas Dowr Contract, the Glas Dowr Quiet

Enjoyment Letter, (iii) in relation to the Bleo Holm Contract, the Bleo Holm Quiet Enjoyment Letter, (iv) in relation to the Bluewater (Munin) Contract, the Bluewater (Munin) Quiet Enjoyment Letter, (v) in relation to the Haewene Brim Contract, the Haewene Brim Quiet Enjoyment Letter, and (vi) in relation to the Aoka Mizu Contract, the Aoka Mizu Quiet Enjoyment Letter;

“Receiver” means and includes any receiver and/or manager of the Secured Property and the Equipment or any part thereof appointed under or pursuant to any Facility Document (and whether acting as agent for any Beneficiary or otherwise);

“Redemption Date” has the meaning given to it in the Indenture;

“Redemption Price” has the meaning given to it in the Indenture;

“Reduction Amount” means, in respect of any Repayment Date, the amount set out opposite such Repayment Date in the Reduction Schedule;

“Reduction Schedule” means the reduction schedule set out in schedule 4 to the Credit Agreement;

“Reference Banks” means, in relation to LIBOR and Mandatory Cost, ING Bank N.V. and such other banks as may be appointed by the Facility Agent in consultation with the Bluewater Agent;

“Refurbishment Contractor” means any person (other than any Obligor) who is a party to a Construction Contract, and means together each such person;

“Related Company” of any person means any Subsidiary of that person, any company or other person of which that person is a Subsidiary, and any Subsidiary of any such company or other person;

“Release Deed” means together the deed of release, reassignment, discharge and termination dated the Closing Date between certain of the parties to the Transaction Documents and each other document (dated on or about the Closing Date) which the Facility Agent (acting reasonably) may determine is necessary to effect the release of all security granted in connection with the Existing RCF Agreement;

“Released Guarantor” means at any time any Guarantor which has been released as a Guarantor as contemplated in clause 21.8 of the Credit Agreement and which has not become an Additional Guarantor, in each case at or prior to such time;

“Relevant Consideration” means, in relation to any Beneficiary, all obligations, liabilities and agreements assumed, undertaken, incurred and made by that Beneficiary under and pursuant to the Credit Agreement and the other Transaction Documents (and includes, without limitation, in relation to the Banks, the agreement of the Banks to make available to the Borrowers an eight hundred and fifty million Dollar ($850,000,000) revolving credit facility pursuant to the Credit Agreement), in each case at the request of each of the Obligors;

“Relevant Equipment” means the Equipment and any other vessel and/or appliances, parts, accessories, fittings, instruments, machinery, modules, components, equipment, supplies, installations and other facilities or materials whatsoever allocated to, appropriated for, installed in, attached to or otherwise relating to any vessel or part thereof from time to time (whether before or after the date hereof) owned, managed or crewed by, or chartered to, any Bluewater Group Member or any Related Company of any Bluewater Group Member;

“Relevant Jurisdiction” means, in relation to any person, any jurisdiction in which or where that person is incorporated, resident, domiciled, has a permanent establishment, carries on, or has a place of, business or the laws of which are otherwise applicable to that person or to a material part of the assets of that person;

“Relevant Obligations” (i) of any Borrower, means all monies, obligations and liabilities from time to time owing or payable, undertaken, incurred or assumed by that Borrower to or in favour of the Facility Beneficiaries (or any of them) under or pursuant to the Credit Agreement and all other monies, obligations and liabilities from time to time owing or payable, undertaken, incurred or assumed by that Borrower or by any other Obligor to or in favour of the Beneficiaries (or any of them) or to the Security Trustee on their behalf under or pursuant to any other Transaction Document, (ii) of any other Obligor, means all monies, obligations and liabilities from time to time owing or payable, undertaken, incurred or assumed by that Obligor or by any other Obligor to or in favour of the Beneficiaries (or any of them) or to the Security Trustee on their behalf under and pursuant to clause 3 of the Facility Guarantee and all monies, obligations and liabilities from time to time owing or payable, undertaken, incurred or assumed by that Obligor or by any other Obligor under or pursuant to any other Transaction Document and (iii) of any other Obligor, means all monies, obligations and liabilities referred to in parts (i) and (ii) above;

“Relevant Project Expenditure” means, at any time, the Project Expenditure at that time in relation to the Ettrick Project or, as the case may be, a Unit Project which is denominated in a currency other than Dollars, as translated from that currency into Dollars at the Exchange Rate;

“Repayment Dates” means each date specified in the Reduction Schedule to and including the Final Repayment Date;

“Repayment Periods” means each three (3) month period commencing on the day following a Repayment Date and terminating on the immediately succeeding Repayment Date;

“Repeating Representation” has no meaning given to it in (i) clause 7.3 of the Credit Agreement or (ii) clause 6.3 of the Facility Guarantee, as the context may require;

“Requisition Compensation” means, in relation to any Equipment, all monies and other compensation from time to time payable by reason of, or otherwise in connection with, the Compulsory Acquisition of that Equipment or any part thereof;

“Reservations” means and includes the following in relation to any Obligor:

(a)                        laws applicable to that Obligor relating to bankruptcy, insolvency or liquidation or any other laws or legal procedures affecting generally the enforcement of creditors’ rights and the applicable general principles of equity and discretionary remedies; and

(b)                       any explicit qualification as to matters of general principles of law contained in the legal opinion(s) delivered to the Facility Beneficiaries in relation to that Obligor pursuant to or in relation to the Facility Documents;

“Resignation Letter” means a letter substantially in the form set out in Schedule 10 of the Credit Agreement;

“Risers” means all equipment, dynamic flexible pipework and paths necessary to connect the flow, signal and control paths between the Flow Lines and a vessel and includes the umbilicals;

“Roll Over Advance” means any Advance referred to in clause 4.1.3 which is equal to or less than the relevant maturing Advance;

“Secured Obligations” means the aggregate of the Relevant Obligations of each Obligor;

“Secured Property” means, in relation to any Equipment, (i) the security, powers, rights (including, without limitation, the rights to receive monies and make claims for damages), remedies, title, benefit (including, without limitation, the benefit of all covenants, undertakings, guarantees, agreements, representations, warranties, obligations and liabilities) and interests (present and future, actual and contingent) constituted by, or conferred under or pursuant to, all and any of the Security Documents and all and any notices, acknowledgements and undertakings given in connection with any Security Document (whether from any Obligor or any other person) if and to the extent that that security, title and benefit and those powers, rights, remedies and interests relate to the Security in relation to that Equipment or any part thereof, (ii) all monies, property and other assets paid, transferred, vested, received or recovered to, in or by any person (including, without limitation, any Beneficiary, any agent of any Beneficiary or any Receiver) pursuant to the enforcement or exercise of, or in respect of, all or any of that security, title and benefit and those powers, rights, remedies and interests or otherwise in connection with the Security in relation to that Equipment or any part thereof, and (iii) during the Facility Security Period, all monies, property and other assets at any time representing or deriving from any of the foregoing, including all investments, interest, income and other amounts at any time received or receivable in respect of, or otherwise in connection with, the same (or any part thereof), and means together all of the Secured Property in relation to all of the Equipment;

“Security” means, in relation to any Equipment, all rights, title, benefit and interest in, to, under and pursuant to (i) that Equipment, (ii) the shares of the Owner and the Operator in relation to that Equipment, (iii) the Assigned Documents in relation to that Equipment, (iv) the Earnings in relation to that Equipment, (v) the Insurances in relation to that Equipment, (vi) the Requisition Compensation in relation to that Equipment, (vii) each of the Assigned Accounts, the Assigned Monies in relation to each of the Assigned Accounts and the Assigned Account Documents in relation to each of the Assigned Accounts, in each case if and to the extent that the same relates to, or represents, any of the foregoing, and means together all such rights, title, benefit and interest in relation to all of the Equipment, and all references to the Security include a reference to each or any part thereof (as the context may require);

“Security Documents” means (i) together the Deed of Proceeds and Priorities, the General Assignment, each Mortgage, each Share Pledge, each Account Charge, each Quiet Enjoyment Letter, the Norwegian Charge, the Notices of Assignment, each Additional Notice of

Assignment, each General Assignment Supplemental Deed, each DPP Supplemental Deed, each Guarantee Accession Deed and each Further Assurance Deed, in each case, as from time to time amended or supplemented, together with each New Contract in relation to any of the foregoing and each other deed, document, agreement or instrument which the parties thereto agree, with the consent of the Majority Banks, is to be a Security Document, and (ii) in relation to any Equipment, the Mortgage in relation to that Equipment, the Share Pledges in relation to that Equipment, the General Assignment, each General Assignment Supplemental Deed which relates to that Equipment and each Account Charge entered into by any Obligor who is the Owner, the Operator, and/or the Lessee in relation to that Equipment;

“Security Trustee” means ING Bank N.V., a company incorporated under the laws of The Netherlands, or such other person as may at the relevant time be appointed, and be acting, as security trustee pursuant to clause 6 of the Deed of Proceeds and Priorities, together with each other person who may at the relevant time be acting as additional or co-trustee pursuant to clause 6 of the Deed of Proceeds and Priorities, and includes its successors in title and (unless the context otherwise requires) each agent appointed by the Security Trustee pursuant to clause 6.18 and 6.25 of the Deed of Proceeds and Priorities;

“Security Trustee Account” means the interest bearing Dollar account of the Security Trustee with the Security Trustee Account Bank, with account number 02.00.69.847, and includes any redesignation and sub-accounts thereof;

“Security Trustee Account Bank” means ING Bank N.V., acting through its Amsterdam head office, and includes its successors in title;

“Share Pledge” means (i) in relation to the Uisge Gorm Vessel, the BNV Share Pledge, BOPS Share Pledge and the BOL Share Pledge, (ii) in relation to the Glas Dowr Vessel, the BGD Share Pledge and the BUK Share Pledge, (iii) in relation to the Bleo Holm Vessel, the BBH Share Pledge and the BFP Share Pledge, (iv) in relation to the Bluewater (Munin) Vessel, the BM Share Pledge and the LDC Share Pledge, (v) in relation to the Haewene Brim Vessel, the BHB Share Pledge and the PPC Share Pledge, and (vi) in relation to the Aoka Mizu Vessel, the BEP Share Pledge and the BAM Share Pledge;

“Speculative Unit” means any FPSO or FSO (which may include a New Unit or a Unit Project)  in relation to which:

(a)           no New Contract or Contract (other than a Current Contract) has been entered into; or

(b)           a Speculative Unit Contract has been entered into;

“Speculative Unit Contract” means a New Contract, Contract (other than a Current Contract) or other agreement that has been entered into (in the case of a New Contract, in compliance with the provisions of clause 8.3.6 of the Credit Agreement) for the operation of a New Unit, Unit Project, the Ettrick Project or other FPSO or FSO under which 125% of Qualifying Contract Cash Flow will not be sufficient to repay or pay the whole of the outstanding Financial Indebtedness used to finance the cost of acquisition and/or Construction of that New Unit, Unit Project, the Ettrick Project or such FPSO or FSO, as the case may be;

“Spill” means any actual or threatened emission, spill, release or discharge of a Material of Environmental Concern into the environment;

“Statoil” means Statoil Orient Inc., a company incorporated under the laws of Switzerland, with company number CH-170.3.021.747-9 whose registered office is at Bundesstrasse 3, c/o Ernst & Young, 6304, Zug, Switzerland;

“Subordinated Amount” means, at any time and in relation to any Bluewater Group Member or Aurelia Energy, any Financial Indebtedness in relation to which all obligations and liabilities (as to interest, principal and otherwise) are fully and effectively subordinated to the Facility Obligations for the whole of the Facility Security Period on terms approved by the Facility Agent (acting on the unanimous instructions of the Banks) which (amongst other things) prohibit all payments (of  interest, principal and otherwise) thereunder and in relation thereto: it being acknowledged that the Indebtedness under the terms of the Notes applicable as at the date of the Credit Agreement fall within the scope of this definition;

“Subsidiary” of (a) a person incorporated under the laws of a jurisdiction other than England and Wales means any company or other person directly or indirectly controlled by that person, and for this purpose “control” means either the ownership of more than 50 per cent of the voting share capital (or equivalent rights of ownership) of that company or other person or the power to direct its policies and management, whether by contract or otherwise, and (b) a person incorporated under the laws of England and Wales means a subsidiary within the meaning of section 736 Companies Act 1985 but, in the case of Aurelia Holding, Aurelia Energy and any Bluewater Group Member, shall exclude any Bluewater Joint Venture;

“Talisman” means Talisman Energy (UK) Limited, a company incorporated under the laws of England and Wales, with company number 825828, whose registered office is at 20-22 Bedford Row, London WC1R 4JS, England;

“tangible net worth” means, in relation to any person at any time, that person’s paid up or credited as paid up shareholders’ equity (which includes the amount at that time outstanding under the Marenco Loan Agreement), being the sum of (a) total assets, less (b) intangibles, less (c) total liabilities (which, for the avoidance of doubt, excludes shareholders’ equity and the amount at that time outstanding under the Marenco Loan Agreement), less (d) deferred income tax assets, determined by reference to the financial statements in relation to that person produced in respect of the relevant accounting period;

“Taxes” means and includes all present and future taxes, levies, imposts, duties, fees or charges of whatever nature together with interest thereon and penalties in respect thereof and “Taxation” shall be construed accordingly;

“Technical Consultant” means, in relation to each item of Equipment, Okeanos B.V. or such other suitably qualified technical consultant nominated by the Bluewater Agent and approved by the Facility Agent (acting on the instructions of the Majority Banks) or such other suitably qualified person or persons from time to time appointed by the Facility Agent (acting on the instructions of the Majority Banks);

“Total Loss” means, in relation to any Equipment;

(a)                        the actual, constructive, compromised or arranged total loss of that Equipment; or

(b)                       the Compulsory Acquisition of that Equipment; or

(c)                        the hijacking, theft, condemnation, capture, seizure, arrest, detention, forfeiture or confiscation of that Equipment (other than where the same amounts to the Compulsory Acquisition of that Equipment) unless that Equipment, is released from such hijacking, theft, condemnation, capture, seizure, arrest, detention, forfeiture or confiscation within ninety (90) days after the occurrence thereof;

“Total Loss Date” means, in relation to any Equipment, the date on which the following occurs:

(a)                                  in the case of an actual total  loss of that Equipment, noon (London time) on the actual date that Equipment was lost or, if such date is not known, on the day on which that Equipment was last reported;

(b)                                 in the case of a constructive total loss of that Equipment, the date and the time notice of abandonment of that Equipment is given to the insurers of that Equipment for the time being (provided a claim for such constructive total loss is admitted by those insurers) or, if those insurers do not admit such a claim, the date and time at which a constructive total loss is subsequently adjudged by a competent court of law to have occurred;

(c)                                  in the case of a compromised or arranged total loss, the date upon which a binding agreement as to such compromised or arranged total loss has been entered into by the insurers of that Equipment;

(d)                                 in the case of Compulsory Acquisition of that Equipment, the date upon which the relevant requisition of title or other Compulsory Acquisition occurs; and

(e)                                  in the case of hijacking, theft, condemnation, confiscation, capture, detention, forfeiture, seizure or arrest of that Equipment (other than where the same amounts to Compulsory Acquisition of that Equipment) which deprives the Operator in relation to that Equipment of the use of that Equipment for more than ninety (90) days, the expiry of the period of ninety (90) days after the date upon which the relevant hijacking, theft, condemnation, confiscation, capture, detention, forfeiture, seizure  or arrest occurred;

“Total Loss Proceeds” means, in relation to any Equipment, the proceeds of the Insurances in relation to that Equipment or other compensation (including, without limitation, Requisition Compensation in relation to that Equipment) received in respect of a Total Loss in relation to that Equipment;

“Transaction Documents” means together (i) the Assigned Documents, (ii) the Facility Documents, and (iii) the Marenco Loan Agreement;

“Transaction Document Rights” means, in relation to any Beneficiary, the rights, interests, powers and remedies of that Beneficiary under and pursuant to the Transaction Documents to which that Beneficiary is a party, in which that Beneficiary has an interest as a Beneficiary or in relation to which that Beneficiary has an interest by virtue of the assignment of all or any of the rights under or pursuant to that Transaction Document by any party thereto in favour of that Beneficiary or, as the case may be, the Security Trustee;

“Transfer Certificate” means a transfer certificate substantially in the form and terms of  schedule 6 to the Credit Agreement or in such other form and terms as the Banks may approve or require;

“Transferee” has the meaning ascribed thereto in clause 16.4 of the Credit Agreement;

“Transferor Bank” has the meaning ascribed thereto in clause 16.4 of the Credit Agreement;

“Uisge Gorm Assigned Documents” means together (i) the Uisge Gorm Lease, the Uisge Gorm BOPS/BOL Sub-Contract and the Uisge Gorm Partial AH Contract Assignment (ii) the Uisge Gorm Contract, (iii) the Economic Documents to the extent that they relate to any of the foregoing, and (iv) any Additional Assigned Documents in relation to the Uisge Gorm Vessel, and all references to the Uisge Gorm Assigned Documents include a reference to each or any of them (as the context may require);

“Uisge Gorm BOPS/BOL Sub-Contract” means the BOPS/BOL sub-contract dated 14 December 1994 and made between BOPS and BOL;

“Uisge Gorm Contract” means (i) the Current Uisge Gorm AH Contract, and (ii) all and any other contracts, agreements or arrangements for the use, chartering or commercial operation of the Uisge Gorm Vessel or any part thereof and any guarantee or other security for the performance of any of the obligations under any of what is referred to in paragraphs (i) or (ii) above;

“Uisge Gorm Lease” means (i) the bareboat charter entered into between BNV and BOL in relation to the Uisge Gorm Vessel and (ii) all and any other contracts, agreements, arrangements or charters for the chartering, leasing or bailment of the Uisge Gorm Vessel by the Owner thereof and any guarantee or other security for the performance of any of the obligations under any of what is referred to in paragraphs (i) or (ii) above;

“Uisge Gorm Operating Fees” means the monies referred to in paragraph 4 of the Notice of Assignment issued in respect of the Current Uisge Gorm AH Contract, and in relation to any other Uisge Gorm Contract, any monies of a similar nature thereto, as agreed between the Bluewater Agent and the Facility Agent (each acting reasonably);

“Uisge Gorm Partial AH Contract Assignment” means the partial assignment of AH contract dated 14 December 1994 and made between BOPS and BOL;

“Uisge Gorm Quiet Enjoyment Letter” means the letter(s) of quiet enjoyment most recently issued by the Facility Agent, to the Field Operator of the Uisge Gorm Contract, in relation to the Uisge Gorm Vessel, in the Agreed Form;

“Uisge Gorm Vessel” means (i) the vessel m.v. “UISGE GORM” registered in The Netherlands Antilles at the port of Willemstad, Curaçao, in the Ship Register (Scheepsregister) at the Office of the Registrar of Ship Documents (Kantoor van de bewaring der Scheepsbewijzen), with registration number 1994-C-1445, which has been converted into an FPSO, and (ii) any and all Accessories whatsoever allocated to, appropriated for, installed in, attached to or otherwise relating to that vessel or any part thereof, in each case whether or not installed in, attached to or on board that vessel, and all references to the Uisge Gorm Vessel include a reference to each or any part thereof (as the context may require);

“Unit Project” means any Construction relating to any item of Equipment, other than the Aoka Mizu Vessel or a Speculative Unit;

“Value Added Tax” or “VAT” means value added tax as provided for in VATA and legislation (whether delegated or otherwise) supplemental thereto or in any primary or subordinate legislation promulgated by the European Union or any body or agency thereof and Belasting over Toegevoegde Waarde imposed in The Netherlands and any Tax similar or equivalent to value added tax imposed by any country other than the United Kingdom and any similar or turnover Tax replacing or introduced in addition to any of the same;

“VATA” means the Value Added Tax Act 1994;

“Vessels” means together (i) the Uisge Gorm Vessel, (ii) the Glas Dowr Vessel, (iii) the Bleo Holm Vessel, (iv) the Bluewater (Munin) Vessel, (v) the Haewene Brim Vessel, and (vi) the Aoka Mizu Vessel, and all references to the Vessels include a reference to each or any (as the context may require) of them; and

“war risks” includes (without limitation) those risks covered by the standard form of English marine policy with Institute War and Strikes clauses (Time) (1/11/95) or similar cover.

Schedule 10
Form of Resignation Letter

To:             [   ] as Facility Agent

From:         [resigning Guarantor] and Bluewater Agent

Dated:

Dear Sirs

Revolving Credit Facility Agreement of up to $850,000,000

dated [             ] (the “Facility Agreement”)

1                                We refer to the Facility Agreement.  This is a Resignation Letter.  Terms defined in the Facility Agreement have the same meaning in this Resignation Letter unless given a different meaning in this Resignation Letter.

2                                Pursuant to clause 21.8 (Resignation of a Guarantor), of the Facility Agreement we request that [resigning Guarantor] be released from its obligations as a Guarantor under the Deed of Proceeds and Priorities and the Facility Documents.

3                                We confirm that all the applicable conditions to the resignation of [resigning Guarantor] as a Guarantor set out in clause 21.8 of the Facility Agreement are and remain satisfied:

4                                This letter is governed by English law and the provisions of clause 16.2 of the Facility Guarantee shall apply to this letter.

Bluewater Agent                                                     [resigning Guarantor]

By:                                                                             By:

Schedule 11

List of Excluded Subsidiaries

1                               Companies

•                                Bleo Holm Standby Purchaser NV

•                                Bluewater (Malta) Limited

•                                Bluewater Equipment Leasing Limited

•                                Bluewater Terminal Systems NV

•                                Bluewater (New Hull) BV

•                                Bluewater (New Hull) NV

•                                Bluewater (Dyphavet) BV

•                                Bluewater (Tullebukk) BV

•                                Bluewater Manning Services Ltd

•                                Bluewater China Offshore Equipment Production Co Ltd

•                                Bleuwater Energy Services (Malaysia) Bhd. Sdn.

•                                Bluewater Brazil Ltda

•                                Bluewater Offshore Production Systems (USA) Inc

•                                Bluewater Norway ANS

•                                Bluewater Offshore Production Systems Nigeria Ltd

•                                Bluewater Oil & Gas Investment Ltd

•                                Bluewater Services International Private Ltd

•                                Bluewater Offshore France SAS

•                                Supernova Energy BV

•                                Bluewater Finance Ltd

2                               Removals

It is agreed by all the parties to the Credit Agreement that, if at any time (a) any Obligor has granted or given any guarantee, surety or security for any Indebtedness of any company listed in paragraph 1 above, and (b) that company has granted or given any guarantee, surety or security under or in connection with the Notes, that company shall be removed from the list set out in paragraph 1 above and shall thereupon cease to be an Excluded Subsidiary for all purposes of the Facility Documents.

Schedule 12

Organisational chart

Part 2  Company Information

Company	Limited Liability	Co N°	Juris.	Shareholders	Quantity	Type
Bluewater Energy NV	Yes	63983	Netherlands Antilles	Aurelia Energy NV	80 000 000 (of 150 000 000)	N/A

Bluewater Equipment Leasing Ltd. Onshore status	Yes	C32258 As of 16 0ct. 2003	Malta	Bluewater Energy NV with effect from 1.1.2001 Bluewater Holding BV	1499 (of 1500) 1 (of 1500)	N/A

Bluewater (Malta) Ltd.	Yes	C21528	Malta	Bluewater Energy NV Bluewater Holding BV	1499 (of 1500) 1 (of 1500)	N/A

Bleo Holm Standby Purchaser NV	Yes	79593	Netherlands Antilles	Bluewater Energy NV	6000 (of 30 000) 1 (of 30 000)	Class A Class B

Bluewater Offshore Production Systems Ltd. Onshore status	Yes	C32259 As of 16 Oct. 2003	Malta	Bluewater Energy NV Aurelia Energy NV Since 17/09/2003	665 732 257 (of 678 232 258) 1 (of 678 232 258)	Ordinary

Bluewater Holding BV	Yes	34130587	The Netherlands	Bluewater Offshore Production Systems Ltd.	100 000 (of 500 000)	Ordinary

Supernova Energy BV (Formerly Luludia Asset Finance BV – renamed 1 June 2006)	Yes	33281388	The Netherlands	Bluewater Holding BV	40 (of 200)	Ordinary

Company	Limited Liability	Co N°	Juris.	Shareholders	Quantity	Type
Bluewater (New Hull) BV (Formerly Refugio BV Renamed 1 June 2006)	Yes	33240453	The Netherlands	Bluewater Holding BV	40 (of200)	Ordinary

Bluewater Floating Production BV	Yes	34130591	The Netherlands	Bluewater Holding BV	20 (of 100 000)	Ordinary

Bluewater (New Hull) NV Renamed in Bluewater (Aoka Mizu) NV on 22 December 2005	Yes	78013 34238751	Netherlands Antilles	Bluewater Floating Production BV	6000 (of 30 000) 1 (of 30 000)	Class A Class B

Bluewater Manning Services Limited	Yes	5144206	UK	Bluewater Floating Production BV	2 of 1000 1 GBP each	Ordinary

Bluewater (Haewene Brim) NV This company is also registered in The Netherlands	Yes	88020	Netherlands Antilles	Bluewater Floating Production BV Since 28.1.2002	6000 (of 30 000) 1 (of 30 000)	Class A Class B

Bluewater (Munin) NV This company is also registered in The Netherlands	Yes	87273	Netherlands Antilles	Bluewater Floating Production BV Since 28.1.2002	6000 (of 30 000) 1 (of 30 000)	Class A Class B

Bluewater (Tullebukk) BV Incorporated on 24 June 2005	Yes	34228592	The Netherlands	Bluewater Floating Production BV	18,000 (of 90,000)	Ordinary

Company	Limited Liability	Co N°	Juris.	Shareholders	Quantity	Type
Bluewater (Dyphavet) BV Incorporated on 21 June 2005	Yes	34227746	The Netherlands	Bluewater (Tullebukk) BV	18,000 (of 90,000) Shares pledged on 30 June 2005 to ING Bank NV	Ordinary

Bluewater Offshore Production Systems NV Registered in the Netherlands on 2 September 2005	Yes	63981 34232502	Netherlands Antilles	Bluewater Floating Production BV	6000 (of 30 000) 1 (of 30 000) Shares pledged to Barclays Bank	Class A Class B

Bluewater (Glas Dowr)NV Registered in the Netherlands on 2 September 2005	Yes	73347 34232501	Netherlands Antilles	Bluewater Floating Production BV	6000 (of 30 000) 1 (of 30 000) Shares pledged to Barclays Bank	Class A Class B

Bluewater (Bleo Holm) NV Registered in the Netherlands on 2 September 2005	Yes	63982 34232505	Netherlands Antilles	Bluewater Floating Production BV	6000 (of 30 000) 1 (of 30 000) Shares pledged to Barclays Bank	Class A Class B

Company	Limited Liability	Co N°	Juris.	Shareholders	Quantity	Type
Bluewater (New Hull) NV	Yes	98778	Netherlands Antilles	Bluewater Floating Production BV	2 (of 2)	Non cumulative (5%) preferred share A Common share class B

Bluewater Energy Services BV	Yes	34088044	The Netherlands	Bluewater Holding BV	35 000 (of 175 000)	Ordinary

Bluewater China Offshore Equipment Production Co. Ltd.	Yes	tba	China	Bluewater Energy Services BV	tba	tba

Bluewater International BV	Yes	34130590	The Netherlands	Bluewater Holding BV	20 000 (of 100 000)	Ordinary

Bluewater Brasil Ltda.	Yes	04280695/0001-63	Brazil	Bluewater International BV Bluewater Holding BV as of 15 April 2003	49,999 (of 50,000) 1 (of 50,000)	N/A

Bluewater Offshore Production Systems (USA) Inc.	Yes	Charter number 00137173-06	Delaware, USA	Bluewater International BV	1000 (of 3000)	Common Stock

Lufeng Development Company ANS	Partnership	976 744 705	Norway	Partners: Bluewater International BV Bluewater Holding BV	99% 1%	N/A

Company	Limited Liability	Co N°	Juris.	Shareholders	Quantity	Type
Bluewater Norway ANS	Partnership	984109598	Norway	Partners: Bluewater International BV Bluewater Holding BV	99% 1%	N/A

Bluewater Offshore Production Systems Nigeria Ltd.	Yes	RC366224	Nigeria	Bluewater International BV Bluewater Holding BV	4,999 999 (of 5,000,000) 1 (of 5,000,000)	Ordinary

Bluewater Services International Private Limited	Yes	200407205K	Singapore	Bluewater International BV	2 of 2	Ordinary

Bluewater Oil & Gas Investments Limited (registered on 2 Sept. 2003)	Yes	491169	Nigeria	Bluewater International BV Bluewater Holding BV	4,999 999 (of 5,000,000) 1 (of 5,000,000)	Ordinary

Bluewater Offshore France SAS (incorporated on 30 December 2004)	Yes	RCS Paris 480 099 019	France	Bluewater International BV	19,000 (of 37,000)	Ordinary

Bluewater Services (UK) Ltd.	Yes	3253206	UK	Bluewater Holding BV	37,654,721 (of 42,000,000)	Ordinary

Company	Limited Liability	Co N°	Juris.	Shareholders	Quantity	Type
Bluewater Operations (UK) Ltd.	Yes	2982172	UK	Bluewater Services (UK) Ltd.	1 854 717 (of 2 000 000)	Ordinary

Bluewater (Floating Production) Ltd.	Yes	3291793	UK	Bluewater Services (UK) Ltd.	2 (of 1000)	Ordinary

Bluewater (UK) Ltd.	Yes	3138155	UK	Bluewater Services (UK) Ltd.	2 (of 1000)	Ordinary

Pierce Production Company Ltd	Yes	3492253	UK	Bluewater Services (UK) Ltd.	3 400 000 of USD 1	Ordinary

Bluewater Ettrick Production (UK) Ltd.	Yes	5734666	UK	Bluewater Services (UK) Ltd.	1 (of 1000)	Ordinary

Bluewater Terminal Systems NV This company is also registered in The Netherlands	Yes	13578	Netherlands Antilles	Bluewater Holding BV	19 252 (of 60 000)	N/A

EXECUTION PAGE - RCF

Arranger

EXECUTED as a DEED	)
for and on behalf of	)
ING BANK N.V.	)
by PHILIP VALLANCE	)	PHILIP VALLANCE
its duly authorised attorney-in-fact	)
in the presence of:	)

CAROL AITKEN

Facility Agent

EXECUTED as a DEED	)
for and on behalf of	)
ING BANK N.V.	)
by PHILIP VALLANCE	)	PHILIP VALLANCE
its duly authorised attorney-in-fact	)
in the presence of:	)
CAROL AITKEN

Security Trustee

EXECUTED as a DEED	)
for and on behalf of	)
ING BANK N.V.	)
by PHILIP VALLANCE	)	PHILIP VALLANCE
its duly authorised attorney-in-fact	)
in the presence of:	)
CAROL AITKEN

Banks

EXECUTED as a DEED	)
for and on behalf of	)
ING BANK N.V.	)
by PHILIP VALLANCE	)	PHILIP VALLANCE
its duly authorised attorney-in-fact	)
in the presence of:	)
CAROL AITKEN

Bluewater Agent

EXECUTED as a DEED	)
for and on behalf of	)
BLUEWATER ENERGY SERVICES B.V.	)
by CORNELIS VOORMOLEN	)	CORNELIS VOORMOLEN
its duly authorised attorney-in-fact	)
in the presence of:	)
MARK LAWSON

Borrowers

EXECUTED as a DEED	)
for and on behalf of	)
BLUEWATER HOLDING B.V.	)
by CORNELIS VOORMOLEN	)	CORNELIS VOORMOLEN
its duly authorised attorney-in-fact	)
in the presence of:	)
MARK LAWSON

EXECUTED as a DEED	)
for and on behalf of	)
BLUEWATER ENERGY SERVICES B.V.	)
by CORNELIS VOORMOLEN	)	CORNELIS VOORMOLEN
its duly authorised attorney-in-fact	)
in the presence of:	)
MARK LAWSON

EXECUTED as a DEED	)
for and on behalf of	)
BLUEWATER (AOKA MIZU) N.V.	)
by CORNELIS VOORMOLEN	)	CORNELIS VOORMOLEN
its duly authorised attorney-in-fact	)
in the presence of:	)
MARK LAWSON